EXHIBIT 10.50

EXECUTION VERSION

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED CONFIDENTIAL INFORMATION APPEARS ON EIGHT (8) PAGES OF THIS EXHIBIT

LOAN AGREEMENT [N337AT]

dated as of August 31, 2006

among

AIRTRAN AIRWAYS, INC., as Borrower,

THE PARTIES IDENTIFIED IN SCHEDULE 1 HERETO AS LENDERS, as Lenders,

and

THE ROYAL BANK OF SCOTLAND PLC NEW YORK BRANCH, as Security Agent

One (1) Boeing model 737-7BD aircraft

equipped with

Two (2) CFM International model CFM56-7B20 engines

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION	1

2.	SECURED LOANS; CLOSING	1

2.1	MAKING OF LOANS; ISSUANCE OF EQUIPMENT NOTES.	1
2.2	PROCEDURE FOR FUNDING OF SECURED LOANS.	2
2.3	TERMS OF REPAYMENT.	4
2.4	CLOSING.	5
2.5	COMMITMENT TERMINATION.	6
2.6	NO WINGLET NOTICE.	6
2.7	PRO RATA TREATMENT AND PAYMENTS.	7
2.8	USE OF PROCEEDS.	7

3.	CLOSING CONDITIONS	7

3.1	CONDITIONS TO EACH LENDER’S OBLIGATIONS.	7
3.2	CONDITIONS TO BORROWER’S OBLIGATIONS.	11
3.3	POST-REGISTRATION OPINION.	11

4.	FEES, COSTS, FIXED RATE OPTION AND ILLEGALITY	11

4.1	TRANSACTION EXPENSES.	11
4.2	[INTENTIONALLY OMITTED].	11
4.3	COMMITMENT FEE.	11
4.4	INCREASED COSTS/CAPITAL ADEQUACY	12
4.5	FIXED RATE OPTION.	14
4.6	PAST DUE INTEREST.	15
4.7	ILLEGALITY.	15
4.8	CLEAR MARKET.	16

5.	REPRESENTATIONS AND WARRANTIES.	16

5.1	BORROWER’S REPRESENTATIONS AND WARRANTIES.	16
5.2	LENDER’S REPRESENTATIONS AND WARRANTIES.	20

6.	CERTAIN COVENANTS OF THE PARTIES.	21

6.1	BORROWER COVENANTS.	21
6.2	MERGER OF BORROWER.	23
6.3	LENDER COVENANTS.	24
6.4	SECURITY AGENT COVENANTS.	25

7.	ASSIGNMENT OR TRANSFER OF INTEREST; SALE-LEASEBACK TRANSACTIONS; JUNIOR LOANS; TERMINATION OF CROSS-COLLATERALIZATION AND CROSS-DEFAULT	25

7.1	LENDERS.	25
7.2	EFFECT OF TRANSFER; COSTS.	27
7.3	JUNIOR LOANS.	27
7.4	SALE-LEASEBACK TRANSACTION.	28
7.5	TERMINATION OF CROSS-COLLATERALIZATION AND CROSS-DEFAULTS.	29

8.	CONFIDENTIALITY	30

9.	INDEMNIFICATION AND EXPENSES	30

9.1	GENERAL INDEMNITY.	30
9.2	EXPENSES.	35
9.3	GENERAL TAX INDEMNITY.	35
9.4	PAYMENTS.	45

i

9.5	INTEREST.	46
9.6	BENEFIT OF INDEMNITIES.	46

10.	SECURITY AGENT.	46

10.1	APPOINTMENT AND POWERS.	46
10.2	LIMITATION ON SECURITY AGENT’S LIABILITY.	47
10.3	RIGHTS AS LENDER.	47
10.4	INDEMNIFICATION.	48
10.5	NON-RELIANCE ON SECURITY AGENT AND OTHER LENDERS.	48
10.6	SUCCESSOR SECURITY AGENT.	48
10.7	NOTICE OF DEFAULT.	50
10.8	INSTRUCTIONS FROM A MAJORITY IN INTEREST OF LENDERS.	50
10.9	REPORTS, NOTICES, ETC.	50

11.	MISCELLANEOUS	50

11.1	AMENDMENTS.	50
11.2	SEVERABILITY.	51
11.3	SURVIVAL.	51
11.4	REPRODUCTION OF DOCUMENTS.	52
11.5	COUNTERPARTS.	52
11.6	NO WAIVER.	52
11.7	NOTICES.	52
11.8	GOVERNING LAW.	53
11.9	SUBMISSION TO JURISDICTION; WAIVERS.	53
11.10	THIRD-PARTY BENEFICIARY.	53
11.11	ENTIRE AGREEMENT.	54
11.12	ACKNOWLEDGMENTS.	54
11.13	FURTHER ASSURANCES.	54
11.14	SECTION 1110.	54
11.15	ADJUSTMENTS; SET-OFF.	54
11.16	SUCCESSORS AND ASSIGNS.	55
11.17	WAIVERS OF JURY TRIAL.	55
11.18	REGISTRATIONS WITH INTERNATIONAL REGISTRY.	56

ANNEX A – DEFINITIONS

EXHIBIT A – FORM OF MORTGAGE

EXHIBIT B – FORM OF DRAWDOWN NOTICE

EXHIBIT C – FORM OF TRANSFER AGREEMENT

EXHIBIT D – FORM OF CONSENT AND AGREEMENT

EXHIBIT E – FORM OF ENGINE CONSENT AND AGREEMENT

EXHIBIT F – FORM OF GEES ACKNOWLEDGMENT AND AGREEMENT

SCHEDULE 1 – ACCOUNTS ADDRESSES

SCHEDULE 2 – COMMITMENTS; TRANSACTION EXPENSES

SCHEDULE 3 – PERMITTED COUNTRIES

ii

LOAN AGREEMENT [N337AT]

THIS LOAN AGREEMENT [N337AT] (this “Agreement”) is entered into as of August 31, 2006 among (a) AIRTRAN AIRWAYS, INC. (“Borrower”), a Delaware corporation, (b) THE PARTIES IDENTIFIED IN SCHEDULE 1 HERETO AS LENDERS (the “Lenders”) and (c) THE ROYAL BANK OF SCOTLAND PLC NEW YORK BRANCH, as agent for the Lenders (the “Security Agent”).

RECITALS

A. Borrower and Airframe Manufacturer have entered into the Purchase Agreement, pursuant to which Airframe Manufacturer agreed to manufacture and sell to Borrower, and Borrower agreed to purchase and take delivery of, among other things, one (1) Boeing model 737-7BD aircraft bearing manufacturer’s serial number 33937 and equipped with two (2) CFM International model CFM56-7B20 engines (the “Aircraft”).

B. To enable Borrower to purchase and take delivery of the Aircraft on the Delivery Date, Borrower desires to borrow from Lenders, and Lenders desire to lend to Borrower, a portion of the purchase price of the Aircraft.

C. The parties to this Agreement wish to set forth in this Agreement the terms and conditions upon and subject to which the foregoing transactions shall be effected.

The parties hereto agree as follows:

1. DEFINITIONS AND CONSTRUCTION

The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Agreement. Annex A also contains rules of usage that control construction in this Agreement.

2. SECURED LOANS; CLOSING

2.1 Making of Loans; Issuance of Equipment Notes.

Subject to the terms and conditions of this Agreement, on the Delivery Date (the “Closing Date”):

(a) each Lender agrees to make a secured loan to Borrower in an amount not to exceed such Lender’s Commitment; and

(b) pursuant to Article 2 of the Mortgage, Borrower shall issue an Equipment Note to each Lender making such loan, dated the Closing Date, for an aggregate principal amount equal to the amount of the secured loan made by such Lender.

If any Lender shall default in its obligation to make the amount of its Commitment available pursuant to this Article 2, except as provided below in this Section 2.1 with respect to RBS, no other Lender shall have an obligation to increase the amount of its Commitment and, notwithstanding the further provisions of this paragraph, the obligations of the non-defaulting Lenders shall remain subject to the terms and conditions set forth in this Agreement. If a Lender to whom RBS has transferred its Commitment in whole or in part pursuant to Section 7.1 without the consent of Borrower fails to perform its obligation to make a secured loan on the Closing Date, RBS shall be obligated to make an additional secured loan on the Closing Date in an amount equal to the amount of the secured loan that such Lender was so obligated to, but did not, make. In the event that the preceding sentence is applicable and RBS is obligated to make an additional secured loan, the Commitment of RBS shall be increased by the amount of such additional secured loan, and the Commitment of the affected Lender shall be reduced by an equivalent amount, effective on the Closing Date. In the circumstances of the second preceding sentence, such Lender shall be liable to RBS (but not the Borrower) for any damages attributable to its failure to make the secured loan in question which was made, instead, by RBS.

2.2 Procedure for Funding of Secured Loans.

(a) Notice of Scheduled Delivery Date. Borrower agrees to give each Lender written notice or telephonic notice (to be confirmed promptly in writing) of the date the Aircraft is scheduled to be delivered (the “Scheduled Delivery Date”) so that such notice is received by each Lender not later than 4:30 p.m., New York City time, on the tenth (10th) day prior to the Scheduled Delivery Date. Borrower undertakes to promptly notify each Lender of any amendment or change in the Scheduled Delivery Date.

(b) Drawdown Notice. No later than 4:30 p.m., New York City time, on the fourth (4th) Business Day prior to the Scheduled Delivery Date, Borrower shall deliver to Security Agent on behalf of each Lender the Drawdown Notice, receipt of which shall, subject to the conditions contained in this Agreement, oblige Borrower to borrow an amount equal to the aggregate Commitment (or such lesser amount specified in such Drawdown Notice) on the date stated and on the terms herein contained.

(c) Amortization Schedule. No later than 10:00 a.m., New York City time, on the Business Day prior to the Scheduled Delivery Date, Security Agent shall deliver the amortization schedule for the Aircraft to Borrower and Borrower shall no later than 5:00 p.m., New York City time, on such day deliver written confirmation of such amortization schedule to Security Agent. In the event a Postponement Notice is delivered pursuant to Section 2.2(e), Security Agent shall deliver to Borrower by 10:00 a.m., New York City time, on the Business Day prior to the date to which the Scheduled Delivery Date is so postponed or as promptly as practicable thereafter, an amortization schedule reflecting the postponed Scheduled Delivery Date for the Aircraft and Borrower shall deliver by 5:00 p.m., New York City time, on such day or as promptly as practicable thereafter, written confirmation of such schedule to Security Agent.

(d) Prospective International Interest. Prior to the Scheduled Delivery Date, a Prospective International Interest in the Airframe and Engines constituted by the Mortgage shall have been duly registered on the International Registry.

(e) Disbursement of Funds. Each Lender agrees, subject to the terms and conditions of this Agreement, to make its Commitment available for disbursement to or on behalf of Borrower, in each case in immediately available funds by 12:00 Noon, New York City time, on the Scheduled Delivery Date in the amount set out in the Drawdown Notice. In order to facilitate the timely closing of the transactions contemplated hereby, Borrower, by delivery of the Drawdown Notice to Security Agent, instructs, subject to its rights to postpone under Section 2.2(e) below, the Lenders to wire transfer (for receipt by no later than 12:00 Noon New York City time) on the Scheduled Delivery Date its Commitment by the wiring of immediately available funds to the account of Security Agent specified in Schedule 1 hereto (the “Account”). The funds so paid by each Lender (the “Deposit”) into the Account are to be held by Security Agent for the account of such Lender. Upon the fulfillment or waiver of the conditions precedent set forth in Article 3 hereof, such Lender shall instruct Security Agent to disburse the Deposit for application of its Commitment. Notwithstanding the foregoing, if a Postponement Notice postponing the Scheduled Delivery Date shall have been received by Security Agent by 3:30 p.m., New York City time, on the Business Day preceding the postponed Scheduled Delivery Date and if a Lender has not already wired its Commitment to the Account, (i) such Lender shall not make its Commitment available for disbursement on the postponed Scheduled Delivery Date and (ii) each such Lender shall cancel, terminate or otherwise unwind its funding arrangements made in the London interbank market to fund its Commitment on the Scheduled Delivery Date, subject, however, to such Lender’s continuing commitment to fund as provided herein.

(f) Postponement of Scheduled Delivery Date.

(1) Borrower may change or postpone (indefinitely, or to a specified date) the Scheduled Delivery Date by telephonic notice (to be confirmed promptly in writing) to Security Agent, provided such notice (specifying the new Delivery Date, if any) is received by Security Agent not later than 3:30 p.m. on such Scheduled Delivery Date being postponed (the “Postponement Notice”). Such revised Scheduled Delivery Date shall be deemed the “Scheduled Delivery Date” for all purposes of the Operative Agreements.

(2) If the Scheduled Delivery Date is postponed and the Deposit has been paid by the Lenders into the Account, then the Deposit will, pending any return contemplated by Section 2.2(e)(4) below, be invested, together with earnings thereon, and reinvested by Security Agent at the sole direction, for the account, and at the risk of Borrower in an overnight investment selected by Borrower and acceptable to Security Agent (acting reasonably and in good faith). Upon Borrower’s oral (to be confirmed in writing) instructions, earnings on any such investments shall be applied to Borrower’s payment obligations to each Lender under Section 2.2(e)(3) to the extent of such earnings.

(3) If the Scheduled Delivery Date is postponed and the Deposit has been paid by the Lenders into the Account, then Borrower shall pay interest hereunder to each Lender on the amount of its Deposit for the period from and including the original Scheduled Delivery Date to but excluding the earlier of (i) the actual Delivery Date or (ii) the date of return of the Deposit to such Lender pursuant to clause (4) below if such amounts are received by such Lender before

12:00 Noon, New York City time, on such date (and if such amounts are received by such Lender after 12:00 Noon, New York City time, the next succeeding Business Day). For each Lender, such interest shall accrue on the amount of such Lender’s Deposit at the applicable Debt Rate. Interest on the Deposit accrued pursuant to the preceding sentence shall (i) if accrued to the Delivery Date, be paid on the first Payment Date following such date and (ii) if accrued to the date of return of the Deposit, be paid to each Lender on such date.

(4) If for any reason, other than the failure of any Lender to comply with the terms hereof, the Scheduled Delivery Date is postponed beyond the earliest of (x) three (3) Business Days after the Scheduled Delivery Date, (y) the Commitment Termination Date or (z) such earlier date as Borrower shall specify (the “Cutoff Date”), then each such Lender shall promptly cancel, terminate or otherwise unwind its funding arrangements made in the London interbank market or otherwise (including any Swap Transaction) to fund its Commitment, and such Lender shall notify Security Agent thereof, and Security Agent shall return its Deposit, subject, however, to such Lender’s continuing commitment to fund at a later Closing Date as provided herein.

(5) In the event of the occurrence of the events described in Section 2.2(d)(ii) or clause (4) above, Borrower agrees to pay each Lender promptly (but in any event within three (3) Business Days of the relevant Cutoff Date) (i) as compensation for the cancellation or termination of its Commitment (in addition to interest owing under clause (3) above, if any), an amount of damages equal to any loss incurred in connection with the unwinding or liquidating of any deposits or funding or financing arrangement with its funding source and, if applicable, any Swap Break Amount, and (ii) without duplication of the amounts covered by the preceding clause (i) or to be paid pursuant to Section 4.1 hereof, the reasonable out-of-pocket costs and expenses of such Lender (including, without limitation, reasonable legal costs and expenses) incurred by such Lender in respect of such cancellation or termination to the extent described in the definition of Transaction Expenses.

2.3 Terms of Repayment.

(1) Borrower shall make payments to Security Agent on each Equipment Note of principal scheduled to be paid thereon on such date in accordance with the amortization schedule attached thereto and accrued interest due and payable on such Equipment Note on such date. The amortization schedules in the aggregate for all Equipment Notes shall be calculated as follows: using the Debt Rate (calculated on the basis of a year of 360 days and actual number of days elapsed or if the Fixed Rate Option has been elected under Section 4.5, on the basis of a year of 360 days consisting of twelve 30-day months) for the Equipment Notes (being, if the Fixed Rate Option has been elected, the Fixed Rate for the Equipment Notes, otherwise, the initial Debt Rate for the Equipment Notes), mortgage-style (level pay) payments payable on each Payment Date from the Delivery Date through the Maturity Date, payments on each Payment Date during such period sufficient to amortize the Equipment Notes to an aggregate outstanding principal balance balloon payment due on the Maturity Date, after giving effect to the installment of principal due on such date, of Five Million Nine Hundred Thousand Dollars (US$5,900,000), or if Borrower shall have delivered a No-Winglet Notice pursuant to Section 2.6 hereof, of Five Million Eight Hundred Forty Thousand Dollars (US$5,840,000). In respect of the amortization schedule for any particular Equipment Note, the payments due on any Payment Date set forth on such amortization schedule shall be pro rated based on the ratio by which the Original Amount of such Equipment Note bears to the aggregate Original Amount of all of the Equipment Notes.

(2) Interest on each Equipment Note will accrue at the Debt Rate for such Equipment Note (calculated on the basis of a year of 360 days and actual number of days elapsed or if the Fixed Rate Option has been elected under Section 4.5, on the basis of a year of 360 days consisting of twelve 30-day months) and will be payable on each Payment Date or other date for the payment of interest provided herein or in such Equipment Note. The interest payable on each Payment Date or other date, as aforesaid, for any Equipment Note shall include interest accrued to such Payment Date or other date, as aforesaid.

(3) The Debt Rate for each Interest Period shall be established by Security Agent in accordance with relevant provisions of this Agreement. Security Agent shall give prompt notice to Borrower and the Lenders of the applicable Debt Rate determined by Security Agent from time to time in accordance with the applicable provisions hereof and the rate, if any, furnished by each Reference Bank and used by Security Agent for the purpose of determining the LIBOR Rate. Each determination by Security Agent of a Debt Rate pursuant hereto shall be presumed correct, absent manifest error.

(4) Each payment received by Security Agent in respect of an Equipment Note shall be applied: first, to pay amounts due hereunder or under such Equipment Note other than as specified in the following clauses, second, to pay accrued interest and any Breakage Amount on such Equipment Note (as well as any interest on any overdue amount) to the date of such payment, third, to pay the principal of such Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to pay installments of the principal of such Equipment Note remaining unpaid in the inverse order of its maturity.

(5) Amounts repaid or prepaid on the Equipment Notes may not be reborrowed.

2.4 Closing.

(a) Location. The closing (the “Closing”) of the Transactions shall take place on the Closing Date at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

(b) Funds. Except as provided above, all payments (including prepayments) by Borrower pursuant to this Article 2 and on any Equipment Note whether on account of principal, interest, Breakage Amount, fees or otherwise shall be made in immediately available funds without set-off, counterclaim or defense to the account of Security Agent as set forth in Schedule 1 hereto.

(c) Business Days. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the Debt Rate during such extension.

2.5 Commitment Termination.

Notwithstanding any provision in this Loan Agreement to the contrary, in the event the delivery of the Aircraft is postponed to a date that is three (3) months beyond the last day of the Scheduled Delivery Month but such date is prior to the Commitment Termination Date, Security Agent, acting at the written direction of all (and not less than all) of the Lenders committed to financing the acquisition of the Aircraft by Borrower, may terminate the Commitment under this Agreement upon written notice to Borrower within thirty (30) days of Security Agent’s receipt of written notice from Borrower informing Security Agent of such postponement. Notwithstanding any provision in this Agreement to the contrary, in the event the delivery of the Aircraft has been cancelled, Borrower may terminate the Commitment under this Loan Agreement, in whole, but not in part, upon written notice to Security Agent but Borrower may not otherwise reduce or terminate the Commitments under this Loan Agreement (except as provided in Section 2.6 hereof). If an Event of Default as defined in the form of Mortgage attached hereto as Exhibit A (determined without regard to Section 7.5 hereof) shall have occurred and be continuing, Security Agent (acting at the direction of the Majority in Interest of the Lenders) may, by written notice to the Borrower, cancel the Commitment(s), and upon such notice, such Commitment(s) shall be cancelled and of no further effect. If an Event of Default under Sections 5.1(e), (f) or (g) under the form of Mortgage, as aforesaid, shall have occurred and be continuing, the Commitment(s) shall automatically, without any action or notice, be cancelled and of no further effect. The day on which the Commitment(s) under this Agreement is terminated by Security Agent or Borrower pursuant to the foregoing shall for purposes of this Agreement be deemed a “Termination Date”.

2.6 No Winglet Notice.

At any time (but in no event later than four (4) Business Days prior to the Scheduled Delivery Date) Borrower may deliver written notice to Security Agent of Borrower’s intent not to finance the acquisition of winglets for installation on the Aircraft (the “No Winglet Notice”), in which case the Commitment shall be adjusted as provided in Schedule 2 hereof and the Commitment Fee from and after the date on which Security Agent receives such notice shall be calculated based on the adjusted Commitment.

2.7 Pro Rata Treatment and Payments.

(1) Each borrowing by Borrower from the Lenders hereunder, each payment by Borrower on account of any Commitment Fee and, except as provided in Section 2.5, any reduction of the Commitment of the Lenders shall be made pro rata according to the respective Commitment of the Lenders.

(2) Each payment (including each prepayment) by Borrower on account of principal of and interest on the Equipment Notes shall be made pro rata according to the respective outstanding principal amounts of the Equipment Notes then held by the Lenders (except as otherwise provided in the Mortgage).

2.8 Use of Proceeds.

Borrower agrees that it shall use the proceeds of each secured loan described in Section 2.1(a) to pay all or a portion of the amount, after giving effect to the return of any advance payments, of the remaining balance of the purchase price of the Aircraft to the Airframe Manufacturer.

3. CLOSING CONDITIONS

3.1 Conditions to each Lender’s Obligations.

Each Lender’s obligation to make the secured loans described in Section 2.1(a) and to participate in the Transactions is subject to the fulfillment or waiver before or on the Closing Date of the following conditions:

(a) Equipment Notes. Borrower tenders to such Lender the Equipment Notes in accordance with Article 2 of the Mortgage.

(b) Delivery of Documents. Each Lender and Security Agent receives executed counterparts of the following documents and such counterparts (x) have been duly authorized, executed, and delivered by the parties thereto and (y) are in full force and effect:

(1) the Mortgage and any supplement thereto;

(2) the broker’s report and insurance certificates required by Section 4.6 of the Mortgage;

(3) the Holdings Guarantee;

(4) the Consent and Agreement, the Engine Consent and Agreement and the GEES Acknowledgment and Agreement;

(5) the Bills of Sale;

(6) (A) a copy of Borrower’s certificate of incorporation, by-laws, and resolutions, in each case certified as of the date of this Agreement and as of the Closing Date by the Secretary or an Assistant Secretary of Borrower, duly authorizing Borrower’s execution, delivery, and performance of the Operative Agreements to which it is party required to be executed and delivered by Borrower on or before the Closing Date in accordance with the provisions hereof and thereof; (B) incumbency certificate of Borrower as to the person(s) authorized to execute and deliver the Operative Agreements on its behalf; and (C) good-standing certificate from the Secretary of States of Delaware and Florida dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of Borrower;

(7) Officer’s Certificate of Borrower, dated as of the Closing Date, stating that its representations and warranties in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date) and that no Default or Event of Default exists as of such date;

(8) the Financing Statements;

(9) the following opinions of counsel, in each case in form and substance reasonably acceptable to Security Agent and dated as of the Closing Date: (A) an opinion of Smith, Gambrell & Russell, LLP, special counsel to Borrower; (B) an opinion of Borrower’s Legal Department; and (C) an opinion of FAA Counsel;

(10) a copy of a duly-executed application for registration of the Aircraft with the FAA in Borrower’s name;

(11) Holdings’s audited consolidated balance sheet for the most-recent fiscal year ended December 31, 2005 and for the most-recent fiscal year, and the related consolidated statements of operations and cash flows for the period then ended, prepared in accordance with GAAP;

(12) a duly completed and executed Drawdown Notice;

(13) the Entry Point Filing Forms;

(14) Officer’s Certificate of Holdings, dated as of the Closing Date, (A) affirming the Holdings Guarantee after giving effect to the delivery of the Aircraft and the execution and delivery of the Operative Agreements related thereto; and (B) stating that its representations and warranties in the Holdings Guarantee are true and correct in all material respects as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct in all material respects as of such earlier date);

(15) (A) a copy of Holding’s articles of incorporation, by-laws, and resolutions, in each case certified as of the date of this Agreement and as of the

Closing Date by the Secretary or an Assistant Secretary of Holdings, duly authorizing Holdings’ execution, delivery, and performance of the Holdings Guarantee required to be executed and delivered by Holdings on or before the Closing Date in accordance with the provisions hereof and thereof; (B) incumbency certificate of Holdings as to the person(s) authorized to execute and deliver the Holdings Guarantee on its behalf; and (C) good-standing certificate from the Secretary of State of Nevada dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of Holdings;

(16) the Fee Letter; and

(17) such other documents as Security Agent may reasonably request.

(c) Perfected Security Interest and Registered International Interest. (1) After giving effect to the filing of the FAA-Filed Documents and the Financing Statements, Security Agent shall have a duly-perfected first-priority security interest in all of Borrower’s right, title, and interest in the Aircraft and all other then-existing Collateral, subject only to Permitted Liens. (2) Security Agent’s International Interest in the Airframe and each Engine shall have been duly registered with the International Registry (if a Prospective International Interest therein has not theretofore been registered with the International Registry), subject to no prior registered International Interest (or Prospective International Interest), and Security Agent shall have received a copy of the “priority search certificate” (as defined in the Regulations for the International Registry) as to each such Airframe and Engine evidencing the same.

(d) Violation of Law. No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (i) Holdings, Borrower, any Lender or Security Agent to execute, deliver, and perform the Operative Agreements to which any of them is a party or (ii) any Lender to make the loan contemplated to be made by it pursuant to Section 2.1 or to realize the benefits of the security afforded by the Mortgage.

(e) Representations, Warranties and Covenants. The representations and warranties of the Borrower contained in Section 5(a) of this Agreement and the representations and warranties of Holdings contained in Section 9 of the Holdings Guarantee shall be true and accurate in all material respects as of the Closing Date (unless any such representation and warranty was made with reference to a specified date, in which case such representation and warranty shall be true and accurate in all material respects as of such specified date).

(f) No Event of Default. On the Closing Date, no Default or Event of Default shall exist or would result from the borrowing hereunder and the mortgaging of the Aircraft and the other Collateral, the use of proceeds of such borrowing or the consummation of the Transactions contemplated in the Operative Agreements.

(g) No Event of Loss. No Event of Loss with respect to the Airframe or any Engine shall have occurred, and no circumstance, condition, act, or event has occurred that, with the giving of notice or lapse of time, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine.

(h) Title. Borrower shall have good and valid title (subject to filing of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of all Liens, except Permitted Liens. The sale of the Airframe and each Engine as evidenced by the Bills of Sale therefor shall have been, or shall be in the process of being, registered on the International Registry.

(i) Certification. The Aircraft shall have been duly certificated by the FAA as to type and has (or, upon registration in Borrower’s name, will be eligible for) an FAA airworthiness certificate and Security Agent shall have received a copy of such certification.

(j) Section 1110. Security Agent shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor.

(k) Filing. The FAA-Filed Documents shall be in the process of being duly filed for recordation with the FAA in accordance with the Transportation Code, and the Financing Statements shall have been duly filed or shall be in the process of being duly filed in the appropriate jurisdiction.

(l) No Proceedings. No action or proceeding shall have been instituted, nor shall any action be, to the Actual Knowledge of Borrower or Holdings threatened, before any Governmental Entity, nor has any order, judgment, or decree been issued or proposed to be issued by any Governmental Entity, to set aside, restrain, enjoin, or prevent the completion and consummation of any Operative Agreement or the Transactions.

(m) Governmental Actions. All appropriate action required to have been taken before the Closing Date by the FAA, or any other Governmental Entity of the United States, in connection with the Transactions has been taken, and all orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the Closing Date in connection with the Transactions have been issued and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Closing Date.

(n) No Material Adverse Change. Since December 31, 2005, there shall have been no Material Adverse Change to Borrower or Holdings on the Closing Date, and each Lender and Security Agent shall have received Officer’s Certificates of Borrower and Holdings to such effect.

(o) Fees. Security Agent shall have received payment of the fees then due and payable under the Fee Letter.

(p) Delivery Condition. The Aircraft shall be new, ex factory, in a serviceable condition.

3.2 Conditions to Borrower’s Obligations.

It is hereby agreed that Borrower’s obligation to participate in the Transactions is subject to the satisfaction (or waiver), on or before the Closing Date, of the conditions in this Section 3.2.

(a) Documents. Borrower shall have received (or has waived receipt of) (i) executed original counterparts of the documents as described in Section 3.1(b) (other than the Equipment Notes, as to which it shall receive a copy only) and such documents shall be reasonably satisfactory to Borrower, (ii) an Officer’s Certificate of each Lender, dated as of the Closing Date, stating that its representations and warranties in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date) and (cc) such other documents as Borrower may reasonably request from Security Agent or any Lender, unless the failure to receive any such document is the result of any action or inaction by Borrower.

(b) Other Conditions. Each of the conditions in subsections (d), (e), (g), (i), (k), (l) and (m) of Section 3.1 are satisfied or have been waived by Borrower unless the failure of any such condition to be satisfied is the result of any action or inaction by Borrower.

3.3 Post-Registration Opinion.

Promptly after the registration of the Aircraft and the recordation of the FAA-Filed Documents, Borrower will cause FAA Counsel to deliver to Borrower, each Lender and Security Agent a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

4. FEES, COSTS, FIXED RATE OPTION AND ILLEGALITY

4.1 Transaction Expenses.

If the Transactions are consummated, or do not close for any reason other than any Lender’s breach of its obligations under Article 2 hereof, Borrower agrees to the pay the Transaction Expenses, subject to the limits set forth in Section 3 of Schedule 2.

4.2 [Intentionally Omitted].

4.3 Commitment Fee.

Borrower agrees to pay a Commitment Fee to Security Agent in arrears on the last day of the calendar quarter following the date of this Agreement and on the last day of each calendar quarter thereafter and on the Closing Date or the Termination Date (as the case may be), such Commitment Fee shall be calculated on the basis of a year of 360 days and actual number of days elapsed and shall accrue from the date of this Agreement until the Closing Date or Termination Date (as the case may be). The Commitment Fee shall be payable by Borrower to Security Agent on the due date thereof in immediately available funds no later than 12:00 Noon,

New York City time, on such date to the account of Security Agent on Schedule 1. Security Agent shall distribute the Commitment Fee when received to the Lenders in the manner provided in Section 2.7(1). The Commitment Fee shall abate for any day that interest is accruing pursuant to Section 2.2(e)(3) on the Deposit funded.

4.4 Increased Costs/Capital Adequacy

(a) Subject to the provisions of Section 4.4(e) below, Borrower shall promptly pay directly to each Lender such amounts as are reasonably necessary to compensate such Lender for any increase in costs which are attributable to such Lender’s making, maintaining or continuing of its Commitment or the loans evidenced by its Equipment Notes or funding arrangements utilized in connection with such loans (including any hedging arrangement relating to any Fixed Rate), or any reduction in any amount receivable by such Lender hereunder in respect of its Commitment or under the Equipment Notes, such loans or such arrangements (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), applicable to the period commencing thirty (30) days prior to Lender’s notification thereof pursuant to Section 4.4(c) and resulting from the adoption of or any change after the date hereof in Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of Law but, if not having the force of Law, is generally applied by Lender with respect to similar credits under similar circumstances) from any central bank or other Governmental Entity made subsequent to the date hereof that:

(1) shall impose any tax that is the functional equivalent of any reserve, special deposit or similar requirements of the sort covered by clause (2) below; or

(2) shall impose or modify any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

(3) imposes any other condition affecting this Agreement or its Equipment Notes (or any of such extensions of credit or liabilities) or any such obligation.

(b) Without duplication of any amounts payable by Borrower under Section 4.4(a), if any Lender shall have determined, acting reasonably and in good faith, that after the date hereof, the adoption of or any change in any Law regarding capital adequacy or in the interpretation or application thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of Law but, if not having the force of law, is generally applied by such Lender with respect to similar credits under similar circumstances) from any Governmental Entity made subsequent to the date hereof, shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such

Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material acting reasonably and in good faith, then from time to time, after submission by such Lender to Borrower (with a copy to Security Agent) of a written request therefor, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction attributable to the period commencing thirty (30) days prior to Lender’s notification thereof pursuant to Section 4.4(c).

(c) Each Lender will furnish to Borrower (with a copy to Security Agent) an Officer’s Certificate setting forth in reasonable detail (i) the events giving rise to the request by such Lender for compensation under subsection (a) or (b) of this Section 4.4, (ii) the basis for determining such compensation and (iii) the amount of each request by such Lender for compensation under subsection (a) or (b) of this Section 4.4, together with a statement that the determinations made in respect of the such compensation comply with the provisions of this Section 4.4 and that none of the exceptions set forth in Section 4.4(d) apply with respect to such compensation. Determinations set forth in such Officer’s Certificate shall be presumed correct, absent manifest error.

(d) Borrower shall not be required to make payments under this Section 4.4 to any Lender if (i) a claim hereunder arises through circumstances peculiar to such Lender and which do not affect commercial banks in the same jurisdiction generally, or (ii) the claim arises out of a relocation by such Lender of its lending office (except any such relocation effected pursuant to Section 4.4(e)), or (iii) if a comparably situated borrower is being treated more favorably by such Lender (as reasonably determined by such Lender) in respect of a claim made hereunder.

(e) Each Lender will, if requested by Borrower, to the extent not inconsistent with any applicable legal or regulatory restrictions and subject to the overall policy considerations of such Lender, use commercially reasonable efforts to designate a different lending office for the Equipment Notes of such Lender affected by such event or, failing that, to take other reasonable measures requested by Borrower (including transferring such Equipment Notes pursuant to Section 7.1(d) hereof) to mitigate the amount of payment of Additional Costs or other amounts under this Section 4.4, if as a result thereof the additional amounts that would otherwise be required to be paid to such Lender pursuant to this Section 4.4 would be reduced or eliminated and if the making, funding or maintaining of its interest in the Equipment Notes through such other lending office or the taking of such other reasonable measures would not, in the good faith judgment of such Lender, result in any economic, legal or regulatory disadvantage (other than de minimis disadvantages) or adverse tax consequences to such Lender (other than adverse tax consequences for which Borrower agrees to indemnify such Lender); provided, that such Lender will not be obligated to utilize such other lending office pursuant to this Section 4.4 unless Borrower agrees to pay all incremental out-of-pocket expenses, if any, reasonably incurred by such Lender as a result of utilizing such other lending office as described above; provided, further, that such Lender shall have no obligation to designate another lending office that does not maintain loans comparable to the loan evidenced by such Lender’s Equipment Note. An Officer’s Certificate as to the

amount of any such expenses (setting forth in reasonable detail the basis for requesting such amount and the calculation thereof) submitted by such Lender to Borrower shall be presumed correct, absent manifest error. If after using commercially reasonably efforts as aforesaid such Lender is not able to mitigate the amount of or the need for the Additional Costs to the reasonable satisfaction of Borrower within thirty (30) days of such Lender’s notice described in Section 4.4(c) hereof, Borrower may prepay in accordance with Section 2.10 of the Mortgage the unpaid Original Amount of the affected Equipment Notes plus interest accrued thereon. Nothing in this Section shall affect or postpone any of the obligations of Borrower or the rights of any Lender pursuant to this Section 4.4.

4.5 Fixed Rate Option.

(a) At Borrower’s written request, which shall be made in the Drawdown Notice in accordance with Article 2 hereof (the “Fixed Rate Option”), each Lender agrees that the Equipment Notes shall bear interest at a Fixed Rate. If Borrower exercises the Fixed Rate Option, the aggregate Commitment shall be reduced to the amount specified in Section 2 of Schedule 2 of this Agreement. If such request is so made by Borrower, Borrower shall conduct a swap auction in which each Lender and Acceptable Potential Swap Counterparty selected by Borrower shall be invited to submit its fixed-rate quote to act as Swap Counterparty in the Swap Transaction with each Lender. At Borrower’s option, Borrower shall have the right to conduct a second swap auction on the second Business Day before the scheduled Closing Date in which each Lender and Acceptable Potential Swap Counterparty selected by Borrower shall be invited to submit its fixed-rate quote to act as Swap Counterparty in the Swap Transaction. Three basis points shall be added to the fixed rate quote submitted by each Acceptable Potential Swap Counterparty that is not a Lender (such quote as so adjusted, the “Adjusted Fixed Rate Quote”). Subject to the next succeeding sentence, the institution submitting the lowest fixed-rate quote (as adjusted in accordance with the immediately preceding sentence) in such swap auction (or, if a second swap auction is held, such second swap auction) shall be the Swap Counterparty, and

(1) if such institution is a Lender, its quote in such swap auction (or, if a second swap auction is held, such second swap auction) shall be the Debt Rate for the Equipment Notes, or

(2) if such institution is not a Lender, its Adjusted Fixed Rate Quote in such swap auction (or, if a second swap auction is held, such second swap auction) shall be the Debt Rate for the Equipment Notes.

(b) If a Lender submits a fixed-rate quote equal to the lowest Adjusted Fixed Rate Quote submitted by a non-Lender and no other Lender has submitted a lower fixed-rate quote, then such Lender shall be the Swap Counterparty; provided, if there shall be two or more such Lenders, each such Lender shall be a Swap Counterparty for a pro rata portion of the Swap Transaction with each Lender. Security Agent and Borrower shall promptly notify the Lenders of the Debt Rate determined in accordance with the above procedures and the identity of the “winning” Swap Counterparty and at the Closing Date, each Lender shall enter into a Swap Transaction with each such Swap Counterparty.

(c) Each Lender agrees that (A) on the date of any redemption or prepayment (whether voluntary or mandatory) of the Equipment Notes for any reason (including any redemption of the Equipment Notes effected pursuant to Sections 2.9 and 2.10 of the Mortgage) each such Lender will, and (B) upon or at any time following the acceleration of the Equipment Notes upon or following the occurrence of an Event of Default, such Lender may ask the Swap Counterparty to settle-out the Swap Transaction, and in furtherance thereof will request the Swap Counterparty to notify Borrower and such Lender by 1:00 p.m., New York time, on such date (the “Settlement Date”) of the Swap Break Amount; provided, that if the Obligations are paid in full and the Lien of the Mortgage is discharged, then such Lender will promptly settle-out the Swap Transaction.

(d) Subject to due compliance with and after payment in full of all amounts then due and owing to all Lenders under the Equipment Notes and if no Default or Event of Default has occurred and is continuing, each Lender shall pay over to Borrower any Swap Breakage Gain that it receives from the Swap Counterparty as a result of a payment contemplated by Section 4.5(c), promptly after such Lender receives such payment, in immediately available funds, to such account as Borrower directs; provided, if a Default or Event of Default is then in existence, such payment shall be made to Security Agent as security for Borrower’s obligations under the Operative Agreements, and at such time as such Default or Event of Default no longer exists, such payment and any gain realized as a result of investments required to be made pursuant to Article 6 of the Mortgage shall be (to the extent not applied as provided in the Mortgage) paid over to Borrower.

(e) If a Lender (or any of its Affiliates) is the “winning” Swap Counterparty with respect to such Lender’s Equipment Notes, then:

(1) such Lender shall be deemed to have entered into a Swap Transaction with itself (or its Affiliate) satisfying in each case the terms and conditions of Section 4.5(a); and

(2) such Lender (in its capacity as Swap Counterparty) agrees, or will cause its Affiliate to agree, to the swap settlement and unwind procedures contained in Section 4.5(c), and covenants to pay any Swap Breakage Gain promptly as if it were a third party Swap Counterparty (and in its capacity as a Lender to apply such amounts as provided in the Operative Agreements) and to comply with all of the terms and conditions thereof applicable to the Swap Counterparty.

4.6 Past Due Interest.

Any amounts not paid under the Operative Agreements by Borrower when due shall bear interest at the Past-Due Rate (calculated on the basis of a year of 360 days and actual number of days elapsed or if the Fixed Rate Option has been elected under Section 4.5, on the basis of a year of 360 days consisting of twelve 30-day months), and shall be payable on demand.

4.7 Illegality.

In the event that at any time any Lender shall determine that due to a change of Law it shall become unlawful for any Lender to make or maintain or fund all or a portion of the Equipment Notes it holds in the manner contemplated by the Operative Agreements, then such Lender shall give prompt notice thereof to Borrower. Thereafter, the affected Lender agrees that it will, if requested by Borrower, to the extent not inconsistent with any applicable legal or regulatory restrictions and subject to the overall policy considerations of such Lender, use commercially reasonable efforts to avoid such illegality by designating a different lending office for the affected Equipment Notes of such Lender affected by such illegality or, failing that, shall take other reasonable measures requested by Borrower (including transferring such Equipment Notes pursuant to Section 7.1(d) hereof) to avoid such illegality and if the making, funding and maintaining of its interest in the affected Equipment Notes through such other lending office or the taking of such other reasonable measures would not, in the good faith judgment of such Lender, result in any economic, legal or regulatory disadvantage (other than a de minimis disadvantage) or adverse tax consequences to such Lender (other than adverse tax consequences for which Borrower agrees to indemnify such Lender); provided, that such Lender shall not be obligated to utilize such other lending office pursuant to this Section 4.7 unless Borrower agrees to pay all incremental out-of-pocket expenses, if any, reasonably incurred by such Lender as a result of utilizing such other lending office as described above; provided, further that such Lender shall have no obligation to designate another lending office that does not maintain loans comparable to the loan evidenced by such Lender’s Equipment Note. If after using commercially reasonable efforts as aforesaid such Lender is not able to avoid such illegality within thirty (30) days after such Lender’s notice thereof to Borrower, the affected Equipment Notes may be prepaid by Borrower in accordance with Section 2.10 of the Mortgage.

4.8 Clear Market.

Borrower agrees that no other long-term debt financing for aircraft shall be launched, mandated, arranged, syndicated or privately placed by or on behalf of Borrower in the debt or capital markets until October 19, 2006 with respect to aircraft scheduled to be delivered to Borrower under the Purchase Agreement from and after January 1, 2008.

5. REPRESENTATIONS AND WARRANTIES.

5.1 Borrower’s Representations and Warranties.

Borrower represents and warrants to each Lender and Security Agent that:

(a) Organization; Qualification. Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under each of the Operative Agreements to which Borrower is or will be a party. Borrower is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified does not constitute or would not give rise to a Material Adverse Change with respect to Borrower.

(b) Corporate Authorization. The execution and delivery by Borrower of, and performance by Borrower of its obligations under, this Agreement and the other Operative Agreements to which Borrower is a party will have been, duly authorized by all necessary corporate action on the part of Borrower and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of Borrower, except such as have been duly obtained and are in full force and effect.

(c) No Violation. Borrower’s execution and delivery of, and performance of its obligations under, this Agreement do not, and, on the Closing Date, each of the other Operative Agreements to which Borrower is a party will not, (1) violate any provision of Borrower’s certificate of incorporation or by-laws, (2) violate any Law applicable to or binding on Borrower, or (3) violate or constitute any default under, or result in the creation of any Lien (other than as permitted under the Mortgage) upon the Aircraft or the other Collateral under, any material lease, loan or other agreement to which Borrower is a party or by which Borrower or any of its properties is bound.

(d) Approvals. Borrower’s execution and delivery of, and performance of its obligations under, this Agreement do not, and, on the Closing Date, each of the other Operative Agreements to which Borrower is a party and the consummation by Borrower of any transactions contemplated hereby or thereby will not, require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of (1) any trustee or other holder of any debt of Borrower, or (2) any Government Entity, other than (x) the FAA-Filed Documents and the Financing Statements (and continuation statements related thereto), (y) the registrations described herein with the International Registry and (z) filings, recordings, notices, or other ministerial actions pursuant to any routine recording, contractual, or regulatory requirements.

(e) Valid and Binding Agreements. This Agreement and each of the other Operative Agreements to which Borrower is or is to become a party have been duly authorized and when duly executed and delivered by Borrower, assuming the due authorization, execution, and delivery thereof by the other parties hereto and thereto, this Agreement constitutes, and, on the Closing Date, each of the other Operative Agreements to which Borrower is a party will constitute, legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, and other similar Laws affecting the rights of creditors generally or by general principles of equity.

(f) Litigation. Except as set forth in Holdings’ most recent annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K filed by Holdings with the SEC on or prior to December 31, 2005, no action, claim or proceeding is now pending or, to Borrower’s Actual Knowledge, threatened, against Borrower before any Governmental Entity, that is reasonably likely to be determined adversely to Borrower and if determined adversely to Borrower would result in a Material Adverse Change with respect to Borrower, and there is no action, suit or proceeding now pending, or to the Actual Knowledge of Borrower threatened, before or by any court, arbitrator or administrative agency, body or official to which Borrower is subject, that questions the validity of the Operative Agreements.

(g) Financial Condition. The financial statements delivered by Borrower pursuant to Section 3.1(b)(11) have been prepared in accordance with GAAP and fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its consolidated subsidiaries as of such dates and the results of its operations and cash flows for such periods, and since the date of such balance sheet, there has been no material adverse change in such financial condition or results of operations, except for matters disclosed in (1) the financial statements referred to above, or (2) any subsequent report filed with the SEC.

(h) Registration and Recordation. (1) Except for the security interest and the International Interest granted to Security Agent for the ratable benefit of the Lenders pursuant to the Mortgage and except for Permitted Liens, Borrower will own each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral will then be on file or of record in any public office, except such as have been filed in favor of Security Agent, for the ratable benefit of the Lenders, pursuant to the Mortgage. On the Closing Date, except for (1) registering with the International Registry the sale of the ownership interest to the Borrower in the Airframe and each Engine effected by the Bills of Sale, and the filing with the FAA of the Entry Point Filing Forms (and the procurement of authorization codes) with respect thereto, (2) registering with the International Registry the International Interest of Security Agent with respect to the Airframe and each Engine, and the filing with the FAA of the Entry Point Filing Forms (and the procurement of authorization codes) with respect thereto, (3) registering the Aircraft with the FAA in Borrower’s name, (4) filing for recordation (and recording) the FAA-Filed Documents, (5) filing the Financing Statements (and continuation statements relating thereto at periodic intervals), and (6) affixing the nameplates referred to in Section 4.2(f) of the Mortgage, no further action, including filing or recording any document (including any financing statement under UCC Article 9) is necessary in order to establish and perfect Security Agent’s first priority Lien on the Aircraft and the other Collateral, as against Borrower and any other Person, in any applicable jurisdiction in the United States. The security interests and the International Interest granted pursuant to the Mortgage, upon completion of the filings specified in the prior sentence, will constitute valid first priority security interests in all of the Collateral and an International Interest in and to the Airframe and each Engine in favor of Security Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of Borrower and any Persons purporting to purchase any Collateral from Borrower, in any applicable jurisdiction in the United States.

(2) On the date hereof, Borrower’s jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the location of Borrower’s chief executive office are as follows:

Jurisdiction of Organization:	Delaware
Identification Number:	2350036
Chief Executive Offices:	9955 AirTran Blvd
Orlando, Florida 32827

(i) Securities Law. Neither Borrower nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person in violation of the registration requirements of the Securities Act or in violation of the registration requirements of applicable state or foreign securities Laws.

(j) Section 1110. Security Agent will be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to enforce its other rights or remedies, as provided in the Mortgage, in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor.

(k) Title. On the Closing Date, Borrower will have good and valid title to the Aircraft, free and clear of all Liens except Permitted Liens.

(l) Insurance. The insurance required by the Mortgage will be in full force and effect, and all premiums which have become due or are due with respect to the insurance required to be provided by Borrower in respect of the Aircraft or required under Section 4.6 of the Mortgage will have been paid.

(m) Citizenship. Borrower is a Citizen of the United States and a U.S. Air Carrier.

(n) Compliance with Laws. Borrower holds all material licenses, permits, and franchises from the appropriate Governmental Entities necessary to authorize Borrower to engage in air transportation and to carry on scheduled commercial passenger service as currently conducted.

(o) Investment Company Act. Borrower is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940.

(p) Broker’s Fees. No Person acting on behalf of Borrower is or will be entitled to any broker’s fee, commission, or finder’s fee in connection with the Transactions, other than Borrower’s Advisor.

(q) Margin Requirements. Borrower will not directly or indirectly use any of the proceeds from the issuance of the Equipment Notes so as to result in a violation of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

(r) No Defaults. Borrower is not (A) in default under any indenture, mortgage, lease or credit agreement or under any other agreement or instrument of a material nature to which Borrower is now a party or by which it is bound or (B) in violation of any law, order, injunction, decree, rule or regulation applicable to Borrower of any court or administrative body, which violation or default referred to in the preceding clause (A) or (B) (x) would reasonably be expected to result in a Material Adverse Change or (y) would involve a material risk of the sale, forfeiture or loss of or the creation of any Lien on, the Aircraft.

(s) ERISA. Assuming the representations of the Lenders in Section 5.2(c) hereof are correct, none of the execution and delivery of this Agreement or any of the Operative Agreements or the consummation of the Transactions contemplated herein or therein will involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.2 Lender’s Representations and Warranties.

Each Lender represents and warrants to Borrower that:

(a) Valid and Binding Agreements. This Agreement has been duly authorized, executed, and delivered by it and, assuming the due authorization, execution, and delivery thereof by the other parties hereto, this Agreement constitutes its legal, valid, and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, and other similar Laws affecting the rights of creditors generally or general principles of equity.

(b) Broker’s Fees. No Person acting on behalf of it is or will be entitled to any broker’s fee, commission, or finder’s fee in connection with the Transactions (except any such fees which have been paid in full, in the case of Lenders other than The Royal Bank of Scotland plc New York Branch).

(c) ERISA. Either (i) no portion of the funds used by it to purchase the Equipment Notes constitute “plan assets” (within the meaning of the Department of Labor regulations codified at 29 C.F.R. Section 2510.3-101) of any Plan or (ii) the purchase of the Equipment Notes do not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code.

(d) Securities Laws. Neither it nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person in violation of the registration requirements of the Securities Act or in violation of the registration requirements of applicable state or foreign securities Laws.

6. CERTAIN COVENANTS OF THE PARTIES.

6.1 Borrower Covenants.

Borrower agrees for the benefit of Security Agent and each applicable Lender as follows:

(a) Corporate Existence, U.S. Air Carrier. Borrower shall at all times maintain its corporate existence, except as permitted by Section 4.7 of the Mortgage, and shall at all times remain a U.S. Air Carrier.

(b) Notice of Change of Name or Location. Borrower will give to Security Agent timely written notice (but in any event at least thirty (30) days before the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change of its name of or its jurisdiction of organization (as defined in UCC Article 9), and will promptly take any action required by Section 6.1(c)(3) as a result of such change of name or relocation.

(c) Certain Assurances.

(1) Borrower shall duly execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) all such further documents, and shall do and cause to be done such further things, as Security Agent reasonably requests to accomplish the purposes of the Operative Agreements, provided that any document so executed by Borrower will not expand any obligations or limit any rights of Borrower in respect of the Transactions.

(2) Borrower shall, at its own cost, promptly take such action with respect to the recording, filing, re-recording, and re-filing of the Mortgage, and any supplements thereto, as shall be necessary to continue the perfection and priority of the Lien created by the Mortgage.

(3) Borrower will cause the FAA-Filed Documents, the Financing Statement, all continuation statements (and any amendments necessitated by any combination, consolidation, or merger of Borrower, or any change in its name or of its jurisdiction of organization) in respect of the Financing Statements, to be prepared and duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Transportation Code (with respect to the FAA-Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

(4) Borrower, at its own cost and expense, from time to time, shall promptly enter into such amendments of the Operative Agreements or into new Operative Agreements (in form satisfactory to the parties), make or approve registrations, filings and recordings, and/or do or cause to be done such additional acts and things which may be reasonably requested by Security Agent as being required by or advisable under applicable Law, in order that (x) the Operative Agreements effectively constitute International Interests, while retaining the commercial and business agreements of the parties as described therein in any such new Operative Agreements, and provide to the Lenders and the Security Agent the full benefit of the Cape Town Convention with respect to the Airframe and the Engines, and (y) the Operative Agreements contain such provisions as may be necessary to confirm the commercial and business agreements of the parties therein to the greatest extent permitted under the Cape Town Convention, including, without limitation, with respect to:

(A) matters concerning the documentation and registration in the International Registry of International Interest(s) or Prospective International Interest(s) which are, or may be, vested in Security Agent or any Lender under this Agreement or any other Operative Agreements and the relative priority thereof contemplated in the Operative Agreements as against competing interests;

(B) matters concerning Sales and Prospective Sales which are required or permitted by this Agreement or the other Operative Agreements, including with respect to documentation and registration in the International Registry and the relative priority thereof contemplated in the Operative Agreements as against competing interests;

(C) matters concerning any Assignment of Associated Rights or Prospective Assignment of Associated Rights which is required or permitted or constituted by this Agreement or any other Operative Agreement, the documentation and registration thereof in the International Registry and the relative priority thereof contemplated in the Operative Agreements as against competing interests; and

(D) subject to the preceding provisions of this Section 6.1(c)(4) and to the provisions of Section 5.4 of the Mortgage, including or excluding in writing the application of any provisions of the Cape Town Convention and/or the Protocol that Security Agent, acting reasonably may deem advisable in connection with the foregoing.

Without limiting the generality of the foregoing or any other provisions of the Operative Agreements, the Borrower hereby consents, pursuant to Article XV of the Protocol, to any Assignment of Associated Rights within the scope of Article 33(1) of the Cape Town Convention which is permitted or required by the Operative Agreements and further agrees that the provisions of the preceding paragraph shall apply, in particular, with respect to Articles 31(4) and 36(1) of the Cape Town Convention to the extent applicable to any such Assignment of Associated Rights.

(d) Securities Laws. Neither Borrower nor any Person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the registration requirements of the Securities Act or in violation of the registration requirements of applicable state or foreign securities Laws.

(e) Financial Information.

(1) Borrower shall provide to Security Agent, copies of the (x) audited consolidated financial statements of Holdings for its financial year ended December 31, 2005 and for each financial year thereafter as soon as they are available but in any event not later than 120 days after the close of the relevant period and (y) the unaudited financial statements of Holdings for each quarterly period as soon as they are available but in any event not later than sixty (60) days after the close of the relevant period. Each financial statement provided hereunder shall have been prepared in accordance with GAAP and each annual financial statement shall be accompanied by an Officer’s Certificate of Borrower, stating that, based on an examination sufficient to enable such officer to make an informed statement, no Default or Event of Default under the Operative Agreements has occurred or is continuing or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by Borrower with respect thereto. Notwithstanding the foregoing to the contrary, if Holdings is subject to, and so long as Holdings is complying with the reporting requirements under the Securities and Exchange Act of 1934, the timely delivery (or public posting on the website of the Securities Exchange Commission (“SEC”) of a copy of Holdings’ report on Form 10-K (or any successor form) with respect to the relevant year shall satisfy the requirements of clause (x) and the timely delivery (or public posting on the SEC’s website) a copy of Holdings’ report on Form 10Q (or any successor form) for the relevant quarter shall satisfy the requirements of clause (y); and

(2) Without limiting Security Agent’s inspection rights in the Mortgage, promptly upon the reasonable request of Security Agent, (x) such additional financial statements, financial information and other information regarding Borrower or Holdings that has been publicly disclosed and which Borrower or Holdings releases or otherwise makes available to lessors and/or creditors generally and (y) (i) so long as no Event of Default shall have occurred and be continuing, such other information regarding the Collateral which Borrower generally releases or otherwise makes available to lessors and/or creditors regarding similar property and (ii) if an Event of Default is in existence, other information (not subject to a confidentiality agreement that prohibits disclosure to the Lenders) regarding the Collateral.

6.2 Merger of Borrower.

(a) In General. Borrower shall not convey all or substantially all of its assets in one or a series of related transactions to, or consolidate with or merge with or into any other Person under circumstances in which Borrower is not the surviving corporation, unless:

(1) after giving effect to such conveyance, consolidation or merger, such Person is organized, existing, and in good standing under the Laws of the United States, any state of the United States, or the District of Columbia, and, upon consummation of such transaction, such Person will be a U.S. Air Carrier with respect to which, absent a change in law or court interpretation, Security Agent will be entitled to the benefits of Section 1110;

(2) such Person executes and delivers to Security Agent a duly authorized, legal, valid and binding agreement, reasonably satisfactory in form and substance to Security Agent, containing an effective assumption by such Person of the due and punctual performance and observance of each covenant, agreement, and condition in the Operative Agreements to be performed or observed by Borrower, together with customary officer’s certificates and legal opinions in form and substance reasonably satisfactory to Security Agent;

(3) such Person, immediately after giving effect to such conveyance, consolidation or merger, shall have a tangible net worth of not less than the lesser of (aa) Borrower’s tangible net worth (determined in each case in accordance with GAAP) as of the calendar quarter ending June 30, 2006 or (bb) Borrower’s tangible net worth (determined in each case in accordance with GAAP) immediately prior to such conveyance, consolidation or merger, and

(4) immediately after giving effect to such conveyance, consolidation or merger, no Event of Default has occurred or is continuing, and

(5) Borrower has at least thirty (30) days prior to such conveyance, consolidation or merger, given written notice of such transaction to Security Agent.

(b) Effect of Merger. Upon any such conveyance, consolidation or merger of Borrower with or into any Person in accordance with this Section 6.2, such Person will succeed to, and be substituted for, and may exercise every right and power of, Borrower under the Operative Agreements with the same effect as if such Person had been named as “Borrower” therein. No such conveyance, consolidation or merger shall have the effect of releasing Borrower or such Person from any of the obligations, liabilities, covenants, or undertakings of Borrower under the Mortgage.

6.3 Lender Covenants.

Each Lender agrees for the benefit of Borrower as follows:

(a) Quiet Enjoyment. Notwithstanding the effect of any provision in the Cape Town Convention to the contrary, which by the terms of the Cape Town Convention may be derogated from or varied, it agrees that so long as no Event of Default shall have occurred and be continuing, it shall not, and shall not permit any Affiliate or other Person claiming by, through or under it to, and shall not instruct Security Agent to interfere with Borrower’s or any Permitted Lessee’s right of continuing possession, use and operation of, and quiet enjoyment of, the Aircraft subject to the restrictions therein provided in the Operative Agreements.

(b) Liens. No Lender (1) will directly or indirectly create, incur, assume, or suffer to exist any Lien on all or any part of the Collateral arising as a result of (a) claims against such Lender not related to its interest in the Aircraft or the Collateral or the transactions contemplated by the Operative Agreements or (b) acts of such Lender not permitted by, or the failure of such Lender to take any action required by, the Operative Agreements and (2) will, at its own cost and expense, promptly take such action as is necessary to discharge any such Lien attributable to such Lender on all or any part of the Collateral.

6.4 Security Agent Covenants.

Security Agent agrees for the benefit of Borrower and each Lender as follows:

(a) Liens. Security Agent (1) will not directly or indirectly create, incur, assume, or suffer to exist any Lien on all or any part of the Collateral arising as a result of (a) claims against Security Agent not related to its interest in the Aircraft or the Collateral or the transactions contemplated by the Operative Agreements or (b) acts of the Security Agent not permitted by, or the failure of the Security Agent to take any action required by, the Operative Agreements and (2) will, at its own cost and expense, promptly take such action as is necessary to discharge any such Lien attributable to Security Agent on all or any part of the Collateral.

(b) Securities Laws. Security Agent will not offer any beneficial interest or security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the registration requirements of the Securities Act or in violation of the registration requirements of applicable state or foreign securities Laws.

7. ASSIGNMENT OR TRANSFER OF INTEREST; SALE-LEASEBACK TRANSACTIONS; JUNIOR LOANS; TERMINATION OF CROSS-COLLATERALIZATION AND CROSS-DEFAULT

7.1 Lenders.

(a) Transfer. Subject to Section 7.1(b) and (c) below and Section 2.6 of the Mortgage, any Lender may, at any time, Transfer or grant participations in all or any portion of its Commitment, Equipment Notes or all or any portion of its interest in or represented by its Commitment or Equipment Notes to a Transferee; provided, that any participant in any such participation shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or the Collateral except that each participant shall be entitled to the benefits of Sections 4.4, 9.3 and 11.15 to the same extent as if it were a Lender and had acquired its interest by Transfer pursuant to this Section 7.1; further provided, no such Transfer or participation shall diminish Borrower’s rights or increase Borrower’s liability or obligations or the amounts thereof (including with respect to withholding Taxes) above (x) in the case of a Transfer, that which would result had any such Transfer not occurred (except to the extent resulting from a change in Law after the date of such Transfer) or (y) in the case of a participation, that which would have resulted had the relevant Lender retained the interest in the Commitment or the Equipment Notes that is the subject of such participation. In the case of any Transfer, the

Transferee, by execution and delivery of a Transfer Agreement in connection with such Transfer, shall be bound, to the extent provided therein, by all of the covenants of the transferring Lender in the Operative Agreements. In connection with any Transfer or participation, Article 8 shall continue to apply with respect to any confidential and proprietary information of Borrower and, prior to disclosing such information to a Transferee or participant or potential Transferee or participant, Lender shall obtain the agreements of Transferee(s) and such other Persons as contemplated by clause (b) of Article 8. Notwithstanding any provisions of the Operative Agreements to the contrary, no Lender shall be entitled to Transfer or grant participations to any Person in all or any portion of its Commitment, Equipment Notes or all or any portion of its beneficial interest in its Commitment or Equipment Notes, unless such Transfer or participation is in respect of a Commitment amount or an unpaid Original Amount that is greater than or equal to Five Million Dollars (US$5,000,000), or if less, the outstanding Original Amount of the Equipment Notes or the outstanding amount of such Lender’s Commitment, as the case may be.

(b) Securities Law. Each Lender agrees that it will not Transfer or grant participations in its Commitment, any Equipment Note which it holds or any interest in, or represented by, its Commitment or any Equipment Note which it holds in violation of the registration requirements of the Securities Act or in violation of the registration requirements of applicable state or foreign securities Laws.

(c) ERISA. Each Lender agrees that it will not Transfer any Equipment Note which it holds or any interest in, or represented by any Equipment Note which it holds unless the proposed Transferee thereof first provides Borrower with a written representation in the applicable Transfer Agreement that either (a) no portion of the funds used by it to purchase such Equipment Note constitutes “plan assets” (within the meaning of the Department of Labor regulations codified at 29 C.F.R. Section 2510.3-101) of any Plan, or (b) its purchase of such Equipment Note will not constitute a non-exempt prohibited transaction under Section 4975(c)(1)(A)-(D) of the Code or Section 406(a) of ERISA.

(d) Transfer at Request of Borrower. In the event that Indemnified Withholding Taxes become payable by Borrower pursuant to Section 9.3(a) hereof with respect to payments by Borrower to a Lender under an Equipment Note or pursuant to any Operative Agreement and the elimination or sufficient reduction of such Indemnified Withholding Taxes pursuant to a transfer described in the last sentence of such Section 9.3(a) is not accomplished, such Lender shall, upon the written request of Borrower, sell in accordance with this Section 7.1 the affected Equipment Notes to a Person identified by Borrower to which payments under the Equipment Notes would not be subject to withholding Taxes under then applicable Law for an amount which, together with any supplemental payment by Borrower in connection with such sale, shall be equal to the par value of such affected Equipment Notes plus accrued but unpaid interest thereon plus any Breakage Amount. In the circumstances required in Section 4.4 and Section 4.7, the affected Lender shall, upon the written request of Borrower, sell in accordance with this Section 7 the affected Equipment Notes to a Person identified by Borrower for an amount which, together with any supplemental payment by Borrower in connection with such sale, shall be equal to the par value of such affected Equipment Notes plus accrued but unpaid interest thereon plus any Breakage Amount. Out-of-pocket costs and expenses, if any, (including reasonable fees and disbursements of counsel) reasonably incurred by any Lender or Security Agent in connection with any such transfer shall be for the account of Borrower.

(e) Federal Reserve Bank. Any Lender may at any time pledge or grant a security interest in its interest in the Equipment Notes it holds and in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or grant of a security interest to secure obligations to a Federal Reserve Bank, and Section 7.1 shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto; and provided, further, that no such pledge or grant shall diminish Borrower’s rights or increase Borrower’s liability or obligations or the amounts thereof (including with respect to withholding Taxes) above that which would result had any such pledge or grant not occurred (except to the extent resulting from a change in Law after the date of such pledge or grant) and that in connection with any such pledge or grant, (except to the Federal Reserve Bank, but subject to confidentiality arrangements as are customary in pledges or grants to the Federal Reserve Bank) Article 8 shall continue to apply with respect to any confidential and proprietary information of Borrower and, prior to disclosing such information to pledgee or grantee, Lender shall obtain the agreements of pledgee(s), grantee(s) and such other Persons as contemplated by clause (b) of Article 8.

7.2 Effect of Transfer; Costs.

Upon any Transfer in accordance with Section 7.1 (other than any Transfer by any Lender to the extent it only grants participations in Equipment Notes it holds or in its interest therein or represented thereby), the Transferee shall be deemed a “Lender” for all purposes of the Operative Agreements, and the transferring Lender shall be released from all of its liabilities and obligations with respect to such transferred Equipment Note under the Operative Agreements to the extent such liabilities and obligations arise with respect to the period after such Transfer (or as otherwise agreed between the transferring Lender and the Transferee) and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Lender (and its Affiliates, successors, assigns, agents, representatives, directors, and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts, or events before such Transfer (or as otherwise agreed between the transferring Lender and the Transferee). The transferring Lender agrees that it shall reimburse, or shall cause the Transferee to reimburse, Borrower and Security Agent for all of their reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such Transfer.

7.3 Junior Loans.

Notwithstanding anything to the contrary in any Operative Agreement upon not less than thirty (30) days’ prior written notice to the parties hereto, if no Event of Default has occurred and is continuing, Borrower shall have the right to issue, at any time within eighteen (18) months following the closing date of the financing of the final Eligible Aircraft, additional debt secured by a Lien on the Aircraft junior to the Lien of the Mortgage (a “Junior Loan”); provided, that there shall be no more than three (3) Eligible Aircraft secured by a Junior Loan at any time. In connection with any such Junior Loan with respect to the Aircraft, each of the parties hereto (or their successors) and the lender(s) providing such Junior Loan will execute and deliver an intercreditor agreement dealing with the terms of subordination and enforcement of remedies and other intercreditor matters in form and substance reasonably satisfactory to the parties hereto (or their successors) and the lender(s) providing such Junior Loan, which agreement shall ensure there is no diminution of Security Agent’s first priority and perfected Lien in the Aircraft and all other then-existing Collateral. Borrower shall reimburse Security Agent and the Lenders for all of their reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with documenting any such Junior Loan.

7.4 Sale-Leaseback Transaction.

Notwithstanding anything to the contrary in any Operative Agreement, upon not less than thirty (30) days’ prior written notice to the parties hereto, if no Event of Default has occurred and is continuing, Borrower shall have the right to sell, at any time within eighteen (18) months following the closing date of the financing of the final Eligible Aircraft, and transfer title to the Aircraft to an owner trustee for the benefit of an owner participant in a transaction in which such owner trustee assumes all of Borrower’s obligations under the Equipment Notes and the Mortgage on a non-recourse basis (with Borrower being released from such obligations, except to the extent accrued before the assumption), leases the Aircraft to Borrower, and assigns such lease to Security Agent pursuant to an amended and restated mortgage (a “Sale-Leaseback”); provided, that there shall be no more than three (3) Eligible Aircraft subject to a Sale-Leaseback at any time. In connection with such Sale-Leaseback with respect to the Aircraft, each of the parties hereto (or their successors) will execute and deliver appropriate documentation, if reasonably satisfactory in form and substance to it, permitting the owner trustee to assume Borrower’s obligations under the Equipment Notes and the Mortgage on a non-recourse basis, releasing Borrower from all obligations in respect of the Equipment Notes and Mortgage (except to the extent accrued before the assumption), and take all other actions as are reasonably necessary to permit such assumption by the owner trustee. In connection with any such Sale-Leaseback, (a) the documents, each in form and substance reasonably acceptable to Security Agent, shall include, but not be limited to, (1) a participation agreement among the parties hereto (or their successors), the owner trustee, and the owner participant, (2) a net lease agreement between Borrower and the owner trustee providing for minimum rent payments equal in timing and amounts to all required debt service payments under the Operative Agreements and for a covenant or obligation equivalent to all other financial and non-financial obligations of Borrower under the Operative Agreements, (3) an amended and restated mortgage (amending and restating the Mortgage) between Security Agent and owner trustee, (4) a purchase agreement assignment, and (5) a trust agreement between the owner trustee and the owner participant; and (b) the Equipment Notes shall be delivered to Security Agent for cancellation in exchange for new equipment notes to be issued to the Lenders by the owner trustee. Borrower shall reimburse Security Agent and the Lenders for all of their reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such Sale-Leaseback.

7.5 Termination of Cross-Collateralization and Cross-Defaults.

(a) Majority. If at any time a majority of the aggregate unpaid Original Amount of all Equipment Notes in respect of the Aircraft ceases to be held by the same Lender or Lenders as the “lender” or “lenders” holding a majority (or more) of the aggregate unpaid Original Amount of all Related Equipment Notes in respect of any one or more other Related Aircraft and/or holding a majority (or more) of the aggregate unpaid principal amount of all PDP Notes, then unless such change of holding occurred as the result of the lawful exercise of remedies following an Event of Default (x) the Related Equipment Notes issued, and the Related Mortgages entered into, in respect of such one or more other Related Aircraft and/or the PDP Notes and the PDP Security Agreements, as the case may be, shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Notes” or “Related Mortgages” for purposes of this Agreement or the Mortgage and (y) the Lenders accept and agree that, unless otherwise agreed therein, the Equipment Notes and the Mortgage shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Notes” or a “Related Mortgage” under the terms of the Related Mortgage(s) in respect of such one or more other Related Aircraft and/or the PDP Security Agreements, as the case may be.

(b) Sale-Leaseback; Junior Loan. If the Aircraft is one of three (3) Eligible Aircraft which are subjected to a Sale-Leaseback pursuant to Section 7.4 or is one of three (3) Eligible Aircraft which are subjected to a Junior Loan pursuant to Section 7.3 then (x) the Related Equipment Notes issued, and the Related Mortgages entered into, in respect of the Eligible Aircraft not subjected to a Sale-Leaseback with the same owner participants (in the case of Section 7.4) or to a Junior Loan with the same lenders (in the case of Section 7.3) (for purposes of this Section 7.5(b) only, the “No-Cross Aircraft”) and the PDP Notes and PDP Security Agreements shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Notes” or “Related Mortgages” for purposes of this Agreement or the Mortgage and (y) the Lenders accept and agree that, unless otherwise agreed therein, the Equipment Notes and the Mortgage shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Notes” or a “Related Mortgage” under the terms of the Related Mortgage(s) in respect of the No-Cross Aircraft and the PDP Security Agreements.

(c) Payment. If the unpaid Original Amount of (plus the unpaid and accrued interest thereon and all other amounts due under the Operative Agreements with respect to) all Equipment Notes are paid in full and the Lien of the Mortgage is discharged and terminated in accordance with the terms thereof, (x) then the Related Equipment Notes issued, and the Related Mortgages entered into, in respect of the Related Aircraft and the PDP Notes and the PDP Security Agreements shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Notes” or “Related Mortgages” for purposes of this Agreement or the Mortgage and (y) the Lenders accept and agree that, unless otherwise agreed therein, the Equipment Notes and the Mortgage shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Notes” or a “Related Mortgage” under the terms of the Related Mortgage(s) in respect of such one or more other Related Aircraft and the PDP Security Agreements.

8. CONFIDENTIALITY

Each of Security Agent and each Lender agrees to keep confidential all non-public information provided to it by Borrower, Holdings, Security Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent Security Agent or any Lender from disclosing any such information (a) to Security Agent, any other Lender or any Affiliate thereof or of such Lender, (b) subject to an agreement by such Transferee or participant to comply with the provisions of this Section, to any actual or prospective Transferee (and its employees, directors, agents, attorneys, accountants and advisors or those of any of its Affiliates) or participant, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Entity, (e) in response to any order of any court or other Governmental Entity or as may otherwise be required pursuant to any Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed by Borrower, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Operative Agreement; provided, that any and all disclosures permitted by clauses (d), (e), (f), (h) or (i) above shall be made only to the extent reasonably deemed necessary to meet the specific requirements or needs of the Persons making such disclosures. If Borrower intends to issue any press release or make any public announcement of this transaction or its terms, Borrower agrees to present such press release or announcement to Security Agent for its review and approval prior to releasing any such press release or making any such announcement; provided, Borrower need not provide such release or announcement to Security Agent for review and approval so long as such release or announcement does not contain specific references to the Lenders or the Security Agent or to the economic terms of this transaction.

9. INDEMNIFICATION AND EXPENSES

9.1 General Indemnity.

(a) Indemnity. Whether or not any of the Transactions are consummated, Borrower shall indemnify, protect, defend, and hold harmless each Indemnitee from, against, and in respect of, and shall pay on an After-Tax Basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with any one or more of the following:

(1)	the Operative Agreements or any of the transactions contemplated hereby or thereby or the enforcement of any of the Operative Agreements during the existence of a Default;

(2)	the Aircraft, the Airframe, any Engine, or any Part or any engine installed on the Airframe or any airframe on which an Engine is installed, including, with respect thereto, (A) whether or not arising out of the manufacture, design, installation, purchase, acceptance, non-acceptance, rejection, ownership, registration, re-registration, deregistration, delivery, non-delivery, lease, sublease, assignment, possession, use, non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, financing, refinancing, sale, substitution, return, abandonment, redelivery, transfer of title or other disposition of the Aircraft, any Engine, or any Part, (B) any claim or penalty arising out of violations of applicable Laws by Borrower (or any Permitted Lessee), (C) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive, or imputed), (D) latent or other defects, whether or not discoverable, death or property damage of passengers, shippers, or others, (E) environmental control, noise, or pollution and any claim for patent, trademark or copyright infringement, (F) any Liens in respect of the Aircraft, any Engine, or any Part, and (G) the offer, sale or delivery by Borrower of any Equipment Notes issued on the Closing Date; and

(3)	any breach of or failure to perform or observe, or any other noncompliance with, any covenant, agreement, or other obligation to be performed by Borrower under any Operative Agreement to which it is party or the falsity of any representation or warranty of Borrower in any Operative Agreement to which it is party, including, without limitation, any Default or Event of Default under any of the Operative Agreements.

(b) Exceptions. Notwithstanding anything in Section 9.1(a), Borrower shall not be required to indemnify, protect, defend or hold harmless any Indemnitee pursuant to Section 9.1(a) against any Expense of such Indemnitee:

(1)	for any Taxes or a loss of Tax Benefit, whether or not Borrower is required to indemnify therefor pursuant to Section 9.3;

(2)	to the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note, Commitment or interest therein, except for reasonable out-of-pocket costs and expenses incurred as a result of any such Transfer requested in writing by Borrower or made or effected as required by or pursuant to the terms of the Operative Agreements or made or effected in connection with or pursuant to the exercise of remedies under any Operative Agreement;

(3)	to the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any “Related Indemnitee” (as defined at the end of this Section 9.1(b)) (other than gross negligence or willful misconduct imputed to such Person solely by reason of its interest in the Aircraft or being party to any Operative Agreement);

(4)	to the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any Related Indemnitee, contained in or made pursuant to any Operative Agreement;

(5)	to the extent attributable to the failure by such Indemnitee or any Related Indemnitee to perform or observe any express agreement, covenant, or condition on its part to be performed or observed in any Operative Agreement;

(6)	to the extent attributable to the offer or sale by such Indemnitee or any Related Indemnitee of any interest in the Equipment Notes or its Commitment in violation of the registration requirements of the Securities Act or in violation of the registration requirements of any applicable state or foreign securities Laws (other than any thereof caused by acts or omissions of Borrower);

(7)	to the extent attributable to Security Agent’s failure to distribute funds received and distributable by it in accordance with the Operative Agreements;

(8)	other than during the existence of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers, or consents with respect to any Operative Agreement, other than any requested by Borrower or required by or made pursuant to the terms of the Operative Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements);

(9)	to the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Borrower;

(10)	to the extent that it is an ordinary and usual operating or overhead expense;

(11)	for any Lien attributable to such Indemnitee or any Related Indemnitee that Borrower is not obligated to discharge under the Operative Agreements;

(12)	if another provision of an Operative Agreement specifies the extent of Borrower’s responsibility or obligation with respect to such Expense, to the extent arising from a cause other than Borrower’s failure to comply with such specified responsibility or obligation; or

(13)	to the extent imposed on an Indemnitee as a result of any non-exempt “prohibited transaction” under 406(a) of ERISA or Section 4975(c)(1) of the Code caused by such Indemnitee.

For purposes of this Section 9.1, a Person shall be considered a “Related Indemnitee” of an Indemnitee if that Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate.

(c) Separate Agreement. The provisions of this Section 9.1 constitute a separate agreement with respect to each Indemnitee, and is enforceable directly by each such Indemnitee.

(d) Notice. If an Indemnitee makes a claim for any Expense indemnifiable under this Section 9.1, such Indemnitee shall give prompt written notice thereof to Borrower. Notwithstanding the foregoing, any Indemnitee’s failure to notify Borrower as provided in this Section 9.1(d), or in Section 9.1(e), shall not release Borrower from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Borrower (in which event Borrower shall not be responsible for such additional Expense) or materially impairs Borrower’s ability to contest such claim.

(e) Notice of Proceedings; Defense of Claims; Limitations.

(1) If any action, suit, or proceeding for which Borrower is responsible under this Section 9.1 is brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower may, at its expense, participate in and, to the extent that it so desires (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 9.1(e)(3), settle or compromise it.

(2) Borrower or its insurer(s) shall have the right, at its or their cost and expense, to investigate and the right in Borrower’s sole discretion, acting through counsel reasonably satisfactory to the respective Indemnitee, if Borrower has acknowledged in writing that it will indemnify such Indemnitee for such Expense (except that such acknowledgment does not apply if its is determined that Borrower is not liable hereunder) (A) in any judicial or administrative proceeding that involves an Expense and other claims which do not involve such Indemnitee, to assume responsibility for and control of the defense thereof, (B) in any judicial or administrative proceeding that involves an Expense and other claims against such Indemnitee related or unrelated to the transactions contemplated by the Operative Agreements, (x) to assume responsibility for and control of the defense of such Expense to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its reasonable efforts to obtain such severance) or (y) if such Expense is not severable from other claims that are material to such Indemnitee in relation to the Equipment Notes held by such Indemnitee, to assume responsibility for and control of the defense of such Expense if such assumption would not, in such Indemnitee’s reasonable judgment, prejudice or impair in any material respect, such Indemnitee’s management of such other claims and (C) in any other case, to be consulted by such Indemnitee and in which case such Indemnitee agrees to cooperate with reasonable requests of Borrower, each such request at Borrower’s cost and expense, with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Borrower’s cost and expense, to participate therein. The Indemnitee may participate at its own cost and expense and with its own counsel in any judicial proceeding controlled by Borrower pursuant to the preceding provisions; provided that such Indemnitee’s participation does not, in Borrower’s reasonable judgment, prejudice or impair in any material respect the defense and management of such case. Borrower shall not be entitled to control the defense of any such action, suit, or proceeding, or to compromise any such Expense (and the relevant Indemnitee shall be entitled to assume such control), while (a) any Event of Default exists, or (b) if such proceedings will involve (i) a material risk of the sale, forfeiture, or loss of, or the creation of any Lien (other than Permitted Lien) on the Aircraft, or the Collateral, unless Borrower shall have posted a bond or other security or collateral reasonably satisfactory to such Indemnitee in respect to such risk, (c) if such proceedings are likely to entail any risk of criminal liability or material risk of civil liability being imposed on such Indemnitee that, in the case of civil liability in the reasonable opinion of such Indemnitee, adversely affects in any material respect the business reputation of such Indemnitee or if, in the reasonable opinion of such Indemnitee, control by Borrower would be inappropriate due to a conflict of interest.

(3) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without Borrower’s prior written consent (which shall not be unreasonably withheld or delayed), unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 9.1 or is required by Law to do so.

(4) To the extent that any Expense indemnified by Borrower hereunder may be covered by insurance maintained by Borrower, at Borrower’s expense, each Indemnitee agrees to cooperate with all reasonable requests of insurers in the exercise of their rights to investigate, defend, or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

(5) If an Indemnitee is not a party to this Agreement, Borrower may require such Indemnitee to agree in writing to the terms of this Section 9.1 and Section 11.8 before making any payment to such Indemnitee under this Article 9.

(6) Nothing in this Section 9.1(e) shall require an Indemnitee to assume responsibility for or control of any judicial proceeding with respect thereto.

(f) Information. Borrower will provide the relevant Indemnitee with such information not within the control of such Indemnitee (but in Borrower’s control or reasonably available to Borrower) which such Indemnitee reasonably requests, and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 9.1(e). The Indemnitee shall supply Borrower with such information not within the control of Borrower (but in such Indemnitee’s control or reasonably available to such Indemnitee) which Borrower reasonably requests to control or participate in any proceeding to the extent permitted by Section 9.1(e).

(g) Effect of Other Indemnities. Upon payment in full by or on behalf of Borrower of any indemnity provided for under this Agreement, Borrower, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the Person indemnified (other than with respect to any of such Indemnitee’s insurance policies or in connection with any indemnity claim of such Indemnitee under Section 10.4) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Borrower to permit Borrower to pursue such claims, to the extent reasonably requested by Borrower and at Borrower’s expense.

(h) Refunds. If an Indemnitee receives any refund from any party other than Borrower or its insurers, in whole or in part, with respect to any Expense paid by Borrower hereunder, that Indemnitee will promptly pay the amount refunded (but not an amount in excess of the amount Borrower or any of its insurers has paid in respect of such Expense) over to Borrower unless a Default or Event of Default exists, in which case such amount shall be paid over to Security Agent to hold as security for Borrower’s obligations under the relevant Operative Agreements until such time as such Default or Event of Default no longer exists, in which case such amount and any gain realized as a result of investments required to be made pursuant to Article 6 of the Mortgage shall be (except to the extent theretofore applied as provided in the Mortgage) paid over to Borrower.

9.2 Expenses.

Except as otherwise provided with respect to particular matters in the Operative Agreements, Borrower shall pay all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Security Agent in connection with any waiver, consent or approval or amendment or modification of any Operative Agreement requested by Borrower; and each Lender agrees that it shall reimburse Borrower and Security Agent for all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Borrower and Security Agent in connection with any waiver, consent or approval or amendment or modification of any Operative Agreement requested by it.

9.3 General Tax Indemnity.

(a) Withholding Taxes. Except as provided in Section 9.3(c), Borrower agrees that each payment paid by Borrower under the Equipment Notes, and any other payment or indemnity paid by Borrower to a Lender under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature unless the withholding or deduction is required by law, and if any such withholding or deduction for any such payment is required by applicable Law, (1) all such withholdings or deductions shall be made as provided in Section 2.3(b) of the Mortgage, (2) if and to the extent that all or any portion of the required withholdings or deductions constitutes Indemnified

Withholding Taxes, the amount payable by Borrower shall be increased so that, after making all required withholdings or deductions, such Lender receives the same amount that it would have received had no such withholdings or deductions with respect to such Indemnified Withholding Taxes been made, with the amount payable by Borrower with respect to such Indemnified Withholding Taxes being calculated on an After-Tax Basis and (3) Borrower or Security Agent, as the case may be, shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. The term “Indemnified Withholding Taxes” shall mean, with respect to any Equipment Note, withholding taxes imposed by any Government, other than United States withholding Taxes imposed as of the time the Lender owning such Equipment Note became a Lender (except to the extent that (i) such Lender acquired such Equipment Note by assignment from another Lender and (ii) immediately prior to such assignment Borrower was paying additional amounts to the assigning Lender pursuant to this Section 9.3(a) with respect to United States withholding Taxes that were Indemnified Taxes). For the avoidance of doubt, in the event that the amount of United States withholding Taxes payable with respect to an Equipment Note changes after the date the Lender owning such Equipment Note became a Lender, such United States withholding Taxes shall constitute Indemnified Withholding Taxes only to the extent that, as the result of a change in U.S. federal tax law or regulation or the interpretation thereof or a change in a tax treaty to which the United States is a party, in each case that occurs after the date the Lender owing such Equipment Notes becomes a Lender, such withholding Taxes become applicable with respect to a payment by Borrower to the Lender (if none had previously been imposed or required) or the rate applicable to a previously imposed or required withholding Tax is increased. In the event that Indemnified Withholding Taxes become payable by Borrower as provided above, the Lender will use commercially reasonable efforts to transfer the Equipment Notes to another jurisdiction that is mutually acceptable to Borrower and such Lender so that either (1) no such Indemnified Withholding Taxes would be applicable to subsequent payments to such Lender following such transfer (taking into account the provisions of Treas. Reg. § 1.881-3 and the limitation on benefits provisions of any applicable tax treaty) or (2) the rate of the Indemnified Withholding Taxes applicable to subsequent payments to such Lender following such transfer (taking into account the provisions of Treas. Reg. § 1.881-3 and the limitation on benefits provisions of any applicable tax treaty) would not exceed the rate of the Indemnified Withholding Taxes applicable to payments to such Lender prior to such transfer and, in the case of United States withholding Taxes, the applicable change in U.S. federal tax law or regulation or the interpretation thereof or change in tax treaty; provided that such Lender shall not be required to transfer the Equipment Notes as provided above in this sentence if such transfer would cause such Lender to suffer economic, legal or regulatory disadvantage that is not indemnified by Borrower in a manner reasonably acceptable to such Lender; and provided further, that nothing in this sentence shall affect or postpone any of the obligations of Borrower or the rights of such Lender pursuant to this Section 9.3(a) prior to such transfer of the affected Equipment Notes.

(b) General Tax Indemnity. Except as provided in Section 9.3(c) and whether or not any of the transactions contemplated hereby are consummated, Borrower shall pay, indemnify, protect, defend, and hold harmless each Tax Indemnitee from all Taxes imposed by any Taxing Authority imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine, or any Part, or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including any Equipment Notes), any data, or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, re-registration, repair, replacement, overhaul, location, control, imposition of any Lien, financing, refinancing requested by Borrower, abandonment, or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data, or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees, or other income, proceeds, receipts, or earnings, whether actual or deemed, arising upon, in connection with, or in respect of any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

(c) Certain Exceptions. The provisions of Section 9.3(a) and Section 9.3(b) shall not apply to, and Borrower shall have no liability hereunder for, Taxes:

(1) imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein (A) on, based on, or measured by gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on, or measured by gross or net income or receipts, or (B) on, or with respect to, or measured by capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (A) or (B), (y) sales, use, license, or property Taxes, or (z) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee (i) is incorporated or organized or maintains its principal place of business or (ii) maintains a permanent establishment in the United States, if and to the extent that the income, receipts or gains to which such Taxes relate are effectively connected with such permanent establishment, other than by reason of a change in law occurring after the date such Tax Indemnitee acquires an interest in the Commitment or an Equipment Note.) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (i) the location, use, or operation of the Aircraft, the Airframe, any Engine, or any Part thereof by an Borrower Person within the jurisdiction of the Taxing Authority imposing such Tax, or (ii) the activities of any Borrower Person in such jurisdiction, including use of any other aircraft by Borrower in such jurisdiction, (iii) the status of any Borrower Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (iv) Borrower having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction, or (v) in the case of Lender, Borrower’s being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

(2) on, with respect to, or measured by any fees, commissions, or compensation received by Security Agent;

(3) that are being contested as provided in Section 9.3(e);

(4) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

(5) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, or any Part, any interest arising under the Operative Agreements, or any Equipment Note, or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (1) a substitution or replacement of the Aircraft, the Airframe, any Engine, or any Part by a Borrower Person that is treated for Tax purposes as a transfer or disposition, or (2) a transfer pursuant to an exercise of remedies upon a then-existing Event of Default);

(6) in excess of those that would have been imposed had there not been a transfer or other disposition described in clause (6) of this Section 9.3(c) by or to such Tax Indemnitee or a related Tax Indemnitee (except to the extent resulting from a change in Law after the date of such transfer or disposition);

(7) consisting of any interest, penalties, or additions to tax imposed on a Tax Indemnitee as a result (in whole or in part) of a failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure is caused by Borrower’s failure to fulfill its obligations (if any) under Section 9.3(g) with respect to such return;

(8) resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee that Borrower is not obligated to discharge under the Operative Agreements;

(9) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

(10) in the nature of an intangible or similar Tax upon or with respect to the value or principal amount of the interest of any Lender in any Equipment Note or the loan evidenced thereby, but only if such Taxes are in the nature of franchise Taxes or result from the conduct of business by such Tax Indemnitee in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the Transactions in the taxing jurisdiction of such Tax Indemnitee;

(11) imposed on a Tax Indemnitee by a Taxing Authority, to the extent that such Taxes result from a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the Transactions; or

(12) to the extent imposed on an Indemnitee as a result of any non-exempt “prohibited transaction” under 406(a) of ERISA or Section 4975(c)(1) of the Code caused by such Indemnitee.

For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees who are successors, assigns, agents, or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

(d) Payment.

(1) Borrower’s indemnity obligation to a Tax Indemnitee under this Section 9.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section 9.3 and any Tax Benefits realized by such Tax Indemnitee as a result of the indemnifiable Tax (including any benefits realized as a result of such Tax Indemnitee’s use of an indemnifiable Tax as a credit against Taxes not indemnifiable under this Section 9.3), shall equal the amount of the Tax indemnifiable under this Section 9.3.

(2) At Borrower’s request, in the event there is a dispute with respect to the computation of the amount of any indemnity payment owed by Borrower or any amount owed by a Tax Indemnitee to Borrower pursuant to this Section 9.3 (including, without limitation, whether a Tax refund has been received that a Tax Indemnitee would be required to pay to Borrower pursuant to Section 9.3(f) and whether a Tax Benefit has been realized that a Tax Indemnitee would be required to pay to Borrower pursuant to Section 9.3(d)(5)) such computation shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Borrower. Each Tax Indemnitee shall upon request provide to such accounting firm such information in such Tax Indemnitee’s possession or control as is reasonably necessary (which such determination is in such accounting firm’s sole discretion, exercised in good faith), for the performance of such verification (subject to the accounting firm’s execution and delivery of a confidentiality agreement in form and substance reasonably acceptable to the Tax Indemnitee); provided, however, that in no event shall the tax returns, filings and confidential work papers of such Tax Indemnitee be required to be disclosed (provided that the disclosure of information set forth in such tax returns, filings and confidential work papers (as distinct from such returns, filings and work papers), shall be provided and shall not be protected from disclosure if needed for the verification of the computation of such indemnity payment or such amount owed to Borrower). For the avoidance of doubt, in no event shall Borrower have the right to receive any information provided to the accounting firm pursuant to the prior sentence. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Borrower unless such verification results in an adjustment in Borrower’s favor that exceeds the greater of (A) 7.5% of the net present value of the payment as computed by such Tax Indemnitee or (B) $15,000, in which case the costs shall be paid by such Tax Indemnitee.

(3) Each Tax Indemnitee shall provide Borrower with such certifications, and such information and documentation in such Tax Indemnitee’s possession or control, and Borrower reasonably requests to minimize any indemnity payment pursuant to this Section 9.3.

(4) Each Tax Indemnitee shall promptly forward to Borrower any written notice, bill, or advice that such Tax Indemnitee receives from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 9.3. Borrower shall pay any amount for which it is liable pursuant to this Section 9.3 directly to the appropriate Taxing Authority if legally permissible, or, upon demand of a Tax Indemnitee, to such Tax Indemnitee within thirty (30) days of such demand (or, if a contest occurs in accordance with Section 9.3(d), within thirty (30) days after a Final Determination (as defined below)), but in no event more than three (3) Business Days before the related Tax is due. If requested by a Tax Indemnitee in writing, Borrower shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Borrower’s payment of any Tax paid by Borrower (if such a receipt is reasonably obtainable from the applicable Taxing Authority), or such other evidence of payment of such Tax as is reasonably acceptable to such Tax Indemnitee. Borrower shall also furnish promptly upon written request such data as any Tax Indemnitee reasonably requires to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction, unless such data are not within the possession or control of Borrower or (unless such data are specifically requested by a Taxing Authority) are not customarily furnished by U.S. domestic air carriers under similar circumstances. For purposes of this Section 9.3, a “Final Determination” is (A) a decision, judgment, decree, or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 9.3(e), which decision, judgment, decree, or other order has become final and unappealable, (B) a closing agreement or settlement agreement entered into in accordance with Section 9.3(e) that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (C) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

(5) If any Tax Indemnitee actually realizes a Tax Benefit by reason of any Tax paid or indemnified by Borrower pursuant to this Section 9.3 (whether such tax savings arise by means of a foreign tax credit, depreciation or cost recovery deduction, or otherwise), and such Tax Benefit is not otherwise taken into account in computing such payment or indemnity, such Tax Indemnitee shall pay to Borrower an amount equal to the lesser of (A) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, and (B) the amount of all payments pursuant to this Section 9.3 by Borrower to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Borrower pursuant to this Section 9.3(d)(5)) (and the excess, if any, of the amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Borrower to make payments to such Tax Indemnitee pursuant to this Section 9.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as an Event of Default of a monetary nature exists. If a Tax Benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 9.3(b) without regard to the provisions of Section 9.3(c) (other than Section 9.3(c)(5), (8) or (10)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such Tax Benefit; provided that, notwithstanding the foregoing, the positions taken by such Tax Indemnitee on its Tax returns and filings, and, subject to the provisions of Section 9.3(e) hereof, in any Tax proceedings shall be within the sole, good-faith discretion of such Tax Indemnitee and, subject to the provisions of Section 9.3(d)(2) hereof, no Person shall have the right to require disclosure of the Tax returns or filings of such Tax Indemnitee.

(e) Contest.

(1) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Borrower could be liable for payment or indemnity hereunder, or if a Tax Indemnitee determines that a Tax is due for which Borrower could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly notify Borrower in writing of such claim (provided, that failure so to notify Borrower shall not relieve Borrower of its indemnity obligations hereunder except to the extent that such failure increases the amount of Taxes subject to such claim as the result of the imposition of penalties or interest or unless the failure to notify effectively forecloses Borrower’s rights to successfully contest such claim), and shall take no action with respect to such claim without Borrower’s prior written consent for thirty (30) days following Borrower’s receipt of such notice. In addition, such Tax Indemnitee shall (provided that Borrower shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Borrower with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Borrower may be required to indemnify hereunder. If requested by Borrower in writing within thirty (30) days after its receipt of such notice, such Tax Indemnitee shall, at Borrower’s expense (including all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ and accountants’ fees and disbursements incurred in connection with, and reasonably allocable to, the contest of such Tax), in good faith contest (or, if permitted by applicable law and to the extent provided below, allow Borrower to contest) through appropriate administrative and judicial proceedings the validity, applicability, or amount of such Taxes by (x) resisting payment thereof, (y) not paying the Taxes except under protest if protest is necessary and proper, or (z) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative or judicial proceeding (with the determination of which alternative to be used made in the sole discretion of the party controlling the contest). If requested to do so by Borrower, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. Borrower shall have the right, at its cost and expense, (A) in any judicial or administrative proceeding that involves an indemnified Tax and other Taxes which do not involve such Tax Indemnitee, to assume responsibility for and control of the defense thereof, (B) in any judicial or administrative proceeding that involves an indemnified Tax and other Taxes asserted against such Tax Indemnitee related or unrelated to the transactions contemplated by the Operative Agreements, (x) to assume responsibility for and control of the defense of such indemnified Tax to the extent that the same may be and is severed from such other claims (and such Tax Indemnitee shall use its reasonable efforts to obtain such severance) or (y) if such indemnified Tax is not severable from other claims with respect to Taxes asserted against such Tax Indemnitee that are material to such Tax Indemnitee, to assume responsibility for and control of the defense of such indemnified Tax if such assumption would not, in such Tax Indemnitee’s reasonable judgment, prejudice or impair in any material respect, such Tax Indemnitee’s management of such other claims and (C) in any other case, to be consulted by such Tax Indemnitee and in which case such Tax Indemnitee agrees to cooperate with reasonable requests of Borrower, each such request at Borrower’s cost and expense, with respect to judicial proceedings subject to the control of such Tax Indemnitee and to be allowed, at Borrower’s cost and expense, to participate therein. The Tax Indemnitee may participate at its own cost and expense and with its own counsel in any judicial proceeding controlled by Borrower pursuant to the preceding provisions; provided that such Tax Indemnitee’s participation does not, in Borrower’s reasonable judgment, prejudice or impair in any material respect the defense and management of such case. Borrower shall not be entitled to control the defense of any such judicial or administrative proceeding (and the relevant Tax Indemnitee shall be entitled to assume such control) if such proceedings are likely to entail any risk of criminal liability or material risk of civil liability being imposed on such Tax Indemnitee that, in the case of civil liability in the reasonable opinion of such Tax Indemnitee, adversely affects in any material respect the business reputation of such Tax Indemnitee or if, in the reasonable opinion of such Tax Indemnitee, control by Borrower would be inappropriate due to a conflict of interest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 9.3(e) (including any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without Borrower’s prior written consent (except as contemplated by Sections 9.3(e)(2) or (3), which consent may not be unreasonably withheld).

(2) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Borrower to pursue any contest) unless (A) Borrower agrees to pay such Tax Indemnitee on demand all reasonable out-of-pocket costs and expenses that such Tax Indemnitee incurs in connection with contesting such Taxes, including all reasonable out-of-pocket costs and expenses and reasonable attorneys’ and accountants’ fees and disbursements, in each case, to the extent reasonably allocable to the contest of such Taxes, (B) if such contest involves the payment of the claim, Borrower advances the amount thereof (to the extent indemnified hereunder) that is required to be paid before commencing the contest on an interest-free After-Tax Basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to Borrower any net realized tax benefits resulting from such advance, including any Tax Benefits resulting from making such payment), (C) the action to be taken will not result in any material risk of forfeiture, sale, or loss of the Aircraft (unless Borrower makes provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee shall notify Borrower in writing promptly after it becomes aware of any such risk), (D) no Event of Default exists, unless Borrower has provided security for its obligations hereunder by advancing to such Tax Indemnitee, before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (E) Borrower has acknowledged in writing its obligations to indemnify the Tax Indemnitee for the Tax to be contested; provided, however, that Borrower will not be bound by the acknowledgment of liability if the contest is resolved on a basis that clearly establishes that Borrower would not have been liable to the Tax Indemnitee under this Agreement in the absence of such acknowledgment. Notwithstanding the foregoing, if any Tax Indemnitee releases, waives, compromises, or settles any claim that may be indemnifiable by Borrower pursuant to this Section 9.3 without Borrower’s written permission (which permission may not be unreasonably withheld), Borrower’s obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly-related claims, and claims based on the outcome of such claim) shall terminate, and such Tax Indemnitee shall repay to Borrower any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority on a refund of such Tax.

(3) Notwithstanding anything contained in this Section 9.3, a Tax Indemnitee will not be required to contest the imposition of any Tax, and shall be permitted to settle or compromise any claim without Borrower’s consent, if such Tax Indemnitee (A) waives its right to indemnity under this Section 9.3 with respect to such Tax (and any directly-related claim, and any claim the outcome of which is determined based upon the outcome of such claim), and (B) pays to

Borrower any amount previously paid or advanced by Borrower pursuant to this Section 9.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority on a refund of such Tax.

(f) Refund. If in the ordinary course of administering its Tax affairs any Tax Indemnitee determines or discovers the existence of a refund, or that such Tax Indemnitee is entitled to a credit against other liability, which such refund or credit is in whole or in part directly attributable to any Taxes paid, reimbursed, or advanced by Borrower pursuant to Section 9.3, such Tax Indemnitee shall pay to Borrower within thirty (30) days of such receipt an amount equal to the lesser of (i) the amount of such refund or credit that is directly attributable to Taxes paid, reimbursed or advanced by Borrower, plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (i)), and (ii) such tax payment, reimbursement, or advance by Borrower to such Tax Indemnitee theretofore made pursuant to this Section 9.3 (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Borrower to make payments to such Tax Indemnitee pursuant to this Section 9.3). If, in addition to such refund or credit, such Tax Indemnitee receives (or is credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Borrower within thirty (30) days after receiving or realizing such credit that proportion of such interest fairly attributable to Taxes paid, reimbursed, or advanced by Borrower before the receipt of such refund or realization of such credit. If a Tax Indemnitee pays Borrower any amount under this Section 9.3(f) and if and to the extent that it is subsequently determined pursuant to a contest conducted in accordance with Section 9.3(e) that such Tax Indemnitee was not entitled to the refund for which such Tax Indemnitee made such payment to Borrower, such determination shall be treated as the imposition of a Tax for which Borrower is obligated to indemnify such Tax Indemnitee pursuant to the provisions of Section 9.3(b), without regard to the provisions of Section 9.3(c) (other than Section 9.3(c)(5), (8) or (10)). Notwithstanding anything to the contrary herein, if Borrower provides a Tax Indemnitee with a written notice setting forth facts and circumstances which create a reasonable possibility of a refund of (or a credit against other liability with respect to) an indemnified Tax, such Tax Indemnitee shall make a determination as to whether it has received such a refund (or is entitled to such a credit). If a Tax Indemnitee determines that it has received such a refund (or is entitled to such a credit) it shall pay such refund (or the amount of such credit) to Borrower in accordance with the terms of this Section 9.3(f). For the avoidance of doubt, in no event shall any Tax Indemnitee be required to make available any of its Tax Documents (or any other information relating to its Taxes its deems confidential), to Borrower or any other Person (except as provided in Section 9.3(d)(2) of this Agreement).

(g) Tax Filing. Borrower shall timely file any report, return, or statement that is required to be filed with respect to any Tax which is subject to indemnification under this Section 9.3 (except for any such report, return, or statement which a Tax Indemnitee has timely notified Borrower in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Borrower with any information in such Tax Indemnitee’s possession or control that is reasonably necessary to file any such return, report, or statement and that Borrower reasonably requests in writing. Borrower shall either file such report, return, or statement and send a copy to such Tax Indemnitee, or, if Borrower is not permitted to file such report, return, or statement, it shall notify such Tax Indemnitee in writing of such requirement and prepare and deliver such report, return, or statement to such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee within a reasonable time before the time such report, return, or statement is to be filed; provided, that the relevant Tax Indemnitee shall furnish Borrower with any information in such Tax Indemnitee’s possession or control that is reasonably necessary to file any such return, report, or statement and that Borrower reasonably requests in writing.

(h) Forms. Each Tax Indemnitee agrees to furnish from time to time to Borrower, Security Agent, or such other Person as Borrower or Security Agent shall designate, at Borrower’s or Security Agent’s request, such duly-executed and properly-completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if (i) such reduction or exemption is available to such Tax Indemnitee, and (ii) Borrower has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee. For the avoidance of doubt, by failing to comply with this Section 9.3(h) (whether by failing to provide a form when required to do so or by providing an inaccurate or invalid form), such Tax Indemnitee shall be in breach of the foregoing covenant and responsible for damages resulting therefrom.

(i) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, Borrower may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Borrower, to the terms of this Section 9.3 and Section 11.8 before any payment shall be due to such Tax Indemnitee under this Section 9.3.

(j) Subrogation. Upon payment of any Tax by Borrower pursuant to this Section 9.3 to or on behalf of a Tax Indemnitee, without any further action, Borrower shall be subrogated to any claims that such Tax Indemnitee may have relating to that Tax. Such Tax Indemnitee shall cooperate reasonably and in good faith with Borrower to permit Borrower to pursue such claims.

9.4 Payments.

Except as otherwise provided herein, any payments which Borrower or an Indemnitee or Tax Indemnitee is obligated to make pursuant to Section 9.1 or Section 9.3 shall be paid on the thirtieth (30th) day after demand, but not before five (5) days before the date such Expense or Tax is due or payable by such Indemnitee or Tax Indemnitee, as applicable. If Borrower shall have requested to contest a Tax or Expense as provided in this Article 9 and shall have duly complied with all the terms of this Article 9, Borrower’s liability for indemnification under this Article 9 shall, at Borrower’s election, be deferred until a final determination is made with respect to such contest. At such time, Borrower shall become obligated for the payment of any indemnification hereunder resulting from the outcome of such contest, and within fifteen (15) days following such final determination, any amounts so due hereunder shall be paid by Borrower to the Indemnitee or Tax Indemnitee, as applicable. Such payments shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Borrower, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Borrower (as applicable) in written directives to the payor, or, if no such direction has been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Borrower (as applicable) by certified mail, postage prepaid, at its address as set forth in this Agreement.

9.5 Interest.

If any amount, payable by Borrower, any Indemnitee, or any Tax Indemnitee under Section 9.1 or Section 9.3 is not paid when due, the Person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the Person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the amount is paid, at the Past-Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

9.6 Benefit of Indemnities.

Borrower’s obligations for indemnities, obligations, adjustments, and payments in Section 9.1 or Section 9.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto as and to the extent provided herein, notwithstanding any provision of the Mortgage.

10. SECURITY AGENT.

10.1 Appointment and Powers.

Each Lender hereby and by acceptance of an Equipment Note irrevocably appoints, designates and authorizes The Royal Bank of Scotland plc New York Branch as Security Agent under this Agreement and under each other Operative Agreement, irrevocably appoints The Royal Bank of Scotland plc New York Branch as a “secured party” and “representative” of the Lenders within the meaning of Section 9-102 of the UCC and irrevocably authorizes Security Agent to take such action on its behalf under the provisions of this Agreement and each other Operative Agreements and to exercise the powers and perform the duties as are expressly delegated to it by the terms of this Agreement or any other Operative Agreement, together with such powers as are reasonably incidental thereto. Security Agent hereby accepts such appointments, designations and authorizations. Further, each Lender hereby and by the acceptance of an Equipment Note authorizes The Royal Bank of Scotland plc New York Branch (and its successors and assigns as secured party) to act as its “representative” and “secured party” on its behalf under the terms of any Related Mortgage under which such Lender holds secured obligations thereunder. Notwithstanding any provision to the contrary contained in this Agreement or in any other Operative Agreement, Security Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Operative Agreements, nor shall Security Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against Security Agent.

10.2 Limitation on Security Agent’s Liability.

Neither Security Agent nor any of its directors, officers, employees or agents shall be liable or responsible to any Lender for any action taken or omitted to be taken by it or them under or in connection with the Operative Agreements, except for its or their own gross negligence, willful misconduct or knowing violations of Law. Security Agent shall not be responsible to any Lender for (a) any recitals, statements, representations or warranties contained in the Operative Agreements or in any certificate or other document referred to or provided for in, or received by any of the Lenders under, the Operative Agreements, (b) the value, validity, effectiveness, genuineness or enforceability of the Operative Agreements or any such certificate or other document, (c) the value or sufficiency of the Collateral or (d) any failure by Borrower to perform any of its obligations under the Operative Agreements. Security Agent may exercise any of its duties under this Agreement and the other Operative Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Security Agent shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact so long as Security Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact. Security Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Documents, or to inspect the properties, books or records of Borrower. Security Agent shall be entitled to rely and shall be fully protected in relying upon any certification, notice or other communication (including any thereof by telephone or telecopier) believed by it to be genuine and correct and to have been signed or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Security Agent. Security Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreements unless it shall first receive such advice or concurrence of the Majority in Interest of the Lenders (or, if so specified by this Agreement, all Lenders, or as otherwise provided in Section 2.5) as it deems appropriate or it shall first be indemnified to its satisfaction in accordance with Section 10.4 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Security Agent shall in all cases in respect of the Lenders be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Agreements in accordance with a request of the Majority in Interest of the Lenders (or, if so specified by this Agreement, all Lenders, or as otherwise provided in Section 2.5), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Equipment Notes.

10.3 Rights as Lender.

Each Person acting as Security Agent that is also a Lender shall, in its capacity as a Lender, have the same rights and powers under the Operative Agreements as any other Lender and may exercise the same as though it were not acting as Security Agent, and the term “Lender” or “Lenders” shall include such Person in its individual capacity. Each Person acting as Security

Agent (whether or not such Person is a Lender) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower and its Affiliates as if it were not acting as Security Agent.

10.4 Indemnification.

Each Lender agrees, as between itself and Security Agent, to indemnify Security Agent (to the extent not reimbursed by Borrower under the Operative Agreements and without limiting the obligation of Borrower to do so), ratably on the basis of the unpaid Original Amounts of the Equipment Notes held by such Lenders (or, if no Equipment Notes are at the time issued, ratably on the basis of their respective Commitments), for any and all Expenses that may be imposed on, incurred by or asserted against Security Agent (including the costs and expenses that Borrower is obligated to pay under the Operative Agreements) in any way relating to or arising out of the Operative Agreements or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no such Lender shall be liable for any of the foregoing to the extent such Expenses result from Security Agent’s gross negligence, willful misconduct or knowing violations of Law by Security Agent. The agreements in this Section 10.4 shall survive the payment of the Equipment Notes and all other amounts payable under the Operative Agreements.

10.5 Non-reliance on Security Agent and other Lenders.

Each Lender agrees that it has made and will continue to make, independently and without reliance on Security Agent or any other Lender, and based on such documents and information as it deems appropriate, its own credit analysis of Borrower, its own evaluation of the Collateral and its own decision to enter into the Operative Agreements and to take or refrain from taking any action in connection therewith. Security Agent shall not be required to keep itself informed as to the performance or observance by Borrower of the Operative Agreements or any other document referred to or provided for therein or to inspect the properties or books of Borrower or the Collateral. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Security Agent under the Operative Agreements, Security Agent shall have no obligation to provide any Lender with any information concerning the business, status or condition of Borrower or any Affiliate thereof, the Operative Agreements or the Collateral that may come into the possession of Security Agent or any of its Affiliates.

10.6 Successor Security Agent.

(a) The institution acting as Security Agent or any successor thereto may resign at any time without cause by giving at least thirty (30) days’ prior written notice to Borrower and each Lender, such resignation to be effective upon the acceptance by a successor institution of its appointment as Security Agent. In addition, a Majority in Interest of the Lenders may at any time (but only with the consent of Borrower (unless an Event of Default shall have occurred and be continuing), which consent shall not be unreasonably withheld, delayed or conditioned) remove the institution acting as Security

Agent without cause by an instrument in writing delivered to Borrower and Security Agent, and Security Agent shall promptly notify each Lender thereof in writing, such removal to be effective upon the acceptance by a successor institution of its appointment as Security Agent. In the case of the resignation or removal of the institution acting as Security Agent, a Majority in Interest of the Lenders may appoint a successor agent by an instrument signed by such holders, subject to approval by Borrower (unless an Event of Default shall have occurred and be continuing), which approval shall not be unreasonably withheld or delayed, whereupon such successor agent shall succeed to the rights, powers and duties of Security Agent and the term “Security Agent” shall mean such successor agent effective upon such appointment and approval and the former Security Agent’s rights, powers and duties as Security Agent shall be terminated, without any other or further act or deed on the part of such former Security Agent or any of the parties to this Agreement or any holder of the Equipment Notes. If a successor is not appointed within thirty (30) days after such notice of resignation or removal, Security Agent, Borrower or any Lender may apply to any court of competent jurisdiction to appoint a successor to act until such time as agent by an instrument signed by such holders, as a successor is appointed as provided above. The court-appointed successor shall immediately and without further act be superseded by any successor appointed by the Majority in Interest of the Lenders as provided for above. After any retiring Security Agent’s resignation as Security Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Agent under this Agreement and the other Operative Agreements.

(b) Any successor institution acting as Security Agent, however appointed, shall execute and deliver to Borrower and the predecessor institution acting as Security Agent an instrument accepting such appointment and assuming the obligations of Security Agent arising from and after the time of such appointment, and thereupon, without further act, such successor shall become vested with all the estates, properties, rights, powers, and duties of the predecessor hereunder and under the other Operative Agreements as if originally named Security Agent herein and therein; but nevertheless upon the written request of such successor Security Agent, such predecessor shall execute and deliver an instrument transferring to such successor, all the estates, properties, rights, and powers of such predecessor, and such predecessor shall duly assign, transfer, deliver, and pay over to such successor all money or other property then held by such predecessor hereunder and thereunder. Any successor Security Agent shall be bound by all actions taken or omitted to be taken under the Operative Agreements by each predecessor Security Agent.

(c) Any successor institution acting as Security Agent, however appointed, shall be a bank or trust company or a branch of a foreign commercial bank that is subject to regulatory supervision by the Federal Reserve Board (within the meaning of Treasury Regulation 1.1441-1(b)(2)(iv)(A)) and that, in the case of such bank, trust company or branch, has its principal place of business in the United States of America, and that has (or the bank of which such branch is a branch has) (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity that has) a combined capital and surplus of at least $500,000,000, if such an institution is then willing, able, and legally qualified to perform the duties of Security Agent under the Operative Agreements upon reasonable or customary terms.

10.7 Notice of Default.

If Security Agent obtains Actual Knowledge of a Default, Security Agent shall notify each Lender. Subject to Sections 5.6 of the Mortgage and Section 10.8 hereof, Security Agent shall take such action, or refrain from taking such action, with respect to an Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as Security Agent shall be instructed in writing by a Majority in Interest of the Lenders. Unless it has Actual Knowledge, Security Agent shall not be deemed to have knowledge or notice of a Default or an Event of Default unless notified in writing by Borrower or one or more Lenders.

10.8 Instructions from a Majority in Interest of Lenders.

Except as provided in Sections 2.5, 10.2 and 11.1 hereof or in Section 7.1 of the Mortgage, upon the written instructions at any time and from time to time of a Majority in Interest of the Lenders, Security Agent shall take such of the following actions as shall be specified in such instructions: (a) give such notice or direction or take any discretionary action which it is entitled to take or exercise such right, remedy, or power under any of the Operative Agreements as shall be specified in such instructions, (b) approve as satisfactory to Security Agent all matters required by any of the Operative Agreements to be satisfactory to Security Agent, and (c) enter into any amendment, modification or supplement of any of the Operative Agreements or grant consents, waivers or approvals requested by Borrower under any of the Operative Agreements. Adequate opportunity, in the particular circumstances, shall be afforded the Lenders to give or to withhold the instructions referred to in the preceding sentence.

10.9 Reports, Notices, etc.

Security Agent will furnish to each Lender, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, and other instruments furnished by Borrower to Security Agent under any of the Operative Agreements.

11. MISCELLANEOUS

11.1 Amendments.

No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated, or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate, or otherwise vary and is signed by the party against whom the enforcement of the amendment, supplement, waiver, modification, discharge, termination, or variance is sought. The Majority in Interest of the Lenders and Borrower may, or, with the written consent of the Majority in Interest of the Lenders, parties to the Operative Agreements may, from time to time, and Security Agent shall, at the direction of the Majority in Interest of the Lenders, (unless its respective rights or obligations as Security Agent are adversely affected thereby), (a) enter into written amendments, supplements or modifications hereto and to the other Operative Agreements for the purpose of adding any provisions to this Agreement or the other

Operative Agreements or changing in any manner the rights of the Lenders, Security Agent or Borrower hereunder or thereunder, or (b) waive, on such terms and conditions as the Majority in Interest of the Lenders may specify in such instrument, any of the requirements of this Agreement or the other Operative Agreements or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Equipment Note, extend the scheduled date of any payment of principal of any Equipment Note, reduce the stated rate of any interest payable on any Equipment Note or any interest or fee payable hereunder or extend the scheduled date of any payment thereof or, increase the amount or extend the expiration date of the Commitments, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (iii)(w) reduce any percentage specified in the definition of Majority in Interest of the Lenders, (x) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Operative Agreements or (y) reduce, modify or amend any indemnities in favor of Security Agent or the Lenders, in any such case without the consent of each Person affected thereby; (iv) amend, modify or waive any provision of Section 10 without the written consent of Security Agent; or (v) take any action inconsistent with the provisions of this Section 11.1 without the written consent of each Lender affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the applicable Lenders and shall be binding upon Borrower, the applicable Lenders, Security Agent and all future holders of the Equipment Notes. In the case of any waiver, Borrower, the Lenders and Security Agent shall be restored to their former position and rights hereunder and under the other Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Each such amendment, supplement, waiver, modification, discharge, termination, or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance, or other manner not set forth in writing and signed by the party against whom enforcement of the same is sought.

11.2 Severability.

If any provision of this Agreement is held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) the remainder of any affected provision (to the extent not invalid, illegal or unenforceable) and all other provisions hereof shall remain in full force and effect in such jurisdiction, and (b) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which any provision is held invalid, illegal, or unenforceable may be waived, the parties hereto hereby waive that Law to the full extent permitted, to the end that this Agreement shall be a valid and binding agreement in all respects, enforceable in accordance with its terms.

11.3 Survival.

The indemnities and representations and warranties (as of and when made) made in this Agreement, in the other Operative Agreements and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the delivery of the Aircraft, the Transfer of any interest by any Lender in an Equipment Note it holds, and the expiration or other termination of any Operative Agreement, except to the extent otherwise provided therein.

11.4 Reproduction of Documents.

This Agreement (including all schedules and exhibits hereto) and all documents relating hereto (other than Equipment Notes), including (a) future consents, waivers, and modifications, and (b) past and future financial statements, certificates, and other information furnished to any party hereto, may be reproduced by any party by any photographic, photostatic, microfilm, micro-card, miniature photographic, or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original exists and whether or not such party made the reproduction in the regular course of business), and any enlargement, facsimile, or further reproduction of such reproduction also shall be so admissible in evidence.

11.5 Counterparts.

This Agreement may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and Security Agent.

11.6 No Waiver.

No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its rights, powers, remedies, or privileges under this Agreement or otherwise available to it shall impair, prejudice, or waive any such right, power, remedy, or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy, or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy, or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances, or waive the rights of any party hereto to any other or further action in any circumstances without notice or demand. To the extent permitted by applicable Law, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

11.7 Notices.

Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, and other communications required or permitted to be made, given, furnished, or filed hereunder shall be in writing (and the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement, and shall be personally delivered, sent by fax or telecommunications transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by next-business-day courier service, in each case to the address or fax number set forth for such party in Schedule 1, or to such other address or number as such party hereafter specifies by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver, or other communication shall be effective when received or, if made, given, furnished, or filed by fax or telecommunication transmission, when confirmed.

11.8 Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.9 Submission to Jurisdiction; Waivers.

Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Operative Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, at its address set forth on Schedule 1 or at such other address of which the Security Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.10 Third-Party Beneficiary.

This Agreement is not intended to, and shall not, provide any Person not a party hereto (except the Persons referred to in Section 9 who are intended third-party beneficiaries of Section

9) with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto shall have any right, power, or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

11.11 Entire Agreement.

This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

11.12 Acknowledgments.

Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Operative Agreements;

(b) neither Security Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Operative Agreements, and the relationship between Security Agent and the Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor respectively; and

(c) no joint venture is created hereby or by the other Operative Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Borrower, Security Agent and the Lenders.

11.13 Further Assurances.

Each party hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) all such further agreements, instruments, certificates, or other documents, and shall do and cause to be done such further things, as any other party hereto reasonably requests in connection with the administration of, or to carry out more effectively the purposes of, or to assure and confirm better to such other party the rights and benefits to be provided under, this Agreement and the other Operative Agreements.

11.14 Section 1110.

Borrower and the Lenders intend that Security Agent shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor.

11.15 Adjustments; Set-Off.

(a) Except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall, at any time after the Equipment Notes and other amounts payable hereunder shall immediately become due and payable pursuant to Article 5 of the Mortgage, receive any payment of all or part of the obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Article 5 of the Mortgage or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Equipment Notes owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Equipment Notes owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by Law, each Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable Law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Borrower. Each Lender agrees promptly to notify Borrower and the Security Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies that such Lender may have.

11.16 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 7.1.

11.17 Waivers of Jury Trial.

THE BORROWER, THE SECURITY AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.18 Registrations with International Registry.

Each of the parties hereto consents to the registrations with the International Registry of the International Interest (or Prospective International Interest) constituted by the Mortgage, and each party hereto covenants and agrees that it will take all such action reasonably requested by Borrower or Security Agent in order to make any registrations with the International Registry, including becoming a registry user entity with the International Registry and providing consents to any registration as may be contemplated by the Operative Agreements.

If the financing of the Aircraft shall fail to occur utilizing the Commitments hereunder, Security Agent agrees to discharge from the International Registry any Prospective International Interest which may have been registered with the International Registry.

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IN WITNESS WHEREOF, each of the parties has executed this Loan Agreement [N337AT].

AIRTRAN AIRWAYS, INC., Borrower

By
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC
NEW YORK BRANCH, as Lender

By
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC
NEW YORK BRANCH, as Security Agent

By
Name:
Title:

ANNEX A

DEFINITIONS

GENERAL PROVISIONS

(a) In the Loan Agreement, unless otherwise expressly provided, a reference to:

(1) each of “Borrower”, “Lender”, “Security Agent” and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

(2) any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with the Loan Agreement, and any agreement or other document entered into in substitution or replacement therefor;

(3) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the date of the Loan Agreement, and thereafter from time to time;

(4) “Agreement”, “this Agreement”, “hereby”, “herein”, “hereto”, “hereof”, “hereunder”, and words of similar import, when used in the Loan Agreement, refer to the Loan Agreement as a whole and not to any particular provision of the Loan Agreement;

(5) “including”, “include”, and terms or phrases of similar import means “including, without limitation”;

(6) a reference to a “Section”, an “Exhibit”, an “Annex”, or a “Schedule” in the Loan Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, the Loan Agreement or such annex, respectively; and

(7) Each exhibit, annex, and schedule to the Loan Agreement is incorporated in, and is a part of, the Loan Agreement.

(b) Unless otherwise defined or specified in the Loan Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(c) Headings used in the Loan Agreement are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, the Loan Agreement.

DEFINED TERMS

Acceptable Potential Swap Counterparties: (A) JPMorgan Chase, Deutsche Bank, Lloyds Bank, BNP Paribas, Calyon, Bayern Landesbank, CIBC, Royal Bank of Canada, ING, Hypo-Vereinsbank, Dresdner, Bank of America, N.A., Barclays Bank, Citibank, Wachovia, N.A., Halifax Bank of Scotland or HSH Nordbank; provided, that each such bank agrees to a mutual break clause on the tenth (10th) anniversary of the exercise of the Fixed Rate Option, or (B) such other banks as Security Agent (acting at the instruction of the Majority in Interest of the Lenders) and Borrower may mutually agree. It is understood and agreed that if any Lender does not have either (x) sufficient lines of credit for any bank listed in clause (A) above or (y) an existing ISDA agreement in place with any bank listed in clause (A) above and so informs the Borrower and the Security Agent prior to the opening of business on the third (3rd) Business Day prior to the day on which a swap auction is being conducted pursuant to Section 4.5 of the Loan Agreement, such bank will no longer be an “Acceptable Potential Swap Counterparty” and the Security Agent (acting as aforesaid) and Borrower shall cooperate in good faith to select a replacement bank as Security Agent (acting as aforesaid) and Borrower may mutually agree prior to the date of such swap auction.

Account: as defined in Section 2.2(d) of the Loan Agreement.

Actual Knowledge: as it applies to any Person, actual knowledge of a vice president or more-senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Operative Agreements; provided, that each of Borrower and Security Agent shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice pursuant to Section 11.7 of the Loan Agreement.

Additional Costs: as defined in Section 4.4(a) of the Loan Agreement.

Adjusted Fixed Rate Quote: has the meaning set forth in Section 4.5(a) of the Loan Agreement.

Affiliate: of any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and “controlling”, “controlled by”, and “under common control with” have correlative meanings.

After-Tax Basis: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment to that Person so that the sum of the two payments, after deducting all Taxes (taking into account any credits or deductions attributable to the event or circumstance giving rise to the requirement that the original payment be made) payable by such Person or any of its Affiliates under any applicable Law or governmental authority, is equal to the payment due to such Person.

AGTA-CQT: the Aircraft General Terms Agreement AGTA-CQT, dated as of July 3, 2003, by and between Airframe Manufacturer and Borrower.

Aircraft: defined in the recitals of the Loan Agreement.

Aircraft Bill of Sale: the full warranty bill of sale covering the Aircraft delivered by Seller to Borrower on the Closing Date or pursuant to Section 4.5(c) of the Mortgage.

Airframe Manufacturer: The Boeing Company.

Assignment: as defined in the Cape Town Convention.

Associated Rights: as defined in the Cape Town Convention.

Aviation Authority: the FAA or, if the Aircraft is registered with any other Governmental Entity under and in accordance with Section 4.2(e) of the Mortgage, such other Governmental Entity.

Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

Bills of Sale: the FAA Bill of Sale and the Aircraft Bill of Sale.

Borrower Person: Borrower, any lessee, assignee, successor, or other user or Person in possession of the Aircraft, the Airframe, or an Engine with or without color of right, or any Affiliate of any of the foregoing (but excluding, in each case, any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any Person using or claiming any rights with respect to the Aircraft, the Airframe, or an Engine directly by or through any of the Persons in this parenthetical).

Borrower’s Advisor: SkyWorks Capital, LLC.

Breakage Amount: the LIBOR Breakage Amount or the Swap Breakage Loss, as applicable.

Business Day: any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York City, New York, USA, Orlando, Florida, USA or London, England, are authorized or required by law, regulation or executive order to be closed, and if in respect of any payment or prepayment on the Equipment Notes, the determination of the LIBOR Rate or an Interest Period or any notice in respect thereof, a day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

Cape Town Convention: the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa.

Citizen of the United States: defined in Section 40102(a)(15) of the Transportation Code and in the FARs.

Closing: defined in Section 2.4 of the Loan Agreement.

Closing Date: defined in Section 2.1 of the Loan Agreement.

Code: the Internal Revenue Code of 1986 as amended, or any successor thereto.

Collateral: as defined in the Granting Clause of the Mortgage.

Commitment: the Dollar amount set forth as the aggregate commitment in Schedule 2 to the Loan Agreement and, in respect of each Lender, the Dollar amount of its commitment as set forth opposite its name in Schedule 2 to the Loan Agreement, subject to adjustment as provided therein and as provided in paragraph 11 of any Transfer Agreement.

Commitment Fee: *** per annum of the outstanding Commitment as set forth in Schedule 2 to the Loan Agreement.

Commitment Termination Date: the earliest of (a) the date on which Borrower takes delivery of the Aircraft, (b) January 31, 2008 or (c) such later date as agreed in writing by Security Agent.

Consent and Agreement: the consent and agreement of Airframe Manufacturer to the collateral assignment contemplated by Granting Clause (2) of the Mortgage, substantially in the form attached to the Loan Agreement as Exhibit D.

Cutoff Date: as defined in Section 2.2(e)(4) of the Loan Agreement.

Debt Rate: for any Equipment Note, (1) unless the Fixed Rate for such Equipment Note shall be applicable, for each Interest Period, the LIBOR Rate for such Interest Period plus Loan Margin or (2) if the Fixed Rate shall be applicable to such Equipment Note, the Fixed Rate.

Default: (1) any event or condition that, with the giving of notice or the lapse of time, would become an Event of Default, or (2) any Event of Default.

Delivery Date: the date on which the Aircraft is tendered for delivery by Seller to Borrower which shall be a Business Day.

Deposit: as defined in Section 2.2(d) of the Loan Agreement.

Dollars, United States Dollars, or $: the lawful currency of the United States.

Drawdown Notice: a notice substantially in the form set out in Exhibit B to the Loan Agreement.

Eligible Aircraft: any Boeing model 737-7BD aircraft financed pursuant to the Loan Agreement or a Related Loan Agreement.

Engine: as defined in Annex A of the Mortgage.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 1 of 8 pages containing information redacted pursuant to a request for confidential treatment.

Engine Consent and Agreement: the consent and agreement of Engine Manufacturer to the collateral assignment contemplated by Granting Clause (2) of the Mortgage, substantially in the form attached to the Loan Agreement as Exhibit E.

Engine Manufacturer: CFM International, Inc.

Entry Point Filing Forms: each of the FAA form AC 8050-135 forms to be filed with the FAA as contemplated by Section 5.1(h) of the Loan Agreement.

Equipment Note: any equipment note issued under the Mortgage in the form specified in Section 2.1 and Exhibit B thereof (as such form may be varied pursuant to the terms of the Mortgage), or any Equipment Note issued under the Mortgage in exchange for or replacement of any such Equipment Note.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

Event of Default: as defined in Section 5.1 of the Mortgage.

Event of Loss: as defined in Annex A of the Mortgage.

Expenses: any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, proceedings of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, and shall include all out-of-pocket costs, expenses and disbursements (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation) of an Indemnitee in connection therewith or related hereto.

FAA: the Federal Aviation Administration of the United States or any Governmental Entity succeeding to the functions of such Federal Aviation Administration.

FAA Bill of Sale: a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Borrower on the Closing Date by Seller or pursuant to Section 4.5(c)(1)(bb) of the Mortgage.

FAA Counsel: Lytle, Soule & Curlee.

FAA-Filed Documents: the Mortgage, the Entry Point Filing Forms, FAA Bill of Sale, and an application for registration of the Aircraft with the FAA in Borrower’s name.

Fee Letter: the letter agreement, dated as of August 31, 2006, by and between Borrower and Security Agent, in respect of the payment by Borrower to Security Agent of certain fees described therein.

Financing Statements: the UCC-1 financing statements covering the Collateral, by Borrower, as debtor, showing Security Agent as secured party, for filing in Delaware and each other jurisdiction where filing is necessary to perfect its Lien on the Collateral.

Fixed Rate: the fixed rate at which interest will accrue, following Borrower’s exercise of the Fixed Rate Option pursuant to Section 4.5 of the Loan Agreement.

Fixed Rate Option: described in Section 4.5 of the Loan Agreement.

GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC or the Public Company Accounting Oversight Board, and applied on a basis consistent with prior periods except as may be disclosed in the pertinent Person’s financial statements.

GEES Acknowledgment and Agreement: the acknowledgment and agreement of GE Engine Services, Inc. to the collateral assignment contemplated by Granting Clause (2) of the Mortgage and the agreement of Borrower as to certain matters addressed therein, substantially in the form attached to the Loan Agreement as Exhibit F.

Governmental Entity: (1) any national government, political subdivision thereof, or local jurisdiction therein; (2) any instrumentality, board, commission, court, or agency of any thereof, however constituted; and (3) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject.

GTA: General Terms Agreement No. CFM-03-0017, dated June 30, 2003, by and between Engine Manufacturer and Borrower including all exhibits thereto.

Holdings: AirTran Holdings, Inc., a Nevada corporation.

Holdings Guarantee: the Guarantee [N337AT], dated as of August 31, 2006, issued by Holdings.

Indemnified Withholding Taxes: defined in Section 9.3 of the Loan Agreement.

Indemnitee: (1) Security Agent, (2) the Lenders, (3) each Affiliate of the Persons described in clauses (1) and (2) above, (4) the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (3) above and (5) the successors and permitted assigns of the persons described in clauses (1) through (3).

Interest Period: (a) initially, the period commencing on the Closing Date and ending on (but excluding) the first Payment Date and (b) thereafter, each successive period commencing on the final day of the preceding Interest Period and ending on (but excluding) the next succeeding Payment Date.

International Interest: as defined in the Cape Town Convention.

International Registry: as defined in the Cape Town Convention.

IRS: the Internal Revenue Service of the United States, or any Governmental Entity succeeding to the functions of such Internal Revenue Service.

Junior Loan: defined in Section 7.3 of the Loan Agreement.

Law: (1) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Governmental Entity, and (2) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

Lender: (1) initially each Person identified in Schedule 2 of the Loan Agreement as a Lender making a secured loan in respect of the Aircraft, and (2) thereafter any Person registered as a holder of one or more Equipment Notes.

LIBOR Breakage Amount: as of the date of determination thereof the amount, if any, required to compensate any Lender in respect of the net amount of any actual out-of-pocket loss, cost or expense incurred by such Lender in connection with the unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources as the result of (a) failure by Borrower in making a borrowing of loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement other than as a result of a breach by an Lender to make its Commitment available pursuant to Section 2(a) of the Loan Agreement, (b) failure by Borrower in making any prepayment or redemption of Equipment Notes after Borrower has given a notice thereof in accordance with the provisions of the Operative Agreements, or (c) the making of a prepayment or redemption of Equipment Notes on a day that is not the last day of an Interest Period with respect thereto. Such amount includes without limitation, any and all penalties or charges for prepayment or liquidation or other arrangement or redeployment of funds.

LIBOR Rate: with respect to any Interest Period, (a) the rate per annum (calculated on the basis of a 360-day year and actual days elapsed) equal to the rate per annum at which Dollar deposits are offered in the London interbank market for a three-month period as such rate (rounded upwards, if necessary, to the nearest 1/10000 of 1%) as displayed on Telerate Page 3750 (or such other page as may replace Telerate Page 3750) at approximately 11:00 a.m., London time, or if such service is not available or no longer displays any such quote, Page LIBO of the Reuters Money Service Monitor System (or such other page as may replace Reuters Page LIBO) at approximately 11:00 a.m., London time on the day that is two Business Days prior to the first day of such Interest Period for a period comparable to such Interest Period, or (b) if no such rate is published on either such service or if neither of such services is then available, the interest rate per annum equal to the average (rounded up, if necessary, to the nearest 1/10000 of 1%) of the rates at which deposits in Dollars are offered by the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period comparable to such Interest Period and in an amount approximately equal to the aggregate principal amount of the Equipment Notes scheduled to be outstanding during such Interest Period or (c) if none of the Reference Banks is quoting a rate for deposits in Dollars in the London interbank market for such a period and amount, the interest rate per annum equal to the average (rounded up, if necessary, to the nearest 1/10000 of 1%) of the rates at which deposits in Dollars are offered by the principal London offices of the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars in the London interbank market for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period or other period, as applicable, to prime banks in the London interbank market for a period comparable to such Interest Period and in an amount approximately equal to the aggregate principal amount of the Equipment Notes scheduled to be outstanding during such Interest Period.

In the event that, prior to the first day of any Interest Period, Security Agent shall have determined, acting reasonably and in good faith, that, by reason of circumstances affecting the market generally, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, Security Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. In such case, Borrower and Security Agent, in consultation with the Lenders, shall negotiate a mutually satisfactory interest rate to be substituted for the LIBOR Rate until such time as such adequate and reasonable means for ascertaining the LIBOR Rate shall exist. If a substituted interest rate is agreed upon, it shall be effective from the first day of the applicable Interest Period. If Borrower and Security Agent fail to agree upon a substituted interest rate by the first day of the applicable Interest Period, the applicable interest rate for each Equipment Note shall be equal to the sum of (x) the rate determined reasonably and in good faith by Security Agent, in consultation with the Lenders, to be the Lenders’ cost to maintain the Equipment Notes plus (y) the Loan Margin.

Lien: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property, including any interest registered on the International Registry.

Loan Agreement: the Loan Agreement [N337AT], dated as of August 31, 2006, among Borrower, the Lenders and Security Agent.

Loan Margin: *** per annum.

Majority in Interest of the Lenders: the holders of more than 50% of (a) until the Closing Date, the unused Commitment(s) then in effect and (b) thereafter, the aggregate unpaid principal amount of the Equipment Notes then outstanding.

Material Adverse Change: with respect to any Person, any event, condition, or circumstance that materially adversely affects such Person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities, and agreements under the Operative Agreements.

Maturity Date: the Payment Date falling on the twelfth (12th) annual anniversary of the Scheduled Delivery Date.

Mortgage: the Mortgage [N337AT], dated the Closing Date, between Borrower and Security Agent in the form attached to the Loan Agreement as Exhibit A.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 2 of 8 pages containing information redacted pursuant to a request for confidential treatment.

Non-U.S. Person: any Person, other than a United States person as defined in Code Section 7701(a)(30).

No Winglet Notice: as defined in Section 2.6 of the Loan Agreement.

Obligations: as defined in the Mortgage.

Officer’s Certificate: of any party to the Operative Agreements, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant, or Staff Vice President), the Treasurer, or the Secretary of such party.

Operative Agreements: the Loan Agreement, the Mortgage (or any supplement thereto), the Equipment Notes, the Consent and Agreement, the Engine Consent and Agreement, the GEES Acknowledgment and Agreement, the Holdings Guarantee and the Fee Letter.

Original Amount: the stated original principal amount of an Equipment Note and, with respect to all Equipment Notes, the aggregate stated original principal amounts of all such Equipment Notes.

Parts: as defined in Annex A of the Mortgage.

Past-Due Rate: the lesser of the Debt Rate plus *** per annum and the maximum rate permitted under applicable Law.

Payment Date: the day of the month in which the Scheduled Delivery Date for the Aircraft occurred and the corresponding calendar day of the month that occurs each three (3) months thereafter, including the Maturity Date, the first of which shall fall in the third month next following the Scheduled Delivery Date for the Aircraft; provided that if there is no day in any month corresponding to the Scheduled Delivery Date, then the Payment Date in such month shall be the last Business Day of such month.

PDP Credit Agreements: (A) the Credit Agreement, dated as of August 31, 2005, among Borrower, the lenders identified in Schedule 1 thereto, and RBS, as security agent, and (2) the Credit Agreement, dated as of August 1, 2006, among Borrower, the lenders identified in Schedule 1 thereto, and RBS, as security agent.

PDP Note: a note issued in connection with either of the PDP Credit Agreements.

PDP Security Agreements: (A) the Security Agreement, dated as of August 31, 2005, by and between Borrower and RBS, as security agent, and (B) the Security Agreement, dated as of August 1, 2006, by and between Borrower and RBS, as security agent.

Permitted Country: any country listed on Schedule 3 to the Loan Agreement.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 3 of 8 pages containing information redacted pursuant to a request for confidential treatment.

Permitted Lease: a lease or sublease permitted under Section 4.2(b) of the Mortgage.

Permitted Lessee: the lessee or sublessee (as the case may be) under a Permitted Lease.

Permitted Lien: (a) the rights of Security Agent under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens which the Security Agent or the Lender, as the case may be, is expressly required to remove under the terms of the Operative Agreements; (c) the rights of others under agreements or arrangements to the extent expressly permitted by Section 4.2(b) or Section 4.4 of the Mortgage; (d) Liens of Taxes either not yet due or being contested in good faith by appropriate procedures if such Liens and such procedures (i) do not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe or any Engine, or the interest of Security Agent or any Lender therein, or (ii) do not involve any risk of criminal liability or material risk of civil liability being imposed on Security Agent or other Indemnitee, or (iii) impair the Lien of the Mortgage and for which adequate reserves have been established under GAAP; (e) materialmen’s, mechanics’, workers’, repairers’, employees’, or other like Liens arising in the ordinary course of business for amounts the payment of which either is not yet delinquent for more than sixty (60) days or is being contested in good faith by appropriate proceedings, if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe or any Engine or any other Collateral, or the interest of Security Agent or any Lender therein, or impair the first and prior Lien of the Mortgage; (f) Liens arising out of any judgment or award against Borrower (or any Permitted Lessee), if, within sixty (60) days after the entry thereof, that judgment or award is discharged or vacated, or has its execution stayed pending appeal, or is discharged, vacated, or reversed, and if during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe or any Engine or any other Collateral, or the interest of Security Agent or any Lender therein, or impair the first and prior Lien of the Mortgage; (g) any other Lien with respect to which Borrower (or any Permitted Lessee) shall have provided a bond, cash collateral, or other security adequate in the reasonable opinion of Security Agent; (h) any Lien arising in respect of a Junior Loan, to the extent permitted by Section 7.3 of the Loan Agreement; or (i) Liens that are ownership interests registered with the International Registry in the Airframe and any Engine constituted by the Bills of Sale (or other evidence of Borrower’s ownership) thereof or ownership interests registered with the International Registry in any airframes on which any Engine may be installed (as permitted by Section 4.2 of the Mortgage) constituted by bills of sale (or other evidence of ownership) thereof.

Person or person: an individual, firm, partnership, joint venture, trust, trustee, Governmental Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority, and other body, corporate or not, whether having distinct legal status or not, or any member of any of the same.

Plan: any employee benefit plan within the meaning of ERISA § 3(3), which is subject to Title I of ERISA, or any plan subject to Code § 4975(e)(1).

Postponement Notice: as defined in Section 2.2(e)(1) of the Loan Agreement.

Potential Competitor: a U.S. Air Carrier or an Affiliate thereof or a shareholder of a U.S. Air Carrier holding or having the right to acquire (without regard to the happening of a contingency) capital stock in such U.S. Air Carrier in excess of 25%.

Prospective Assignment: as defined in the Cape Town Convention.

Prospective International Interest: as defined in the Cape Town Convention.

Prospective Sale: as defined in the Cape Town Convention.

Purchase Agreement: Purchase Agreement No. 2444, dated July 3, 2003, between Airframe Manufacturer and Borrower (which includes by reference AGTA-CQT), including all exhibits thereto, together with all letter agreements related thereto.

Reference Banks: means the principal London offices of Security Agent, JPMorgan Chase Bank, Citibank, N.A., and such other or additional banking institutions as may be designated from time to time by mutual agreement of Borrower and Security Agent.

Related Aircraft: any Boeing model 737-7BD aircraft that is the subject of any Related Mortgage.

Related Loan Agreement: (A) the Loan Agreement, dated as of August 31, 2005, among Borrower, the lenders identified therein in Schedule 1 thereto and RBS, as security agent for the lenders thereto in respect of the acquisition financing of twelve (12) Boeing model 737-7BD aircraft bearing manufacturer’s serial numbers 33924, 33925, 33926, 34861, 33923, 34862, 33929, 35109, 33930, 35110, 33927 and 33928, respectively; (B) the Loan Agreement [N320AT], dated as of August 31, 2006, among Borrower, the lenders identified therein in Schedule 1 thereto and RBS, as security agent for the lenders thereto, in respect of the acquisition financing of one (1) Boeing model 737-7BD aircraft bearing manufacturer’s serial number 33932; (C) the Loan Agreement [N330AT], dated as of August 31, 2006, among Borrower, the lenders identified therein in Schedule 1 thereto and RBS, as security agent for the lenders thereto, in respect of the acquisition financing of one (1) Boeing model 737-7BD aircraft bearing manufacturer’s serial number 33935; (D) the Loan Agreement [N336AT], dated as of August 31, 2006, among Borrower, the lenders identified therein in Schedule 1 thereto and RBS, as security agent for the lenders thereto, in respect of the acquisition financing of one (1) Boeing model 737-7BD aircraft bearing manufacturer’s serial number 33936; and/or (E) the Loan Agreement [N344AT], dated as of August 31, 2006, among Borrower, the lenders identified therein in Schedule 1 thereto and RBS, as security agent for the lenders thereto, in respect of the acquisition financing of one (1) Boeing model 737-7BD aircraft bearing manufacturer’s serial number 33939.

Related Mortgage: as defined in Annex A of the Mortgage.

Related Notes: as defined in Annex A of the Mortgage.

Related Obligation: as defined in the Mortgage.

Sale: as defined in the Cape Town Convention.

Sale-Leaseback Transaction: as defined in Section 7.4 of the Loan Agreement.

Scheduled Delivery Date: as defined in Section 2.2(a) of the Loan Agreement.

Scheduled Delivery Month: September 2007.

SEC: the Securities and Exchange Commission of the United States, or any Governmental Entity succeeding to the functions of such Securities and Exchange Commission.

Secured Obligations: as defined in the Mortgage.

Section 1110: 11 U.S.C. Section 1110 of the Bankruptcy Code, or any successor or analogous section of the federal bankruptcy law in effect from time to time.

Securities Act: the Securities Act of 1933.

Security: a “security” as defined in Section 2(l) of the Securities Act.

Seller: Airframe Manufacturer.

Similar Aircraft: a Boeing model 737-700 aircraft.

Standard & Poor’s: means Standard & Poor’s Rating Services or any successor organization thereto.

Swap Break Amount: as of any date (the “Swap Termination Date”) and for any Lender: (1) in the case of any amount required to be paid to the Swap Counterparty, the amount the Swap Counterparty will in good faith require in accordance with market practice on the basis of Market Quotation (as defined in the 1992 ISDA Master Agreement referred to in the definition of Swap Transaction) to have paid to it on such date by such Lender (such amount to be expressed as a positive number), or (2) in the case of any amount to be paid by the Swap Counterparty, the amount the Swap Counterparty pays in accordance with market practice on the basis of Market Quotation (as so defined) to such Lender on such date (such amount to be expressed as a negative number), in either case, to terminate the applicable Swap Transaction on such date with respect to, and to the extent of, the then outstanding principal amount of all of the relevant Equipment Notes.

Swap Breakage Gain: means, as to any Lender: the absolute value of the Swap Break Amount for such Lender if the Swap Break Amount is a negative number.

Swap Breakage Loss: means as to any Lender: the value of the Swap Break Amount for such Lender if the Swap Break Amount is a positive number.

Swap Counterparty: means, in the case of any Swap Transaction, the floating rate payor swap counterparty under such Swap Transaction.

Swap Transaction: means, for any Lender, the interest rate swap or other interest rate hedging transaction entered into by such Lender on customary terms and governed by a Master

Agreement (Local Currency Single Jurisdiction or Multi Currency Cross Border) published by the International Swap and Derivatives Association pursuant to which such Lender agrees to pay to the Swap Counterparty on each Payment Date to and including the applicable Maturity Date an amount equal to the amount of accrued interest calculated at the applicable Fixed Rate (on the basis of a 360-day year comprised of twelve 30-day months), on a notional amount equal to the principal amount of such Lender’s Equipment Notes scheduled to be outstanding during the Interest Period ending on such Payment Date and the Swap Counterparty agrees to pay to such Lender an amount equal to the amount of interest calculated at the LIBOR Rate for such Interest Period plus the Loan Margin (on the basis of a year of 360 days and actual number of days elapsed) that will accrue on such notional amount during such Interest Period, as such transaction may be modified, supplemented or replaced (without modification of the economic terms thereof). The Swap Transaction may be effected by any Lender on an internal basis, in which case such Lender shall be deemed to be the Swap Counterparty for its Swap Transaction; in such event, such Lender agrees to quote Swap Break Amount as provided in the definition thereof as Swap Counterparty thereunder in respect of the Swap Transaction relating to its obligations under the Equipment Notes.

Tax Benefits:

(a) any benefits with respect to Taxes which are actually and currently realized by any Tax Indemnitee, which are attributable solely to the incurrence or payment by such Tax Indemnitee of any indemnified Losses or Taxes or an event giving rise to such Losses or Taxes; provided, that for the purpose of calculating such Tax Benefit, such Tax Indemnitee shall be deemed to utilize all other items of income, gain, loss, deduction or credit, including those that arise outside the scope of this Agreement, before utilizing any item arising from the incurrence or payment of any indemnified Loss or Tax. A Tax Indemnitee shall be deemed to have actually and currently realized and utilized a Tax Benefit to the extent that, and at such time as, the amount of Taxes payable by the Tax Indemnitee is actually reduced below the amount of Taxes such Tax Indemnitee would be required to pay but for the incurrence or payment of such Loss or Taxes, computed in accordance with the ordering rules set forth above. Notwithstanding anything to the contrary in this clause (a), in calculating any Tax Benefit, a Tax Indemnitee, to the extent not prohibited by applicable law or by contract, shall determine when Tax Benefits are utilized in a manner which is non-discriminatory with respect to all other Similar Loans, it being understood that if, after taking into account all tax items of such Tax Indemnitee other than from this Loan and Similar Loans, such Tax Indemnitee has the capacity to use some or all of the Tax Benefits and some or all of the tax benefits generated by Similar Loans, it cannot rely upon a provision in such Similar Loan that requires the tax benefits from such Similar Loans to be applied last to avoid applying the tax benefits under those Similar Loans and, based on this non-discriminatory provision, also the Tax Benefits from this Loan in calculating the indemnities due under the respective loan. For purposes of this provision, “Similar Loans” means loans (i) in which the Tax Indemnitee or any affiliate thereof is a participant and with respect to which such Tax Indemnitee or affiliate is entitled to indemnification with respect to Taxes, and (ii) in which the Borrower is a U.S. Borrower with a similar or lesser credit as the Borrower.

(b) The determination of whether the Tax Indemnitee has realized a Tax Benefit and the calculation of the amount of such Tax Benefit shall be made by the Tax Indemnitee in the ordinary course of administering its Tax affairs. Notwithstanding anything to the contrary herein, if the Borrower provides a Tax Indemnitee with a written notice setting forth facts and circumstances which create a reasonable possibility that a Tax Benefit has been realized with respect to an Indemnified Tax, such Tax Indemnitee shall agree to make a determination as to whether it has realized such a Tax Benefit. If a Tax Indemnitee determines that it has realized such a Tax Benefit, it shall pay such Tax Benefit to Borrower in accordance with the terms of Section 9.3(d)(5).

Tax Documents: any report, returns, certification, statement or other document related to a Tax.

Tax Indemnitee: (1) Security Agent, (2) each Lender, and (3) the successors, assigns, officers, directors and agents of the foregoing.

Taxes: all taxes, levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

Taxing Authority: any federal, state, or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or any taxing authority thereof.

Termination Date: as defined in Section 2.5 of the Loan Agreement.

Transaction Expenses: the reasonable out-of-pocket costs and expenses incurred by Security Agent and the Lenders in connection with (1) the preparation, execution, and delivery of the Operative Agreements and the recording or filing of any documents, certificates, or instruments in accordance with any Operative Agreement, including the FAA-Filed Documents and the Financing Statements and (2) the reasonable fees and disbursements of counsel for Security Agent, counsel for the Lenders, and FAA Counsel, in each case, in connection with the Closing.

Transactions: the transactions contemplated by the Operative Agreements.

Transfer: the transfer, sale, assignment, or other conveyance by a Lender, but not including the granting of participations by a Lender as contemplated by Section 7.1 of the Loan Agreement.

Transfer Agreement: an assignment and assumption agreement substantially in the form set out in Exhibit C to the Loan Agreement.

Transferee: any commercial bank or financial institution, credit or leasing company, special purpose or other entity to whom any Lender purports or intends to Transfer any or all of its Commitment or right, title, or interest in an Equipment Note it holds, pursuant to Section 7.1 of the Loan Agreement; provided, that in the event a Transferee of the Commitment is not a commercial bank or financial institution, Borrower’s written consent shall be required (which consent shall not be unreasonably withheld or delayed); and provided, further, that in any case no Transferee may be a Potential Competitor.

Transportation Code: subtitle VII of title 49, United States Code.

UCC: the Uniform Commercial Code as in effect in the State of New York from time to time.

United States or U.S.: the United States of America; provided, that for geographic purposes, “United States” means the 50 states and the District of Columbia of the United States of America.

U.S. Air Carrier: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to FAR Part 121, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

U.S. Government: the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

U.S. Person: any Person that is a “United States person” as defined in Code Section 7701(a)(30).

EXHIBIT A

FORM OF MORTGAGE

[ATTACHED HERETO]

ExhA-1

EXHIBIT B

FORM OF:

DRAWDOWN NOTICE

Drawdown Notice dated                          , 200      (this “Notice”) by AirTran Airways, Inc. (“Borrower”).

Reference is made to the Loan Agreement, dated as of August 31, 2006 (as executed and delivered and as in effect from time to time, the “Loan Agreement”), among Borrower, the Lenders party thereto (collectively, the “Lenders”) and The Royal Bank of Scotland plc New York Branch, as Security Agent for the Lenders (the “Security Agent”). Unless specified herein, capitalized terms used herein have the same meanings attributed thereto in the Loan Agreement (or the Mortgage referred to therein).

The undersigned hereby gives notice pursuant to Section 2.2(b) of the Loan Agreement of its request to borrow from each Lender its pro rata share of $              (for each Lender, its “Participation Amount”), such amount being the amount of the aggregate principal amount of the secured loans expected to be made by the Lenders under the Loan Agreement on the Scheduled Delivery Date (as defined below).

Borrower hereby notifies Security Agent that (a) the scheduled Delivery Date is                          , 200      (the “Scheduled Delivery Date”), (b) the Participation Amount for each Lender is as specified above, and (c) the manufacturer’s serial number of the Aircraft is 33937.

[Borrower hereby exercises the Fixed Rate Option (as defined in Section 4.5 of the Loan Agreement)].

[Borrower [does/does not] deliver a No-Winglet Notice (as described in Section 2.6 of the Loan Agreement in respect of the subject Aircraft).]

IN WITNESS WHEREOF, Borrower has caused this Notice to be duly executed by its officer thereunto duly authorized on the day and year first above written.

AIRTRAN AIRWAYS, INC.

By:
Name:
Title:

ExhB-1

EXHIBIT C

FORM OF TRANSFER AGREEMENT

ASSIGNMENT AND ASSUMPTION

Reference is made to the Loan Agreement, dated as of August 31, 2006 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AIRTRAN AIRWAYS, INC. (the “Borrower”), the parties identified in Schedule I thereto as the Lenders and THE ROYAL BANK OF SCOTLAND PLC, NEW YORK BRANCH, as security agent for the Lenders (in such capacity, the “Security Agent”). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

The transferring Lender identified on Schedule l hereto (the “Assignor”) and the Transferee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Time (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Loan Agreement.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Operative Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or the performance or observance by the Borrower of its obligations under the Loan Agreement and the other Operative Agreements or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption and that, as of the Effective Time and for the benefit of the Lenders, Security Agent and Borrower, the Loan Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors rights generally or general principles of equity; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to Sections 3.1(b)(11) and 6.1(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor,

ExhC-1

the Security Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Operative Agreements or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Security Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Operative Agreements or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Security Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees, for the benefit of the Lenders, Security Agent and Borrower, that it will (1) be bound by the provisions of the Loan Agreement applicable to it, (2) perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender with respect to the Assigned Interest and the period from and after the Effective Time [including, without limitation, the obligation to make secured loans to the Borrower under Section 2.1 of the Loan Agreement]1 and (3) be bound by any and all consents, approvals, elections or other actions given, made or taken by Assignor prior to the Effective Time. [Without limiting the foregoing, if the Assignee is a Non-U.S. Person (as defined in the Loan Agreement) it will furnish to the Security Agent the forms and/or documentation required by Section 2.3(c) of the Mortgage.]

[4. Assignee hereby represents and warrants to the Assignor that either no portion of the funds used by it to purchase the Equipment Note(s) Nos.          sold and assigned hereunder constitutes “plan assets” (within the meaning of the Department of Labor codified at 29 C.F.R. Section 2510.3-101) of any Plan or its purchase of such Equipment Note does not constitute a non-exempt prohibited transaction under Section 4975(c)(1)(A)-(D) of the Code or Section 406(a) of ERISA.

5. Assignor hereby represents and warrants to Borrower and Assignee that the sale and assignment of the Equipment Note(s) Nos.          by Assignor to Assignee hereunder does not violate the registration requirements of the Securities Act of 1933 or the registration requirements of any applicable state or foreign securities laws;]2

6. The Assignee hereby represents and warrants to Borrower and to Assignor that it is not a U.S. Air Carrier or an Affiliate or a shareholder of a U.S. Air Carrier holding or having the right to acquire (without regard to the happening of a contingency) capital stock in such U.S. Air Carrier in excess of 25%.

7. The effective date and time of this Assignment and Assumption shall be the Effective Date and Time of Assignment described in Schedule 1 hereto (the “Effective Time”). Following the execution of this Assignment and Assumption, it will be delivered to the Security Agent for acceptance by it and recording in the Equipment Note Register (as defined in the applicable Mortgage(s)) by the Security Agent pursuant to the Loan Agreement, effective as of the Effective Time.

8. Upon such acceptance and recording, from and after the Effective Time, the Security Agent shall make all payments in respect of the Assigned Interest (including payments of

[1]	To be included if the unsecured Commitment of the transferring Lender is assigned.
[2]	To be included if Equipment Note(s) are part of the Assigned Interest.

ExhC-2

principal, interest, fees and other amounts) to the Assignor for amounts which have accrued with respect to the period prior to the Effective Time and to the Assignee for amounts which have accrued subsequent thereto.

9. From and after the Effective Time, (a) the Assignee shall be a party to the Loan Agreement and, with respect to the Assigned Interest and period prior to the Effective Time, have the rights and obligations of a Lender thereunder and shall be bound by the applicable provisions thereof, (b) the Assignor shall, with respect to the Assigned Interest and the period prior to the Effective Time, relinquish its rights and be released from its obligations under the Loan Agreement and (c) the Assignor shall release the Lenders, Security Agent and Borrower from their respective duties, liabilities and obligations owing to the Assignor under the Loan Agreement and other Operative Agreements with respect to the Assigned Interest for the period on or after the Effective Time; provided, that such release does not extinguish any such duties, liabilities and obligations with respect to the period prior to the Effective Time, all of which shall survive such release and be performed directly to and for the benefit of Assignor.

10. The Assignor and the Assignee hereby represent and warrant for the benefit of the Lenders, Borrower and Security Agent that the assignment and assumption of the Assigned Interest contemplated by this Agreement complies with all of the requirements of Section 7.1 of the Loan Agreement applicable to it.

11. As between Assignor and Assignee, it is agreed that if RBS is of the opinion that the applicable closing conditions set forth in Section 3.1 of the Loan Agreement have been satisfied on an Closing Date, and if RBS, as Assignor, has transferred its Commitment with respect to the Aircraft in this Assignment and Assumption without the prior written consent of Borrower, and the Assignee is of the opinion, as expressed to RBS, as Assignor, that such applicable closing conditions have not been satisfied, then RBS, as Assignor, shall have the right, but not the obligation, by notice to the Borrower and Assignee, to make an additional secured loan in the amount of the secured loan that such Assignee would be obligated to make on such Closing Date if such conditions precedent were satisfied. In the event the preceding sentence is applicable, the Commitments of RBS shall be increased by an amount of such secured loan and the Commitment of such Assignee shall be reduced by an equivalent amount, effective on the date of such notice from RBS, as Assignor. In the event RBS makes such additional secured loan as aforesaid, the Assignee shall be liable to RBS, as Assignor, but not to the Borrower, for any damages attributable to its failure to make the secured loan in question which was made, instead, by RBS.

12. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers.

ExhC-3

Schedule 1

to Assignment and Assumption with respect to

the Loan Agreement, dated as of August 31, 2006,

among AirTran Airways, Inc. (the “Borrower”),

the parties identified in Schedule I thereto as the Lenders and

The Royal Bank of Scotland plc, New York Branch, as Security Agent

Name of Assignor Lender:

Name of Assignee (Transferee Lender):

Effective Date and Time of Assignment:

Loan Agreement Interest Assigned:

Principal Amount of Equipment Notes Assigned	Unused Amount of Assignor’s Commitment Assigned
$	$

[Equipment Notes Nos. ] [Name of Assignee]	[Name of Assignor]

By:	By:
Title:	Title:

Accepted for Recordation in the Register:

, as Security Agent	AirTran Airways, Inc.

By:	By:
Title:	Title:

The Royal Bank of Scotland plc, New York Branch, as Security Agent

By:
Title:

ExhC-4

EXHIBIT D

FORM OF:

CONSENT AND AGREEMENT N337AT

THE BOEING COMPANY, a Delaware corporation (“Boeing”), hereby consents to Borrower’s assignment to Security Agent of a security interest in all of Borrower’s right, title and interest in and to the Purchase Agreement to the extent that it relates to Borrower’s remaining rights to any warranty, indemnity, or other agreement, express or implied, as to materials, workmanship, design, or patent infringement or related matters with respect to the Airframe pursuant to the Mortgage N337AT, dated of even date herewith (the “Mortgage”; the defined terms in the Mortgage having the same meanings in this Consent and Agreement (this “Consent”)), by and between AIRTRAN AIRWAYS, INC. (the “Borrower”) and THE ROYAL BANK OF SCOTLAND PLC NEW YORK BRANCH, as Security Agent for the Lenders (“Security Agent”).

Boeing hereby confirms to Security Agent that: (1) all remaining warranties, indemnities, and other agreements, express or implied, as to materials, workmanship, design, or patent infringement or related matters under the Purchase Agreement with respect to the Airframe (to the extent assigned to Security Agent pursuant to the Mortgage) shall inure to the benefit of Security Agent to the same extent as if originally named the “Customer” therein except as otherwise provided in the Mortgage; (2) Security Agent shall not be liable for any of the obligations or duties of Borrower under the Purchase Agreement, nor shall the Mortgage give rise to any duties or obligations whatsoever on the part of Security Agent owing to Boeing; provided, that insofar as the provisions of the Purchase Agreement relate to the Airframe, in exercising any rights under the Purchase Agreement with respect to the Airframe, or in making any claim with respect to the Airframe or other things delivered or to be delivered thereunder, the terms and conditions thereof, to the extent disclosed to the Security Agent prior to the date hereof (including, without limitation, warranty disclaimers, liability exclusions, indemnity, and insurance) shall apply to and bind Security Agent to the same extent as Borrower; (3) Boeing agrees that the Mortgage constitutes an agreement by Security Agent as permitted by the Purchase Agreement with respect to the Airframe; (4) if, at such time as Security Agent shall notify Boeing as specified below that Security Agent desires to lease or sell the Airframe, to the extent permitted under the laws of the United States of America, Boeing agrees that it will then offer to such lessee or purchaser, subject to execution of an agreement so to lease or sell the Airframe, a customer service general terms agreement on Boeing’s then standard terms and conditions for a person in the category in which Boeing reasonably determines such lessee or purchaser falls; (5) upon receipt by Boeing of notice from Security Agent that an Event of Default exists and that, if legally permissible, Security Agent is exercising its rights and remedies under the Mortgage, Security Agent shall thereafter have the right (a) to assign its rights in and to the Purchase Agreement to a third party acquiring the Aircraft by lease or purchase and/or (b) to proceed with a sale, foreclosure or other enforcement of secured creditor remedies with respect to an Aircraft which could result in the Purchase Agreement to the extent relating thereto being assigned to a third party; provided, that any such assignment described in sub-clauses (a) or (b) shall require the written consent of Boeing, which will not be unreasonably withheld; (6) if Boeing receives written notice from Security Agent addressed to Boeing’s Vice President – Contracts,

ExhD-1

Boeing Commercial Airplanes at P.O. Box 3707, MC 21-34 Seattle, Washington 98124-2207, if by mail, or to 425-237-1706, if by fax, that an Event of Default has occurred and is continuing and that, if legally permissible, Security Agent is exercising its rights and remedies under the Mortgage (a) Boeing will perform all the duties and obligations that it thereafter is required to perform in respect of the Airframe under the Purchase Agreement (to the extent that the right to accept, demand and retain such duties and obligations has been assigned to Security Agent pursuant to the Mortgage) for the benefit of Security Agent and will make any and all payments that it thereafter is required to make in respect of the Airframe under the Purchase Agreement (to the extent that the right to receive such payments has been assigned to Security Agent pursuant to the Mortgage) directly to Security Agent at an account identified by Security Agent to Boeing by written notice, unless and until Boeing receives from Security Agent written notice, confirming that the Event of Default has been satisfactorily cured or otherwise waived, whereupon Boeing will perform all the duties and obligations, and make all such payments, that it thereafter may be required to perform or make in respect of the Airframe under the Purchase Agreement, to Borrower and (b) Boeing will not recognize Borrower as having any rights under the Purchase Agreement (to the extent those rights have been assigned to Security Agent pursuant to the Mortgage), unless and until Boeing receives from Security Agent written notice, confirming that the Event of Default has been satisfactorily cured or otherwise waived.

Boeing hereby represents and warrants that as of the date hereof: (a) Boeing is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (b) the making and performance of this Consent have been duly authorized by all necessary corporate action on the part of Boeing, do not require any stockholder approval and do not contravene Boeing’s restated certificate of incorporation or by-laws or any agreement to which Boeing is a party or by which it is bound, and the making of this Consent does not contravene any law binding on Boeing; and (c) this Consent constitutes legal, valid and binding obligations of Boeing enforceable against Boeing in accordance with its terms, subject to (x) the limitations of applicable bankruptcy, insolvency, and similar laws affecting the rights of creditors generally, and (y) general principles of equity.

[This space intentionally left blank.]

Exh D-2

This Consent shall in all respects be governed by the internal laws of the state of Washington, including all matters of construction, validity, and performance, without reference to conflicts of laws principles.

[ ], 200[ ]

THE BOEING COMPANY

By:
Name:
Title:	Attorney-in-fact
MSN:	33937

Exh D-3

EXHIBIT E

FORM OF:

ENGINE CONSENT AND AGREEMENT N337AT

CFM INTERNATIONAL, INC., a Delaware corporation (“CFMI”), hereby consents to Borrower’s assignment to Security Agent of all of Borrower’s right, title and interest in and to the General terms Agreement No.CFM-03-0017, dated June 30, 2003 (the “GTA”), to the extent that it relates to Borrower’s remaining rights to Article 9 and Exhibit A of the GTA with respect to the Engines (the “Warranties”) pursuant to the Mortgage N337AT, dated of even date herewith (the “Mortgage”; the defined terms in the Mortgage having the same meanings in this Engine Consent and Agreement (this “Consent”)), by and between AIRTRAN AIRWAYS, INC. (the “Borrower”) and THE ROYAL BANK OF SCOTLAND PLC NEW YORK BRANCH, as Security Agent for the Lenders (“Security Agent”).

CFMI hereby confirms to Security Agent that: (1) the Warranties shall inure to the benefit of Security Agent to the same extent as if originally named the “Airline” therein; (2) Security Agent shall not be liable for any of the obligations or duties of Borrower under the GTA, nor shall the Mortgage give rise to any duties or obligations whatsoever on the part of Security Agent owing to CFMI; provided, that insofar as the provisions of the GTA relate to the Engines, in exercising any rights under the GTA with respect to the Engines, or in making any claim with respect to the Engines, the terms and conditions thereof shall apply to and bind Security Agent to the same extent as Borrower; (3) CFMI agrees that the Mortgage constitutes an agreement by Security Agent as permitted by the GTA with respect to the Engines; (4) if, at such time as Security Agent shall notify CFMI that an Event of Default has occurred and is continuing and that, if legally permissible, Security Agent is exercising its rights and remedies under the Mortgage, Security Agent leases or sells the Aircraft and/or any Engine to another party (the “Replacement Party”) and provides written notice of such lease or sale to CFMI at the time of such transfer, CFMI agrees that, subject to obtaining CFMI’s prior written consent, which will not be unreasonably withheld, and unless otherwise prohibited by any applicable governmental law or regulation, all right, title and interest of the Security Agent in and to the Warranties with respect thereto shall be terminated (but in the case of a lease, only temporarily for the term of such lease) and simultaneously therewith there shall be automatically vested in the Replacement Party a package equivalent to such of the Warranties as at such time may remain available to the Security Agent, on terms mutatis mutandis and subject to the same conditions in respect of the granting of the relevant rights to the Security Agent by CFMI; and (5) if CFMI receives written notice from Security Agent addressed to Commercial Contracts Director at One Neumann Way, M.D. J165, Cincinnati, Ohio 45215-1988, if by mail, or to 513-243-1345, if by fax, that an Event of Default has occurred and is continuing and that, if legally permissible, Security Agent is exercising its rights and remedies under the Mortgage (a) CFMI will perform all the duties and obligations that it thereafter is required to perform in respect of the Engines under the GTA (to the extent that the right to accept, demand and retain such duties and obligations has been assigned to Security Agent pursuant to the Mortgage) for the benefit of Security Agent and will make any and all payments that it thereafter is required to make in respect of the Engines under the GTA (to the extent that the right to receive such payments has been assigned to Security

Exh E-1

Agent pursuant to the Mortgage) directly to Security Agent at an account identified by Security Agent to CFMI by written notice, unless and until CFMI receives from Security Agent written notice, confirming that the Event of Default has been satisfactorily cured or otherwise waived, whereupon CFMI will perform all the duties and obligations, and make all such payments, that it thereafter may be required to perform or make in respect of the Engines under the GTA, to Borrower and (b) CFMI will not recognize Borrower as having any rights under the GTA (to the extent those rights have been assigned to Security Agent pursuant to the Mortgage), unless and until CFMI receives from Security Agent written notice, confirming that the Event of Default has been satisfactorily cured or otherwise waived.

Nothing contained herein shall subject CFMI to any obligation or liability to which it would not otherwise be subject under the GTA. Nothing contained herein shall modify in any respect the contract rights of CFMI under the GTA or subject CFMI to any multiple or duplicative liability thereunder. No further assignment of any remaining Warranties, including, without limitation, assignments for security purposes, are permitted without the express written consent of CFMI.

CFMI hereby represents and warrants that as of the date hereof: (a) CFMI is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (b) the making and performance of this Consent have been duly authorized by all necessary corporate action on the part of CFMI, do not require any stockholder approval and do not contravene CFMI’s certificate of incorporation or by-laws or any agreement to which CFMI is a party or by which it is bound, and the making of this Consent does not contravene any law binding on CFMI; and (c) this Consent constitutes the legal, valid and binding obligations of CFMI enforceable against CFMI in accordance with its terms, subject to (x) the limitations of applicable bankruptcy, insolvency, and similar laws affecting the rights of creditors generally, and (y) general principles of equity.

[This space intentionally left blank.]

Exh E-2

This Consent shall in all respects be governed by the internal laws of the state of New York, including all matters of construction, validity, and performance, without reference to conflicts of laws principles.

[ ], 200[ ]

CFM INTERNATIONAL, INC.

By:
Name:
Title:

Exh E-3

EXHIBIT F

FORM OF:

GEES ACKNOWLEDGMENT AND AGREEMENT N337AT

G.E. ENGINE SERVICES, INC. (“GEES”) hereby acknowledges Borrower’s assignment to Security Agent of all of Borrower’s right, title and interest in and to the GTA to the extent that it relates to Borrower’s remaining rights to the Engine Warranties with respect to the Engines pursuant to the Mortgage N337AT, dated of even date herewith (the “Mortgage”; the defined terms in the Mortgage having the same meanings in this Acknowledgment and Agreement (this “Agreement”)), by and between AIRTRAN AIRWAYS, INC. (the “Borrower”) and THE ROYAL BANK OF SCOTLAND PLC NEW YORK BRANCH, as Security Agent for the Lenders (“Security Agent”).

For purposes of this Agreement:

(1)	Engine Warranties means (a) New Engine Warranty set forth in Section I.A of Exhibit A of the GTA; (b) New Parts Warranty set forth in Section I.B of Exhibit A of the GTA; (c) Ultimate Life Warranty set forth in Section I.C of Exhibit A of the GTA; and (d) Campaign Change Warranty set forth in Section I.D of Exhibit A of the GTA;

(2)	Engine Warranties Assignment Letter means that certain letter agreement, dated February 17, 2004, between the Engine Manufacturer and Borrower regarding assignment of the Engine Warranties to GEES; and

(3)	MCPH means that certain Maintenance Cost Per Hour Engine Services Agreement, dated August 13, 2003, between Borrower and GEES, as from time to time supplemented and amended.

In connection with the MCPH and pursuant to the Engine Warranties Assignment Letter, Borrower assigned all of its right, title and interest in and to the Engine Warranties to GEES. GEES and Borrower hereby confirm that the Engine Warranties Assignment Letter shall terminate and the assignment of the Engine Warranties thereunder and any rights thereunder shall be extinguished and be of no further force or effect (only as and to the extent that the Engine Warranties relate to the Engines) upon GEES’s receipt from Security Agent of written notice that, in connection with Security Agent’s lawful exercise of remedies during the existence of an Event of Default, Borrower is no longer rightfully entitled to own or, as the case may be, possess any or all of the Engines. Any such notice shall be addressed to GE Engine Services, Inc., One Neumann Way, Cincinnati, OH 45125, if by mail, or to 513-243-7867, if by fax. GEES further confirms that, upon receipt of such notice, the Engines subject of such written notice pursuant to Section 1.3.2.1 of Exhibit A of the MCPH (but notwithstanding any conditions to removal stated in such Section 1.3.2.1, and notwithstanding Section 1.3.2.2 of Exhibit A of the MCPH and the first sentence of Section 1.3.2.3 of Exhibit A of the MCPH) shall be deemed to be removed from the MCPH.

Exh F-1

GEES hereby represents and warrants that as of the date hereof: (a) GEES is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (b) the making and performance of this Agreement have been duly authorized by all necessary corporate action on the part of GEES, do not require any stockholder approval and do not contravene GEES’s certificate of incorporation or by-laws or any agreement to which GEES is a party or by which it is bound, and the making of this Agreement does not contravene any law binding on GEES; and (c) this Agreement constitutes the legal, valid and binding obligations of GEES enforceable against GEES in accordance with its terms, subject to (x) the limitations of applicable bankruptcy, insolvency, and similar laws affecting the rights of creditors generally, and (y) general principles of equity.

[This space intentionally left blank.]

Exh F-2

This Agreement shall in all respects be governed by the laws of the state of New York, including all matters of construction, validity, and performance.

[ ], 200[ ]

G.E. ENGINE SERVICES, INC.

By:
Name:
Title:

AIRTRAN AIRWAYS, INC.

By:
Name:
Title:

Exh F-3

SCHEDULE 1

ACCOUNTS; ADDRESSES

BORROWER

Address:	Account:

AirTran Airways, Inc.	***
9955 AirTran Blvd
Orlando, Florida 32827
Att: General Counsel
Tel: ***
Fax: ***

LENDERS

Address:	Account:

The Royal Bank of Scotland plc New York Branch

Client Processing Services

101 Park Avenue, 12th Floor

New York, NY 10178

Attn: Virginia Purchia

Fax: ***

Tel: ***

With a copy to:

The Royal Bank of Scotland plc

c/o RBS Aerospace Limited

1 Georges Quay Plaza, Georges Quay

Dublin 2, Ireland

Attn: Head of Operations

***

***

***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 5 of 8 pages containing information redacted pursuant to a request for confidential treatment.

SCH 1-1

SECURITY AGENT
Address:	Account:

The Royal Bank of Scotland plc New York Branch

Client Processing Services

101 Park Avenue, 12th Floor

New York, NY 10178

Attn: Virginia Purchia

Fax: ***

Tel: ***

With a copy to:

The Royal Bank of Scotland plc

c/o RBS Aerospace Limited

1 Georges Quay Plaza, Georges Quay

Dublin 2, Ireland

Attn: Head of Operations

***

***

***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 6 of 8 pages containing information redacted pursuant to a request for confidential treatment.

SCH1-2

SCHEDULE 2

COMMITMENTS; TRANSACTION EXPENSES

Section 1.

The following sets forth the amount of the secured loans to be provided by the Lenders.

Lender	Commitment
The Royal Bank of Scotland plc New York Branch	$***
Aggregate Commitment	$***

Unless the Fixed Rate Option has been exercised under Section 4.5 of the Loan Agreement, the aggregate Commitment shall be reduced by an amount equal to $*** following Security Agent’s receipt from Borrower of a No Winglet Notice pursuant to Section 2.6 of the Loan Agreement. Each Lender’s Commitment referred to in the prior sentence shall be reduced ratably in proportion to the amount that such Lender’s Commitment bears to the sum of the Commitments of all Lenders (as reduced as aforesaid in this paragraph).

Section 2.

If the Fixed Rate Option is exercised under Section 4.5 of the Loan Agreement, the aggregate Commitment shall be reduced to (a) $*** or (b) if Borrower shall have delivered a No Winglet Notice pursuant to Section 2.6 of the Loan Agreement, $***. Each Lender’s Commitment referred to in the prior sentence shall be reduced ratably in proportion to the amount that such Lender’s Commitment bears to the sum of the Commitments of all Lenders (as reduced as aforesaid in this paragraph).

Section 3.

With respect to Borrower’s obligations under Section 4.1 of the Loan Agreement and to the fees and disbursements of outside counsel to the Security Agent and the Lenders, it is agreed that such obligations of the Borrower in connection with the negotiation and

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 7 of 8 pages containing information redacted pursuant to a request for confidential treatment.

SCH2-1

preparation of the Loan Agreement and the other documents or forms of documents contemplated thereby are limited to the extent provided in the email of outside counsel to the Lenders, dated July 17, 2006 at 4:51 p.m.

With respect to Borrower’s obligations under Section 4.1 of the Loan Agreement, the Lenders and Security Agent shall use their respective reasonable efforts to limit the aggregate amount of legal fees and disbursements for outside counsel incurred by the Lenders and Security Agent in connection with the Closing to a maximum amount of ***, it being understood that the fees and disbursements of FAA counsel are outside the scope of this paragraph.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 8 of 8 pages containing information redacted pursuant to a request for confidential treatment.

SCH2-2

SCHEDULE 3

PERMITTED COUNTRIES

Australia	Japan
Austria	Luxembourg
Belgium	Malaysia
Brazil	Mexico
Canada	Netherlands
Chile	New Zealand
China	Norway
Denmark	Portugal
Finland	Singapore
France	South Korea
Germany	Spain
Iceland	Sweden
Ireland	Switzerland
Italy	United Kingdom

SCH3-1

MORTGAGE [N337AT]

dated as of [                     ] [    ], 200[  ]

between

AIRTRAN AIRWAYS, INC.,

Borrower

and

THE ROYAL BANK OF SCOTLAND PLC NEW YORK BRANCH,

Security Agent

One Boeing model 737-7BD aircraft

bearing United States registration no. N337AT and

manufacturer’s serial no. 33937

TABLE OF CONTENTS

1.	DEFINITIONS		4

2.	THE EQUIPMENT NOTES		4

	2.1	FORM OF EQUIPMENT NOTES.	4
	2.2	ISSUANCE AND TERMS OF EQUIPMENT NOTES.	4
	2.3	METHOD OF PAYMENT.	4
	2.4	APPLICATION OF PAYMENTS.	7
	2.5	TERMINATION OF INTEREST IN COLLATERAL.	7
	2.6	REGISTRATION, TRANSFER, AND EXCHANGE OF EQUIPMENT NOTES.	7
	2.7	MUTILATED, DESTROYED, LOST, OR STOLEN EQUIPMENT NOTES.	8
	2.8	PAYMENT OF EXPENSES ON TRANSFER; CANCELLATION.	9
	2.9	MANDATORY REDEMPTIONS OF EQUIPMENT NOTES.	9
	2.10	VOLUNTARY REDEMPTIONS OF EQUIPMENT NOTES.	9
	2.11	REDEMPTIONS; NOTICE OF REDEMPTION.	10

3.	RECEIPT, DISTRIBUTION, AND APPLICATION OF PAYMENTS		11

	3.1	BASIC DISTRIBUTIONS.	11
	3.2	EVENT OF LOSS; REPLACEMENT; OPTIONAL REDEMPTION.	11
	3.3	PAYMENTS AFTER EVENT OF DEFAULT.	12
	3.4	CERTAIN PAYMENTS.	13
	3.5	OTHER PAYMENTS.	13

4.	BORROWER’S COVENANTS		13

	4.1	LIENS.	13
	4.2	POSSESSION; OPERATION AND USE; MAINTENANCE; REGISTRATION; MARKINGS.	13
	4.3	INSPECTION.	21
	4.4	REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS, AND ADDITIONS; SUBSTITUTION OF ENGINES.	22
	4.5	LOSS, DESTRUCTION, OR REQUISITION.	27
	4.6	INSURANCE.	33
	4.7	PERFORMANCE OF ALL COVENANTS AND AGREEMENTS.	34

5.	EVENTS OF DEFAULT; REMEDIES		34

	5.1	EVENT OF DEFAULT.	34
	5.2	REMEDIES.	36
	5.3	REMEDIES CUMULATIVE.	40
	5.4	CONCERNING THE CAPE TOWN CONVENTION.	40
	5.5	DISCONTINUANCE OF PROCEEDINGS.	41
	5.6	WAIVER OF PAST DEFAULTS.	41
	5.7	APPOINTMENT OF RECEIVER.	41
	5.8	SECURITY AGENT; APPOINTMENT OF ATTORNEY-IN-FACT.	41
	5.9	DUTY OF SECURITY AGENT	43
	5.10	EXECUTION OF FINANCING STATEMENTS	43
	5.11	RIGHTS OF LENDERS TO RECEIVE PAYMENT	44

6.	INVESTMENT OF AMOUNTS HELD BY SECURITY AGENT		44

7.	SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE AND OTHER OPERATIVE AGREEMENTS.		44

	7.1	INSTRUCTIONS OF A MAJORITY.	44

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	7.2	SECURITY AGENT PROTECTED.	46
	7.3	DOCUMENTS MAILED TO LENDERS.	46
	7.4	NO REQUEST NECESSARY FOR MORTGAGE SUPPLEMENT.	46

8.	MISCELLANEOUS		46

	8.1	TERMINATION OF MORTGAGE.	46
	8.2	NO LEGAL TITLE TO COLLATERAL IN LENDERS.	46
	8.3	SALE OF AIRCRAFT BY SECURITY AGENT IS BINDING.	47
	8.4	MORTGAGE FOR BENEFIT OF BORROWER, SECURITY AGENT AND LENDERS.	47
	8.5	NOTICES.	47
	8.6	SEVERABILITY.	47
	8.7	NO ORAL MODIFICATION OR CONTINUING WAIVER.	47
	8.8	SUCCESSORS AND ASSIGNS.	47
	8.9	HEADINGS.	48
	8.10	NORMAL COMMERCIAL RELATIONS.	48
	8.11	GOVERNING LAW.	48
	8.12	SUBMISSION TO JURISDICTION; VENUE.	48
	8.13	COUNTERPART FORM.	49
	8.14	BANKRUPTCY.	49
	8.15	CONCERNING PROSPECTIVE INTERNATIONAL INTERESTS	49

ANNEX A	-	DEFINITIONS
ANNEX B	-	INSURANCE
EXHIBIT A	-	AIRCRAFT DESCRIPTION
EXHIBIT B	-	FORM OF EQUIPMENT NOTE

ii

MORTGAGE [N337AT]

THIS MORTGAGE [N337AT] (this “Mortgage”) is entered into as of [                    ] [    ], 200[  ] between AIRTRAN AIRWAYS, INC. (“Borrower”), a Delaware corporation, and THE ROYAL BANK OF SCOTLAND PLC NEW YORK BRANCH, as agent for and on behalf of the Lenders (“Security Agent”).

Certain terms used in this Mortgage are defined pursuant to Article 1 hereof.

RECITALS:

A. Borrower and Security Agent intend by this Mortgage to provide, among other things, for (1) Borrower’s issuance of the Equipment Notes, and (2) Borrower’s mortgage, pledge and assignment to Security Agent, for security as part of the Collateral, of all of Borrower’s right, title, and interest in and to the Aircraft and all payments and other amounts received hereunder in accordance with the terms hereof, as security for the Secured Obligations.

B. All acts have occurred that are necessary to make the Equipment Notes, when executed and delivered by Borrower hereunder, valid, binding, and enforceable obligations of Borrower, and all acts have occurred that are necessary to make this Mortgage the valid, binding, and legal obligation of Borrower for the uses and purposes herein set forth, in accordance with its terms.

GRANTING CLAUSE

NOW, THEREFORE, THIS MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, and all other amounts due with respect to all Equipment Notes and, subject to Section 7.5 of the Loan Agreement, all Related Notes, and to secure Borrower’s timely and complete performance and observance of all the agreements, covenants, and provisions herein and, subject to Section 7.5 of the Loan Agreement, in all Related Mortgages, in the Loan Agreement and in the Equipment Notes and, subject to Section 7.5 of the Loan Agreement, all Related Notes, for the benefit of the Lenders and, subject to Section 7.5 of the Loan Agreement, the holders of all Related Notes, and to secure all other Secured Obligations, and in consideration of the premises and of the covenants herein, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Borrower hereby grants to Security Agent (and its successors in trust and assigns), for the security and benefit of the Lenders and, subject to Section 7.5 of the Loan Agreement, the holders of all Related Notes, a security interest in and mortgage lien on all Borrower’s right, title and interest in, to, and under the following described property, rights, and privileges, whether now existing or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”):

(1) the Airframe and Engines described in the Aircraft Description Exhibit, whether or not any such Engine is installed on or attached to the Airframe or any other airframe, including all Parts included within the definitions of “Airframe” or “Engine”, including all

1

substitutions, renewals, and replacements of and additions, improvements, accessions, and accumulations to the Airframe and Engines (other than additions, improvements, accessions, and accumulations excluded from the definition of Parts), and (b) all Aircraft Documents;

(2) subject to the terms and conditions of the Consent and Agreement, the Engine Consent and Agreement and the GEES Acknowledgment and Agreement, the Purchase Agreement and the GTA to the extent that they relate to Borrower’s remaining rights to any warranty, indemnity, or other agreement, express or implied, as to title, materials, workmanship, design, or patent infringement or related matters (in so far as such matters are set forth in the Consent and Agreement and the Engine Consent and Agreement) with respect to the Airframe or the Engines, reserving to Borrower, however, all of Borrower’s other rights and interest in and to the Purchase Agreement and the GTA;

(3) the Bills of Sale, together with all of Borrower’s rights, powers, privileges and benefits thereunder;

(4) all payments or proceeds from any requisition of title to or use of the Aircraft or any Engine or from any sale or other disposition of the Aircraft or other property described in any of these Granting Clauses pursuant to the terms of this Mortgage, and all insurance proceeds (other than public liability insurance proceeds) with respect to the Aircraft, the Airframe, any Engine, or any Part thereof (other than insurance proceeds in excess of the amount of insurance required by the terms of Section 4.6 and Annex B to be carried and maintained by Borrower);

(5) any Permitted Lease with a term (including any potential renewal or extension terms) in excess of one (1) year, including without limitation, any rent payments, insurance, requisition, indemnity and other payments of any kind thereunder (other than public liability insurance proceeds), together with all of Borrower’s rights, powers, privileges and benefits thereunder;

(6) all tolls, rents, revenues, issues, profits and other proceeds collected by Security Agent pursuant to Section 5.3(b), and all money and securities from time to time deposited or required to be deposited with Security Agent by or for the account of Borrower pursuant to any terms of this Mortgage or any other Mortgagor Agreement or Operative Agreement held or required to be held by Security Agent hereunder;

(7) any and all property that may, from time to time, by delivery or by other writing of any kind, for the purposes hereof be in any way subjected to the lien and the security interest hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited, in which a security interest may be granted by Borrower and/or pledged by Borrower, or by any Person authorized to do so on its behalf or with its consent, to and with Security Agent, including (without limitation) under and pursuant to any of the Related Mortgages, who is hereby authorized to receive the same at any and all times as and for additional security hereunder; and

(8) all proceeds of the foregoing,

provided, that notwithstanding any of the foregoing provisions and the effect of any provision in the Cape Town Convention to the contrary, which by the terms of the Cape Town Convention may be derogated or varied, if no Event of Default exists (a) Security Agent shall not take or

2

cause to be taken any action contrary to Borrower’s rights hereunder, including, without limitation, Borrower’s right to quiet enjoyment of the Airframe and Engines, and to possess, use, retain, and control the Airframe and Engines and all revenues, income, and profits derived therefrom and (b) Borrower shall have the right, to the exclusion of Security Agent, with respect to the Purchase Agreement and the GTA, to exercise in Borrower’s name all rights and powers of the buyer under the Purchase Agreement and the GTA (other than to terminate, amend, modify, or waive Borrower’s remaining rights to any warranty, indemnity or other agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters (in so far as such matters are set forth in the Consent and Agreement and the Engine Consent and Agreement) with respect to the Airframe or the Engines.

TO HAVE AND TO HOLD all and singular the aforesaid property unto Security Agent, and its successors and assigns, in trust for the benefit and security of the Lenders and, subject to Section 7.5 of the Loan Agreement, the holders of the Related Notes, except as provided in Article 3 hereof, without any preference, distinction, or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, or date of maturity thereof, or otherwise for any reason whatsoever, and for the uses and purposes and (in all cases and as to all property specified in clauses (1) through (7)) subject to the terms and provisions in this Mortgage.

Anything herein to the contrary notwithstanding, Borrower shall remain liable under the Mortgagor Agreements to perform all of the obligations that it assumes thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and Security Agent and the Lenders shall have no obligation or liability under the Mortgagor Agreements by reason of or arising out of the assignment hereunder, nor shall Security Agent and the Lenders be required or obligated in any manner to perform or fulfill any of Borrower’s obligations under or pursuant to the Mortgagor Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Any and all property described or referred to in the granting clauses hereof which Borrower acquires in the future and required or deemed to be subjected to the Lien herein pursuant to the provisions hereof shall ipso facto, and without any other conveyance, assignment, or act on the part of Borrower or Security Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing in this paragraph shall modify or change Borrower’s obligations in the foregoing paragraphs.

In order to constitute the Related Notes as Associated Rights, the Borrower agrees that it will timely pay amounts due thereunder and perform all of its Related Obligations.

3

Borrower and Security Agent further agree as follows:

1. DEFINITIONS

The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Mortgage. Annex A also contains rules of usage that control construction in this Mortgage.

2. THE EQUIPMENT NOTES

2.1 Form of Equipment Notes.

The Equipment Notes shall be substantially in the form of Exhibit B.

2.2 Issuance and Terms of Equipment Notes.

The Equipment Notes shall be dated the date of the Closing Date and shall have the maturity and principal amounts and shall bear interest set forth therein. On the Closing Date, Borrower shall issue the Equipment Note to the Lenders. The Equipment Notes shall be registered in the Equipment Note Register (as defined in Section 2.6) at the time of issuance.

The Equipment Notes shall be executed on behalf of Borrower by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were the proper officers of Borrower at the time of such execution shall bind Borrower, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Equipment Notes. Borrower may from time to time execute and deliver Equipment Notes with respect to the Aircraft to Security Agent for authentication upon original issue, and Security Agent thereupon shall authenticate and deliver such Equipment Notes upon Borrower’s written request signed by an authorized officer of Borrower. No Equipment Note shall be secured by or entitled to any benefit under this Mortgage, or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein, executed by Security Agent by the manual signature of one of its authorized officers, and such certificate upon any Equipment Note shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

The aggregate Original Amount of the Equipment Notes issued hereunder shall not exceed the amount set forth as the maximum therefor on Schedule 2 of the Loan Agreement.

2.3 Method of Payment.

(a) The Original Amount of, interest on, and other amount due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:00 Noon, New York time, on the due date of payment to Security Agent for distribution in the manner provided herein. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, Security Agent will pay or cause to be paid all amounts to be paid by Borrower hereunder and under any Equipment Note to the holder thereof (including all amounts distributed pursuant to Article 3 of this Mortgage) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, promptly after receipt, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder

4

maintained at such bank. If Security Agent fails to initiate the transfer by federal wire transfer of any such payment as provided in the foregoing sentence after its receipt of funds by reason of its failure to use ordinary care in the handling of funds, Security Agent shall compensate such holders for loss of use of funds at the Debt Rate until such payment is made, and Security Agent shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to Security Agent for cancellation promptly after such payment. Notwithstanding any other provision of this Mortgage to the contrary, Security Agent shall not be required to make, or cause to be made, wire transfers as aforesaid before the first Business Day on which it is practicable for Security Agent to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:00 Noon, New York time, at the place of payment. Before the due presentment for registration of transfer of any Equipment Note, Borrower and Security Agent shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither Borrower nor Security Agent shall be affected by any notice to the contrary. So long as any signatory to the Loan Agreement or nominee thereof shall be a registered Lender, all payments to it shall be made to the account of such Lender specified in Schedule 1 of the Loan Agreement, and otherwise in the manner provided in or pursuant to the Loan Agreement, unless and until it specifies some other account or manner of payment by notice to Security Agent consistent with this Section 2.3.

(b) Security Agent (as agent for Borrower) shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, and other amounts due from Borrower to any Lender hereunder or under each Equipment Note any and all withholding taxes applicable thereto as required by Law. Security Agent agrees (1) to act as such withholding agent in accordance with Treasury Regulation 1.1441-1(b)(2)(iv) and, in connection therewith, (2) whenever any present or future taxes or similar charges are required by applicable Law to be withheld with respect to any amounts payable by Borrower hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Lenders, (3) to file any necessary withholding tax returns or statements when due, and (4) as promptly as possible after the payment thereof, to deliver to each Lender (with a copy to Borrower) appropriate receipts, if reasonably available, showing the payment thereof, together with such additional documentary evidence as any such Lender reasonably requests from time to time. In accordance with the foregoing, Security Agent further agrees to provide Borrower with a properly completed and executed Form W-8IMY certifying that Security Agent has agreed to be treated as a U.S. Person with respect to payments received from Borrower hereunder. Such Form W-8IMY shall be provided by Security Agent prior to the due date of any amounts payable by Borrower hereunder. For the avoidance of doubt, by failing to comply with this Section 2.3(b), Security Agent shall be in breach of the foregoing covenant and responsible for damages resulting therefrom.

5

(c) In the case of a Lender that is a Non-U.S. Person, such Lender shall furnish such Security Agent with a properly completed and executed withholding certificate on Form W-8BEN, W-8IMY or W-8ECI (or any successor forms) and/or such other applicable documentation as may be necessary or desirable to enable such Lender to claim an exemption from, or reduced rate of, such taxes. Provided that such Lender has furnished Security Agent with the requested forms and other documentation duly executed by such Lender and has not notified Security Agent of the withdrawal or inaccuracy of such form prior to the date of each interest payment, only the reduced amount (if any) required by applicable law or treaty shall be withheld from payments under the Equipment Notes held by such Lender in respect of United States federal income tax. In the case of a Lender that is a U.S. Person and (1) not an Exempt Recipient that has furnished to Security Agent a properly completed and currently effective U.S. Treasury Form W-9 or (2) that is an Exempt Recipient (not required to deliver an IRS Form W-8), no amount shall be withheld from payments under the Equipment Notes held by such Lender in respect of United States federal income tax. If any Lender has notified Security Agent that any of the foregoing forms or certificates is withdrawn or inaccurate, or if the Internal Revenue Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such Lender, or if such withholding is otherwise required, Security Agent agrees to withhold from each payment due to the relevant Lender withholding taxes at the appropriate rate under applicable law, and will, as more fully provided above, on a timely basis, deposit such amounts with an authorized depository and make such returns, filings, and other reports in connection therewith, and in the manner required under applicable Law. For purposes of this paragraph, an “Exempt Recipient” is a Person described in Code §6049(b)(4). Notwithstanding any other provision of this paragraph, a Lender that is a Non-U.S. Person shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(d) If, for any reason, Security Agent (or any successor institution acting as Security Agent) is unable to provide Borrower with a properly completed and executed Form W-8IMY, Borrower shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, and other amounts due from Borrower to any Lender hereunder or under each Equipment Note it holds any and all withholding taxes applicable thereto as required by Law. Borrower agrees (1) whenever any present or future taxes or similar charges are required by applicable Law to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name and on behalf of the Lenders, (2) to file any necessary withholding tax returns or statements when due, and (3) as promptly as possible after the payment thereof, to deliver to each Lender appropriate receipts, if reasonably available, showing the payment thereof, together with such additional documentary evidence as any such Lender reasonably requests from time to time. Furthermore, all necessary documentation addressed in Section 2.3(c) hereof shall be furnished to Borrower prior to the due date of any amounts payable by Borrower hereunder to enable such Lender to claim an exemption from, or reduced rate of, such taxes.

6

(e) Borrower shall not have any liability hereunder to Security Agent or any Lender for Security Agent’s failure to withhold taxes in the manner provided for herein or for any false, inaccurate, or untrue evidence provided by any Lender hereunder.

2.4 Application of Payments.

Each payment of interest on, principal of, or other amounts under or in respect of each Equipment Note shall be applied:

FIRST: to pay any amount due hereunder or under such Equipment Note or the other Operative Agreements other than any amount designated under this Section 2.4 to be paid pursuant to clauses SECOND, THIRD or FOURTH;

SECOND: to pay accrued interest on and any Breakage Amount due under such Equipment Note (and any interest on any overdue Original Amount) to the date of such payment;

THIRD: to pay the Original Amount of such Equipment Note (or a portion thereof) then due thereunder; and

FOURTH: to pay the Original Amount of such Equipment Note remaining unpaid (provided, that such Equipment Note shall not be subject to redemption except as provided in Sections 2.9, 2.10, and 2.11 or pursuant to the exercise by Borrower of the Fixed Rate Option).

The amounts paid pursuant to clause “FOURTH” above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their normal maturity.

2.5 Termination of Interest in Collateral.

No Lender shall have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, and interest on and other amounts due under all Equipment Notes held by such Lender and all other Secured Obligations have been paid in full and this Mortgage has been terminated as provided in Section 8.1.

2.6 Registration, Transfer, and Exchange of Equipment Notes.

Security Agent shall keep a register (the “Equipment Note Register”) in which Security Agent shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registered hereunder. Security Agent shall keep the Equipment Note Register at its Administrative Office. Security Agent is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to Security Agent at its Administrative Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying (in the case of a surrender for transfer) the name(s) and address(es) of the new holder(s). Upon surrender for registration of transfer of any Equipment Note, Borrower shall execute, and Security Agent shall authenticate

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and deliver, in the name(s) of the designated transferee(s), one or more new Equipment Notes of a like aggregate Original Amount. At the Lender’s option, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to Security Agent at its Administrative Office. Whenever any Equipment Notes are so surrendered for exchange, Borrower shall execute, and Security Agent shall authenticate and deliver, the Equipment Notes which the Lender making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.6 or under Section 2.7 or otherwise under this Mortgage) shall be the valid obligations of Borrower evidencing the same respective obligations, and entitled to the same security and benefits under this Mortgage, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by Security Agent) be duly endorsed, or be accompanied by a Transfer Agreement as required under Section 7.1 of the Loan Agreement in form satisfactory to Security Agent duly executed by the Lender or such holder’s attorney duly authorized in writing. Security Agent shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. Security Agent shall not be required to exchange any surrendered Equipment Notes as provided above during the 10-day period preceding the due date of any payment on such Equipment Note. Borrower and Security Agent shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by Borrower with respect to such Equipment Note, and for all other purposes, until Borrower receives from Security Agent a notice stating otherwise and such change is reflected on the Equipment Note Register. Security Agent will promptly notify Borrower of each registration of a transfer of an Equipment Note. Subject to compliance by the Lender and its transferee (if any) of the requirements in this Section 2.6, Security Agent and Borrower shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten (10) Business Days of the date an Equipment Note is surrendered for transfer or exchange.

2.7 Mutilated, Destroyed, Lost, or Stolen Equipment Notes.

If any Equipment Note shall become mutilated, destroyed, lost, or stolen, upon the written request of the holder of such Equipment Note, Borrower shall execute, and Security Agent shall authenticate and deliver, in replacement thereof, a new Equipment Note, payable in the same Original Amount, dated the same date, and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to Security Agent and a photocopy thereof shall be furnished to Borrower. If the Equipment Note being replaced has been destroyed, lost, or stolen, the holder of such Equipment Note shall furnish to Borrower and Security Agent (a) such security or indemnity as they require to save Borrower and Security Agent harmless, and (b) evidence satisfactory to Borrower and Security Agent of the destruction, loss, or theft of such Equipment Note and of the

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ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D), or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost, or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to, and in form reasonably satisfactory to Borrower shall be accepted as satisfactory indemnity and security, and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to the Lender’s compliance with the requirements in this Section 2.7, Security Agent and Borrower shall use all reasonable efforts to issue new Equipment Notes within ten (10) Business Days after receiving the Lender’s written request therefor.

2.8 Payment of Expenses on Transfer; Cancellation.

(a) No service charge shall be made to a Lender for any registration of transfer or exchange of Equipment Notes, but Security Agent, as Equipment Note Registrar, may require payment from any such Lender of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes and any charges and expenses connected with such tax or other governmental charge paid or payable by Borrower or Security Agent, as the case may be.

(b) Security Agent shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment, or cancellation, and shall destroy the cancelled Equipment Notes.

2.9 Mandatory Redemptions of Equipment Notes.

On the date on which Borrower is required pursuant to Section 4.5 to prepay the Equipment Notes following an Event of Loss to the Airframe, all Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption plus any Breakage Amount and all other Secured Obligations owed or then due and payable to the Lenders in respect thereto.

2.10 Voluntary Redemptions of Equipment Notes.

Borrower may redeem all or any part of the unpaid Original Amount of the Equipment Notes upon at least five (5) Business Days’ prior written notice to Security Agent and the Lenders. The Equipment Notes shall be redeemed in whole or in part without penalty or premium except as provided hereafter in this Section 2.10; provided, except in the case of a redemption of Equipment Notes with respect to which (1) Indemnified Withholding Taxes are then payable by Borrower pursuant to Section 9.3 of the Loan Agreement, (2) Increased Costs are then payable by Borrower and Borrower becomes entitled to prepay such Equipment Notes pursuant to Section 4.4 of the Loan Agreement or (3) it becomes unlawful for a Lender to maintain the indebtedness evidenced by such Equipment Note and Borrower becomes entitled to prepay such Equipment Note pursuant to Section 4.7 of the Loan Agreement (each an “Optional Redemption Triggering Event”), in which event the affected Equipment Notes shall be redeemed in whole but not in part, Borrower may not redeem an aggregate unpaid Original Amount of less than One Million Dollars ($1,000,000) or, if less, the then outstanding Original Amount thereof;

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and provided, further, that notwithstanding anything to the contrary in this Mortgage, the proceeds of any partial redemption shall be distributed by Security Agent to the Lenders ratably, except in the case of a redemption of Equipment Notes with respect to which an Optional Redemption Triggering Event shall occurred, in which case the proceeds of such redemption shall be distributed to the Lender or Lenders of the Equipment Notes to which such Optional Redemption Triggering Event relates. Borrower shall not be entitled to reborrow any amounts redeemed. Notwithstanding the foregoing to the contrary (except in the case of a redemption of Equipment Notes with respect to which an Optional Redemption Triggering Event shall have occurred) Borrower may not redeem all or any part of any Equipment Note prior to the third (3rd) anniversary of the Closing Date. Borrower shall pay, in addition to the redemption price, any Breakage Amount and all other Secured Obligations owing or then due and payable by Borrower to the Lenders in respect thereto.

2.11 Redemptions; Notice of Redemption.

(a) No voluntary or mandatory redemption of any unpaid Original Amount of the Equipment Notes may be made except to the extent and in the manner expressly contemplated by this Mortgage.

(b) In case of a voluntary or mandatory redemption, notice of such redemption with respect to the Equipment Notes shall be given by Security Agent by commercial courier service for next day delivery (or the nearest thereto as practicable), to each Lender of such Equipment Notes to be redeemed, at such Lender’s address appearing in the Equipment Note Register. Any notice of redemption pursuant to Section 2.10 shall be irrevocable if not revoked by written notice from Borrower to Security Agent given not later than three (3) Business Days before the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the redemption price (including any Breakage Amount), (3) the applicable basis for determining the redemption price, (4) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and (5) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price and for exchange or cancellation (as the case may be).

(c) On or before the redemption date, Borrower (or any Person on behalf of Borrower) shall, to the extent an amount equal to the redemption price (including any Breakage Amount) for the Equipment Notes to be redeemed on the redemption date shall not then be held by Security Agent, deposit or cause to be deposited with Security Agent by 12:00 Noon New York time on the redemption date in immediately available funds the redemption price of the unpaid Original Amount of the Equipment Notes to be redeemed.

(d) If notice of redemption is given as aforesaid (and not revoked as contemplated in the proviso to Section 2.11(b)), then, on the redemption date, the unpaid Original Amount of Equipment Notes to be redeemed shall become due and payable at Security Agent’s Administrative Office or at any office or agency maintained for such purposes pursuant to Section 2.6, and all of the Equipment Notes shall be surrendered to Security Agent for cancellation (in case of a total redemption) or exchange (in case of a partial redemption). Upon surrender of any such Equipment Notes, the redemption price shall be distributed to such holder as provided in this Mortgage.

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3. RECEIPT, DISTRIBUTION, AND APPLICATION OF PAYMENTS

3.1 Basic Distributions.

Except as otherwise provided in Section 3.2 and Section 3.3, each periodic payment of principal or interest on the Equipment Notes received by Security Agent shall be promptly distributed so that so much of such payment as is required to pay in full the payment(s) of Original Amount and interest (and any interest on any overdue Original Amount) then due under all Equipment Notes shall be distributed to the Lenders ratably, without priority of one over the other, in the proportion that the amount of such payment(s) then due under each Equipment Note bears to the total amount of the payments then due under all Equipment Notes.

3.2 Event of Loss; Replacement; Optional Redemption.

Except as otherwise provided in Section 3.3, any payments received by Security Agent (1) with respect to the Airframe or the Airframe and one or more Engines as the result of a mandatory redemption upon an Event of Loss or (2) pursuant to an optional redemption of all of the unpaid Original Amount of the Equipment Notes pursuant to Section 2.10 shall be applied to redeem the Equipment Notes and to all other Secured Obligations by applying such funds in the following order of priority:

FIRST, (a) to reimburse Security Agent and the Lenders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Borrower, under the Operative Agreements, and then (b) to pay any other Secured Obligations then due (except as provided in clause “SECOND” below) to Security Agent and the Lenders under this Mortgage, the Loan Agreement, or the Equipment Notes (other than amounts specified in clause SECOND of this Section 3.2);

SECOND, to pay the amounts specified in Section 2.10 (if applicable) and clause “SECOND” of Section 3.3, plus any applicable Breakage Amount; and

THIRD, as provided in clause “FOURTH” of Section 3.3;

provided, that if a Replacement Airframe or Replacement Engine is substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 4.5, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to Security Agent shall be held by Security Agent as part of the Collateral (provided, that such moneys shall be invested as provided in Article 6) as additional security for the obligations of Borrower under the Operative Agreements, and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to Borrower at Borrower’s written request upon the release of such Airframe or Engine and the replacement thereof as provided herein; provided, if a Default or Event of Default then exists, Security Agent shall continue to hold (and apply) such proceeds as provided herein until such Default or Event of Default no longer exists, in which case Security Agent shall release the remaining portion of such proceeds (and of such investment earnings) over to Borrower.

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3.3 Payments after Event of Default.

Except as otherwise provided in Section 3.4, all payments received and amounts held or realized by Security Agent (including any amounts realized by Security Agent from the exercise of any remedies pursuant to Article 5) if an Event of Default exists and after the acceleration specified in Section 5.2(b), as well as all payments or amounts then held by Security Agent as part of the Collateral, shall be promptly distributed by Security Agent in the following order of priority:

FIRST, so much of such payments or amounts as shall be required to reimburse Security Agent for any tax (except to the extent resulting from a failure of Security Agent to withhold taxes pursuant to Section 2.3(b) unless such failure of Security Agent to withhold is as a result of or caused by any breach by Borrower of its obligations, representations or covenants under any of the Operative Agreements), expense, or other loss (including all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products, and profits of, the property included in the Collateral (all such property being herein the “Mortgaged Property”) pursuant to Section 5.3(b)) incurred by Security Agent (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by Security Agent or the Lenders in the protection, exercise, or enforcement of any right, power, or remedy or any damages sustained by Security Agent or any Lender, liquidated or otherwise, upon such Event of Default shall be applied by Security Agent as between itself and the Lenders to reimburse (x) such expenses and (y) any other expenses for which Security Agent or the Lenders are entitled to reimbursement under any Operative Agreement; and if the aggregate amount to be so distributed is insufficient to pay all amounts described above, then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

SECOND, so much of such payments or amounts remaining as shall be required to pay in full the unpaid Original Amount of the Equipment Notes, and the accrued but unpaid interest, any Breakage Amount and other amounts due thereon and on all other Secured Obligations in respect of the Equipment Notes to the date of distribution, shall be distributed to the Lenders, and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the unpaid Original Amount of the Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the distribution date, bears to (y) the aggregate unpaid Original Amount of the Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the distribution date;

THIRD, subject to Section 7.5 of the Loan Agreement, so much of such payments or amounts remaining as is required to pay in full all other Secured Obligations, whether or not then due (by reason of acceleration or otherwise), in the following order: (1) unpaid principal amount of, and all accrued and unpaid interest on, all Related Notes issued under the Related Loan Agreements and all other Related Obligations thereto, pro rata as to amounts outstanding; (2) unpaid principal amount of, and all accrued and unpaid interest on, all PDP Notes and all other Related Obligations thereto, pro rata as to amounts outstanding; and (3) any other Secured Obligations on a pro rata basis; and

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FOURTH, the balance, if any, of such payments or amounts remaining thereafter shall be distributed as required by any provision of Law, and the balance, if any, to or as directed by Borrower.

3.4 Certain Payments.

(a) Any payments that Security Agent receives, and that this Mortgage (other than this Section 3.4) does not provide how to apply but any other Operative Agreement does provide how to apply or for whose benefit such payment was received, shall be applied forthwith to the purpose for which such payment was made in accordance with such other Operative Agreement.

(b) Notwithstanding anything to the contrary in this Article 3, Security Agent will distribute promptly upon receipt any indemnity payment that it receives from Borrower in respect of any Lender or any other Indemnitee or Tax Indemnitee, in each case whether or not pursuant to Section 9 of the Loan Agreement, directly to the Person entitled thereto.

(c) Payments that Security Agent receives under the Holdings Guarantee shall be distributed in the same manner as the payments to which such payments relate would be distributed had such payments been received by Security Agent.

3.5 Other Payments.

Security Agent shall distribute any payments that it receives, and that the Operative Agreements (other than this Section 3.5) do not provide how to apply, as specified in Section 3.1; and after payment in full of all amounts then due in accordance with Section 3.1, then in the manner provided in clause “FOURTH” of Section 3.3.

4. BORROWER’S COVENANTS

4.1 Liens.

Borrower will not directly or indirectly create, incur, assume, or suffer to exist any Lien on or with respect to the Airframe or any Engine or any other Collateral, title to any of the foregoing, or any interest of Borrower therein, except Permitted Liens. Borrower shall promptly, at its own expense, take such action as may be necessary duly to discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.

4.2 Possession; Operation and Use; Maintenance; Registration; Markings.

(a) General. Except as otherwise expressly provided herein, Borrower shall be entitled to operate, use, locate, employ, or otherwise utilize or not utilize the Airframe, any Engine or any Parts in any lawful manner or place in accordance with Borrower’s business judgment.

(b) Possession. Borrower shall not, without Security Agent’s prior written consent, lease or otherwise in any manner deliver, transfer, or relinquish possession of the

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Aircraft, the Airframe, or any Engine, or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that Borrower may, without such prior written consent:

(1) subject or permit any Permitted Lessee to subject (aa) the Airframe to normal interchange agreements or (bb) any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by Borrower or such Permitted Lessee in the ordinary course of business; provided, that (i) no such agreement or arrangement contemplates (other than as contemplated with respect to an Event of Loss) or requires the transfer of title to the Airframe or any Engine and (ii) if Borrower’s title to any such Airframe or Engine is divested under any such agreement or arrangement, then such Airframe or Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Borrower shall comply with Sections 4.4(e) or 4.5 (as the case may be) in respect thereof;

(2) deliver or permit any Permitted Lessee to deliver possession of the Aircraft, the Airframe, any Engine, or any Part (aa) to the manufacturer thereof or to any third-party maintenance provider (approved by the Aviation Authority for that Aircraft, Airframe, Engine or Part) for testing, service, repair, maintenance, or overhaul work on the Aircraft, the Airframe, any Engine, or any Part, or, to the extent required or permitted by the terms of this Agreement, for alterations or modifications in or additions to the Aircraft, the Airframe, or any Engine, or (bb) to any Person for the purpose of transport to a Person referred to in the preceding clause (aa);

(3) install or permit any Permitted Lessee to install an Engine on an airframe owned by Borrower or such Permitted Lessee free and clear of all Liens, except (aa) Permitted Liens and those that do not apply to the Engines, and (bb) the rights of third parties under normal interchange or pooling agreements and arrangements of the type permitted under Section 4.2(b)(1);

(4) install or permit any Permitted Lessee to install an Engine on an airframe leased to Borrower or such Permitted Lessee, or purchased or owned by Borrower or such Permitted Lessee subject to a security agreement, conditional sale, or other secured financing arrangement, but only if (aa) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe, and (ii) Liens of the type permitted by clause (3) of this Section 4.2(b), and (bb) Borrower or Permitted Lessee has received from the lessor, secured party, or conditional seller in respect of such airframe, a written agreement (which may be a copy of the lease, security agreement, conditional sale agreement, or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title, or interest in, or Lien on, such Engine by reason of the installation of such Engine on such airframe at any time while such Engine is subject to the Lien of this Mortgage;

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(5) install or permit any Permitted Lessee to install an Engine on an airframe owned by or leased to Borrower or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (3) nor clause (4) of this Section 4.2(b) applies; provided, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Borrower shall comply with Section 4.4(e) in respect thereof;

(6) transfer or permit any Permitted Lessee to transfer possession of the Aircraft, the Airframe, or any Engine to (aa) a U.S. Governmental Entity pursuant to CRAF or (bb) to a U.S. Governmental Entity when required by applicable Law, as the case may be. Neither such event shall, for the avoidance of doubt, be deemed to be an Event of Loss. Borrower shall promptly notify (to the extent Borrower is permitted to do so by applicable U.S. Law) Security Agent in writing of any such transfer and such notification shall identify the name, address and telephone number of the Contracting Office Representative or Representatives for Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

(7) enter into a Wet Lease with respect to the Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided, that Borrower’s obligations hereunder shall continue in full force and effect notwithstanding any Wet Lease and provided, further that Borrower shall promptly notify Security Agent in writing if any Wet Lease in respect of the Aircraft is more than six (6) months in duration (and the Aircraft is the only aircraft that is subject to such Wet Lease);

(8) if no Event of Default exists, and subject to the following paragraphs, enter into a lease (a “Permitted Lease”) with respect to the Aircraft, the Airframe, or any Engine with any Permitted Air Carrier or Permitted Manufacturer who is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution, or similar proceeding or with a U.S. Governmental Entity (other than with any branch of the military of the U.S. Government), subject to compliance with the following conditions:

(i) Borrower shall give at least thirty (30) days’ prior written notice to Security Agent of any Permitted Lease under specifying (a) the Permitted Lessee, (b) the term of the Permitted Lease, (c) the domicile of the Permitted Lessee, and (d) the country in which the Aircraft is to be ordinarily stored overnight by such Permitted Lessee (as contemplated by the Permitted Lease). Such notice shall be accompanied by the proposed lease agreement.

(ii) Any Permitted Lease shall include appropriate provisions:

(A)	requiring the maintenance, inspection, insurance, operation and inspection of the Aircraft, Airframe or Engine(s) leased thereby to be in accordance with the relevant provisions of this Mortgage,

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(B)	requiring the Permitted Lessee to keep the Aircraft, Airframe or Engine(s) leased thereby free and clear of Liens other than Permitted Liens,

(C)	prohibiting further sublease (except as provided below) of the Aircraft, Airframe or Engine(s),

(D)	containing in the case of a proposed lease to a Permitted Foreign Air Carrier, an express waiver by such lessee of the defense of sovereign immunity (1) in any suit, action or proceeding arising out of or relating to such Permitted Lease and (2) with respect to the defense of such lessee’s property from execution or attachment,

(E)	providing that the Aircraft shall not be operated or used, and shall be grounded if the insurance coverages required by the terms of Section 4.6 of this Mortgage are not in effect, and

(F)	requiring Permitted Lessee to ensure that registration of the Aircraft in the name of Borrower under the Transportation Code except as permitted in Section 4.2(c), and

(G)	such other terms and conditions as may be reasonably requested by the Security Agent in connection with a Permitted Lease to a U.S. Governmental Entity.

(iii) in the case of a lease to a Permitted Foreign Air Carrier, Security Agent shall receive evidence reasonably satisfactory to it that: (1) all necessary approvals from any Governmental Entity required for the leased Airframe or any leased Engine or engine, as the case may be, to be imported and, to the extent reasonably obtainable and reasonably requested, exported from the applicable country of domicile upon repossession of such equipment by Security Agent shall have been obtained prior to the importation of the imported Airframe and/or Engine under any such lease; and (2) the insurance requirements of Section 4.6 and Annex B are satisfied; and

(iv) in connection with any Permitted Lease to a Permitted Foreign Air Carrier, Borrower shall obtain at its own cost, as a condition to the delivery to the proposed Permitted Lessee of the Aircraft, Airframe or any Engine, an opinion from reputable counsel selected by Borrower and reasonably acceptable to Security Agent located in the country of such Permitted Lessee’s domicile (or, if Borrower determines during the term of the Permitted Lease that the Aircraft or Airframe or any Engine will be based or primarily used in a country other than the

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country of such Permitted Lessee’s domicile, an additional opinion or opinions of reputable counsel selected by Borrower and reasonably acceptable to Security Agent located in such other country) in form and substance reasonably satisfactory to Security Agent;

provided, that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 4.2(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to this Mortgage and to Security Agent’s rights, powers and remedies hereunder, (2) Borrower shall remain primarily liable for the performance of this Mortgage and all the terms and conditions of this Mortgage and the other Operative Agreements shall remain in effect to the same extent as if such transfer had not occurred, and no transfer of possession of the Aircraft, Airframe or any Engine or any failure of performance under or with respect to such transfers shall in any way discharge (except to the extent performed by such transferee) or diminish any of Borrower’s obligations to Security Agent hereunder or under any Operative Agreement, and (3) no lease or transfer of possession otherwise in compliance with this Section 4.2(b) shall (aa) result in any registration or re-registration of the Aircraft (except to the extent permitted by Section 4.2(e)) or the maintenance, operation, or use thereof except in compliance with Sections 4.2(c) and 4.2(d), or (bb) permit any action not permitted to Borrower hereunder.

In the case of any Permitted Lease, Borrower will include in such lease appropriate provisions which (x) make such lease expressly subject and subordinate to this Mortgage and (y) require that the Airframe or any Engine subject thereto be used in accordance with the limitations applicable to Borrower’s possession and use provided in this Mortgage and provide for the maintenance and inspection of the Aircraft in the same manner in all material respects as the applicable provisions of this Mortgage.

No Permitted Lessee may sublease the Airframe or any Engine, except that a Permitted Manufacturer or Affiliate of Borrower that is a Permitted Lessee may sublease to any Permitted Lessee to whom a lease would be permitted under this Section 4.2; provided that (A) such sublease shall not permit any sub-subleasing of the Aircraft, the Airframe, or any Engine (and Borrower shall ensure that the same does not occur), (B) such sublease shall be assigned to Borrower to secure such Permitted Manufacturer’s obligations under its lease pursuant to a sublease assignment and sublessee consent each in form and substance reasonably satisfactory to Security Agent, and (C) Borrower shall comply, and shall cause such sublease to comply, with all requirements and conditions of this Section 4.2 as if such sublease were a direct lease from Borrower to the sublessee. Borrower shall reimburse Security Agent for all of its reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such lease or sublease. Except as otherwise provided herein and without in any way relieving Borrower from its primary obligation for the performance of its obligations under this Mortgage, Borrower may in its sole discretion permit a lessee to exercise any or all rights which Borrower would be entitled to exercise under Section 4.2 and Section 4.4, and may cause a lessee to perform any or all of Borrower’s obligations under Article 4, and Security Agent agrees to accept actual and full performance thereof by a lessee in lieu of performance by Borrower.

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Security Agent hereby agrees, and each Lender by acceptance of an Equipment Note agrees, for the benefit of each lessor, conditional seller, or secured party of any engine leased, purchased, or owned by Borrower or any Permitted Lessee subject to a lease, conditional sale, or other security agreement that Security Agent, each Lender, and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, or secured party, any right, title, or interest in any engine as the result of the installation of such engine on the Airframe at any time while such engine is subject to such lease, conditional sale, or other security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party; provided, Borrower or any Permitted Lessee has received from any such lessor, secured party, or conditional seller in respect of any airframe leased, purchased or owned by Borrower or any Permitted Lessee, a written agreement (which may be a copy of the lease, security agreement, conditional sale agreement, or other agreement covering such airframe), whereby such Person agrees that neither it nor its successors will acquire or claim any right, title, or interest in an Engine by reason of the installation of such Engine on any such airframe at any time while such Engine is subject to the Lien of this Mortgage.

As security for Borrower’s due and punctual payment and performance of all of its covenants and obligations in the Operative Agreements, Borrower hereby grants to Security Agent a security interest in all of Borrower’s right, title, and interest in and to each Permitted Lease having a term in excess of one year of any Aircraft, Airframe, or Engine, including with respect to all payments, including payments of rent, insurance proceeds (other than public liability insurance proceeds), and other amounts due or to become due thereunder. Borrower shall enter into a “Lease Assignment” and a “Lessee Consent” each in form and substance reasonably satisfactory to Security Agent with respect to each Permitted Lease of the Airframe having a term of one or more years. In connection therewith Borrower shall cause (subject to the consent of the Security Agent) an assignment of associated rights with respect to such Permitted Lease to be registered with the International Registry, and in addition shall take such additional actions as are required under Section 6.1of the Loan Agreement.

(c) Operation and Use. Borrower shall not operate, use, or locate the Aircraft, the Airframe, or any Engine, or allow the Aircraft, the Airframe, or any Engine to be operated, used, or located, (1) in any area excluded from coverage by any insurance required by Section 4.6, except in the case of a requisition by the U.S. Government where Borrower obtains (and provides evidence of) an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 4.6 covering such area, or (2) in any recognized area of hostilities unless covered in accordance with Section 4.6 by war risk insurance, or in either case unless the Aircraft, the Airframe, or any Engine is only temporarily operated, used, or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition, or other similar unforeseen circumstance, so long as Borrower diligently and in good faith proceeds to remove the Aircraft from such area. Borrower shall not permit the Aircraft, the Airframe, or any Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe, or Engine or (y) in violation of any airworthiness certificate, license or registration of any Governmental Entity relating to the Aircraft, the Airframe, or any Engine, except (i) immaterial or non-recurring violations with respect to which corrective

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measures are taken promptly by Borrower or Permitted Lessee upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license, or registration is being contested in good faith by Borrower or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, or any Engine, any material risk of criminal liability or material civil penalty against Security Agent or any Lender or impair in any material respect Security Agent’s or any Lender’s interest in the Aircraft, the Airframe, or any Engine. The Aircraft shall not be operated or used (except in the course of customary maintenance so long as ground insurance is in effect), and shall be grounded, if the insurance coverage required by the terms of Section 4.6 are not in effect.

(d) Maintenance and Repair. At its own cost and expense, Borrower shall cause the Aircraft, the Airframe, and each Engine (and any engine that is not an Engine but installed on the Aircraft) to be maintained, serviced, repaired, and overhauled in accordance with (1) while operated by Borrower, Borrower’s FAA-approved maintenance program and, while operated by a Permitted Lessee, Permitted Lessee’s Approved Maintenance Program, (in either case, the “Maintenance Program”) so as (aa) to keep the Aircraft, the Airframe, and each Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, and (bb) to keep the Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of the Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft (but in any event in accordance with the Maintenance Program), except during (x) temporary periods of storage during which time appropriate storage maintenance will be performed in accordance with applicable regulations, (y) maintenance and modification permitted hereunder, or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (2) except during periods when a Permitted Lease is in effect, the same standards as Borrower uses with respect to Similar Aircraft in its fleet operated by Borrower in similar circumstances and, during any period in which a Permitted Lease is in effect, in accordance with the Maintenance Program of the Permitted Lessee. Borrower further agrees that the Aircraft, the Airframe, and Engines will be maintained, used, serviced, repaired, overhauled, or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft and in compliance with each applicable airworthiness certificate, license, and registration relating to the Aircraft, the Airframe, or any Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Borrower or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license, or registration in any reasonable manner which does not create any material risk of sale, loss, or forfeiture of the Aircraft, the Airframe, or any Engine or the interest of Security Agent or any Lender therein, or any material risk of criminal liability or material civil penalty against Security Agent or any Lender. Borrower shall maintain or cause to be maintained the Aircraft Documents in English (except that, during the term of any Permitted Lease to a Permitted Lessee who is a Permitted Foreign Air Carrier, such Permitted Lessee may maintain Aircraft Records in the primary language of the country in which such Permitted Lessee is located; provided, certified translations shall be made into English of all such Aircraft Records by

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appropriate translators qualified to an internationally recognizable standard on an ongoing basis and no less frequently than once each year and provided that each such translated document shall be further endorsed by the official stamp, or certified signature of the accountable manager with responsibility for quality control of the Permitted Foreign Air Carrier).

(e) Registration. On or as promptly as practicable after the Closing Date, Borrower shall cause the Aircraft to be duly registered in its name under the Transportation Code, or as otherwise permitted by this Section 4.2(e), and cause (subject to the consent of the Airframe Manufacturer) the sale of the Airframe and each Engine effected by the Bills of Sale to be duly registered with the International Registry and at all times thereafter shall cause the Aircraft to remain so registered. Borrower shall be entitled to register the Aircraft or cause the Aircraft to be registered in a Permitted Country or another country with the prior written approval of Security Agent if: (1) such proposed change of registration is made in connection with a Permitted Lease; (2) no Event of Default is in existence, (3) Borrower and Permitted Lessee shall duly register with the appropriate Governmental Entity of such country Borrower’s interest as the owner and Security Agent’s Lien in and to the Aircraft and shall, at all times thereafter, cause the same to remain so duly registered unless and until such time as the registration of the Aircraft is changed as provided herein, and shall cause to be done, at all times all other acts including the filing, recording and delivery of any document or instrument or, by reference to prudent industry practice in such country, that Security Agent deems reasonably necessary or advisable in order to create, preserve and protect such interest in the Aircraft as against Borrower and any third parties, (4) all insurance provided for in the Operative Agreements shall be in full force and effect before, at the time of, and after such change in registration, and Security Agent and each Lender shall receive a certificate of Borrower’s or Permitted Lessee’s insurance broker to such effect; (5) none of Security Agent or the Lenders shall be subjected to any adverse tax consequence for which Borrower is not required to indemnify such person as a result of such re-registration, unless Borrower agrees to indemnify such Person therefor in a manner reasonably acceptable to such Person; and (6) Security Agent receives an opinion of reputable counsel selected by Borrower and reasonably acceptable to Security Agent in form and substance reasonably satisfactory to Security Agent. Borrower shall provide not less than thirty (30) days’ prior written notice of a proposed change in registration (specifying the jurisdiction involved) accompanied by a draft of all required documents. Borrower shall reimburse Security Agent and the Lenders for all of their reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such change in registration meeting the requirements of this paragraph (e). Security Agent and each Lender agrees to cooperate with Borrower to the extent reasonably necessary to enable it to effectuate such change in registration. Borrower shall also cause (A) this Mortgage to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe, and each of the Engines and (B) the International Interest in the Airframe and each Engine constituted by this Mortgage to be duly registered on the International Registry as a first priority International Interest.

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(f) Markings. On or reasonably promptly after the Closing Date, Borrower will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of The Royal Bank of Scotland, as Security Agent.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines and promptly replaced thereafter. If any such placard is damaged or becomes illegible, Borrower shall promptly replace it with a placard complying with the requirements of this Section 4.2(f).

(g) Information for Filings. Borrower shall promptly furnish to Security Agent such information within Borrower’s possession or reasonably available or obtainable by Borrower (without out-of-pocket cost or expense to Borrower unless Security Agent reimburses Borrower for such out-of-pocket cost or expense) as may be required to enable Security Agent timely to file any reports required to be filed by it as Security Agent under this Mortgage with any Governmental Entity because of, or in connection with, the interest of Security Agent in the Aircraft, the Airframe or the Engines, or any other part of the Collateral; provided, however, that with respect to any such information which Borrower reasonably deems commercially sensitive or confidential, Security Agent, so long as delay in providing such information will not expose Security Agent to any risk of criminal liability or any material risk of material civil liability, shall afford Borrower a reasonable opportunity to seek from any such Governmental Entity a waiver of the obligation to provide any such information, or a consent to the filing of such information directly by Borrower in lieu of filing by Security Agent, and if any such waiver or consent is evidenced to the reasonable satisfaction of Security Agent then Borrower shall not be required to furnish such information to Security Agent

4.3 Inspection.

(a) At all reasonable times, Security Agent or its authorized representatives (the “Inspecting Parties”) may (not more than once every twelve (12) months, unless an Event of Default exists, then such inspection right shall not be so limited) inspect the Aircraft and the Aircraft Documents.

(b) Any inspection of the Aircraft hereunder shall be limited to a visual, internal and external walk-around inspection, and shall not include the opening of any panels, bays, or other components of the Aircraft (other than inspection panels which may be opened and closed by hand and without the use of tools in the course of normal line maintenance access), and no such inspection shall interfere with Borrower’s or any Permitted Lessee’s maintenance or operation of the Aircraft, the Airframe, or any Engine.

(c) With respect to such rights of inspection, Security Agent shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d) Each Inspecting Party shall bear its own expenses in connection with any such inspection, unless an Event of Default exists, then Borrower shall reimburse each Inspecting Party for its reasonable out-of-pocket costs and expenses incurred in connection with any such inspection.

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4.4 Replacement and Pooling of Parts; Alterations, Modifications, and Additions; Substitution of Engines.

(a) Replacement of Parts. Except as otherwise provided herein, Borrower, at its own cost and expense, will promptly replace (or cause to be replaced) all Parts that are from time to time incorporated or installed in or attached to the Aircraft, and that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use for any reason whatsoever. In addition, Borrower, at its own cost and expense, may remove (or cause to be removed) in the ordinary course of business, fleet management, maintenance, service, repair, overhaul, or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use; provided, that, except as otherwise provided herein, Borrower will replace or cause the replacement of such Parts as promptly as practicable but in no case later than 90 days. All replacement parts (other than replacement parts installed in or attached to the Airframe or any Engine on a temporary basis) shall be owned by Borrower or, as the case may be, the Permitted Lessee and shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 4.4(c), and shall be in good operating condition and (except in the case of replacement parts installed in or attached to the Airframe on a temporary basis) have a value, remaining useful life and utility not less than the value, remaining useful life and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder) and such replacement shall have documentation meeting the applicable requirements of the FAA or other Aviation Authority then having jurisdiction over the Aircraft.

(b) Removal of Parts. Except as otherwise provided herein, any Part at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until it is replaced by a part that has been incorporated or installed in or attached to such Airframe or any Engine and that meets the requirements for replacement parts specified above. Except with respect to replacement parts installed in or attached to the Airframe or any Engine on a temporary basis, as soon as a replacement part is incorporated or installed in or attached to the Airframe or any Engine as provided in Section 4.4(a), without further act, (1) the replaced part shall thereupon be free and clear of all rights of Security Agent and shall no longer be a Part hereunder, and (2) such replacement part shall become a Part hereunder and subject to this Mortgage and be part of such Airframe or Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

(c) Pooling of Parts. Any Part removed from the Aircraft may be subjected by Borrower or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Borrower or Permitted Lessee, provided, that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or any Engine in accordance with Section 4.4(a)

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and Section 4.4(b) as promptly as practicable after the removal of such removed Part and the Person using the removed part in the course of its participation in such pooling arrangement complies with the documentation and maintenance requirements of the FAA or the Aviation Authority then having jurisdiction over the Aircraft. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as Borrower or a Permitted Lessee, as promptly thereafter as practicable, either (1) causes such replacement part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part, or (2) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Aircraft a further replacement part owned by Borrower or, as the case may be, a Permitted Lessee free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Mortgage in accordance with Section 4.4(b).

(d) Alterations, Modifications, and Additions. Borrower shall make (or cause to be made) alterations and modifications in and additions to the Aircraft as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a “Mandatory Modification”); provided, that Borrower or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation, or order in any reasonable manner which does not adversely affect in any material respect Security Agent’s interest in the Aircraft and does not involve any material risk of sale, forfeiture, or loss of the Aircraft or the interest of Security Agent or any Lender therein, or any material risk of criminal liability or material civil penalty being imposed on Security Agent or any Lender. In addition, Borrower at its own cost and expense may make or permit to be made such alterations and modifications in and additions to the Airframe or any Engine (each an “Optional Modification”) as Borrower or a Permitted Lessee deems desirable in the proper conduct of its business, including removal of Parts which Borrower deems are obsolete or no longer suitable or appropriate for use in the Aircraft; provided, that no such Optional Modification shall (1) diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility, or useful life immediately before such Optional Modification (assuming the Aircraft or such Engine was in the condition required by this Mortgage immediately before such Optional Modification), (2) impair the airworthiness of the Airframe or the Engine, (3) involve structural modification to the Airframe that would be inconsistent with the use of the Aircraft as an aircraft in passenger configuration or (4) cause the Aircraft to cease to have the applicable standard certificate of airworthiness. Borrower or a Permitted Lessee shall obtain all supplemental type certificates for any modification that is a major modification in accordance with the applicable regulations of the FAA. Except as otherwise provided herein, all Parts (other than Removable Parts) incorporated or installed in or attached to the Aircraft as a result of such Optional Modification shall, without further act, become subject to this Mortgage. Borrower or any Permitted Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Mortgage, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for,

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any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to Section 4.2(d) or the first sentence of this Section 4.4(d), and (iii) such Part can be removed from such Airframe or any Engine without diminishing the fair market value, utility, or remaining useful life which such Airframe or any Engine would have had at the time of removal had such removal not been effected, assuming the Aircraft was otherwise maintained in the condition required by this Mortgage and such Removable Part had not been incorporated or installed in or attached to the Aircraft. No Removable Part shall be subject to the Lien of this Mortgage. Removable Parts may be leased from or financed by third parties other than Security Agent; provided, the Lien related to any such lease or financing shall not extend beyond the Removable Parts subject to such lease or financing. For the avoidance of any doubt, Security Agent and Borrower acknowledge and agree that any and all in-flight entertainment equipment (“IFE”) installed in the Aircraft (whether before or after delivery thereof) shall be deemed to be a Removable Part for all purposes of this Mortgage, but only to the extent and for so long as such IFE is not owned by Borrower or is subject to lease or a secured financing arrangement by third parties other than Security Agent; provided, that:

(1) the owner or financier of the IFE will have no lien on or against the Aircraft and no rights with respect to the Aircraft except the right to remove the IFE from such Aircraft if such owner, financier or Borrower repairs and restores the Aircraft as provided below;

(2) prior to the installation of any IFE, Borrower shall provide Security Agent with the identity of the owner or financier of such IFE. Security Agent acknowledges that (i) the IFE will not constitute a Part or a part of the Aircraft, and (ii) the IFE will not become subject to the Lien of this Mortgage; and

(3) such right of installation and removal is subject to and conditional upon any such owner or financier repairing or causing to be repaired any damage to the Aircraft in connection therewith and restoring both cosmetically and functionally those systems and fittings affected by the removal of such IFE and paying (and holding Security Agent and the Lenders harmless with respect to) all costs, expenses and liabilities in connection therewith.

Security Agent further agrees that parts installed on the Engine (whether before or after delivery thereof) to increase the thrust setting of any such Engine to a thrust setting greater than a B20 rating shall each be deemed to be a Removable Part for all purposes of this Mortgage; provided, however, that upon removal of any such parts to reduce the thrust setting back to the B20 rating, the appropriate parts are installed to restore the affected Engine to the B20 rating; provided, further, that if it is necessary for operational reasons to reduce the thrust setting of any such Engine to a thrust setting below a B20 rating, then Parts removed for that purpose shall not be deemed to be Removable Parts and shall continue to be subject to the Lien of this Mortgage until such time as they have been reinstalled or replaced by Parts which increase the thrust setting to B20 or higher.

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(e) Substitution of Engines. Subject to the terms and conditions of this Section 4.4(e), (A) Borrower shall have the right at its option at any time, on at least ten (10) days’ prior written notice to Security Agent, to substitute for any Engine, and (B) if an Event of Loss to an Engine occurs under circumstances in which an Event of Loss to the Airframe has not occurred, Borrower shall within 90 days of the occurrence of such Event of Loss substitute for any Engine, a Replacement Engine, free and clear of Liens (other than Permitted Liens not of record). In such event, immediately upon the effectiveness of such substitution in accordance with this Section 4.4(e) and without further act, (1) the replaced Engine shall thereupon be free and clear of all rights of Security Agent and the Lien of this Mortgage and shall no longer be deemed an Engine hereunder, (2) such Replacement Engine shall become subject to this Mortgage and be deemed part of the Aircraft for all purposes hereof to the same extent as was the replaced Engine. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine being replaced thereby, or an improved model (but in any event the same model as the other Engine then subject to this Mortgage), and that is suitable for installation and use on the Airframe with the other Engine, and that has a value, utility, and remaining useful life (without regard to hours and/or cycles since last overhaul) at least equal to the Engine being replaced thereby (assuming that such Engine had been maintained in accordance with this Mortgage and was in the condition required hereunder) and that such Replacement Engine shall not have more hours or cycles since new (whichever is applicable) than the Airframe and the Life Limited Parts installed thereon do not have on average a higher collective number of cycles since new than the Life Limited Parts of the Engine being replaced and (3) has all necessary Aircraft Documents required by and maintained in conformity with the applicable regulations of the FAA or other Aviation Authority then having jurisdiction over the Aircraft. In connection with any such substitution, Borrower shall be required to fulfill the following conditions at Borrower’s sole cost and expense, and Security Agent shall cooperate reasonably with Borrower to enable Borrower timely to satisfy such conditions:

(1) an executed counterpart of each of the following documents shall be delivered to Security Agent:

(aa) a supplement to this Mortgage, covering the Replacement Engine and incorporating this Mortgage, which shall be duly filed for recordation pursuant to the Transportation Code or such other applicable law of the jurisdiction other than the United States in which the aircraft of which such Engine is a part is registered in accordance with Section 4.2(e) and the International Interest created by such supplement shall (subject to the consent of Security Agent) be duly registered with the International Registry as an International Interest with respect to the Replacement Engine;

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(bb) a full warranty (as to title) bill of sale, covering the Replacement Engine, executed by the former owner thereof in favor of Borrower (or, at Borrower’s option, other evidence of Borrower’s ownership of such Replacement Engine, reasonably satisfactory to Security Agent), and Borrower shall cause (subject, if necessary, to the consent of the prior owner of the Replacement Engine) the sale of the Replacement Engine effected by such bill of sale (or other evidence) to be registered with the International Registry as a contract of sale;

(cc) Financing Statements covering the security interests created by this Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Aircraft may be registered) as are necessary to protect the security interests of Security Agent in the Replacement Engine;

(dd) an opinion of Borrower’s counsel addressed to Security Agent and each Lender (which may be from in-house counsel) and in form and substance reasonably satisfactory to Security Agent to the effect that the supplement to this Mortgage referred to in clause (1)(aa) has been duly authorized, executed, and delivered by Borrower;

(ee) furnish an opinion of aviation law counsel addressed to Security Agent and each Lender and in form and substance reasonably acceptable to Security Agent to the effect that (1) upon such replacement, Borrower’s title to such Replacement Engine(s) will be free and clear of all Liens of record (other than Permitted Liens) and that such Replacement Engine(s) will be subject to the Lien of this Mortgage to the same extent as the Engine(s) replaced thereby, (2) the supplement subjecting any such Replacement Engine(s) to this Mortgage has been duly filed for recordation pursuant to the Transportation Code or such other applicable Law of the jurisdiction other than the United States in which the aircraft of which such Engine is a part is registered in accordance with Section 4.2(e), (3) this Mortgage, as supplemented by such Mortgage supplement, creates a duly perfected first priority security interest and International Interest in any such Replacement Engines, (4) the sale of the ownership interest of any such Replacement Engine(s) effected by the bills of sale (or other evidence of ownership) thereof has been duly registered with the International Registry, and (5) the International Interest created by such Mortgage supplement in and to any such Replacement Engine(s) has been duly registered with the International Registry;

(ff) furnish a certificate of a qualified aircraft appraiser (which may not be an employee of Borrower), certifying that such Replacement Engine complies with the utility and remaining useful life requirements set forth above in this Section 4.4(e);

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(gg) assign as security to Security Agent the benefit of all assignable and remaining manufacturers’ and vendors’ warranties with respect to such Replacement Engine(s);

(hh) furnish Security Agent with an Officer’s Certificate of Borrower certifying that all applicable conditions to the replacement pursuant to this Section 4.4(e) have been satisfied and to the effect that upon consummation of such replacement no Event of Default shall be continuing; and

(ii) take such other action as Security Agent reasonably requests in order that any such Replacement Engine(s) be properly titled in Borrower free and clear of all Liens (except Permitted Liens) and subjected to the Lien of this Mortgage to the same extent as any Engine(s) replaced thereby.

(2) Borrower shall cause to be delivered to Security Agent such evidence of compliance with the insurance provisions of Section 4.6 with respect to such Replacement Engine as Security Agent may reasonably request.

Upon satisfaction of the conditions to such substitution, (x) Security Agent shall execute and deliver to Borrower such documents and instruments as Borrower has prepared and reasonably requests to evidence the release of such replaced Engine from the Lien of this Mortgage and discharge from the International Registry the registration of the International Interest created by this Mortgage (and any other registered interests in favor of Security Agent) as it relates to the replaced Engine, (y) if no Event of Default has occurred and is continuing, Security Agent shall assign to Borrower all claims that Security Agent may have against any other Person relating to any Event of Loss giving rise to such substitution, and (z) Borrower shall receive all insurance proceeds (other than those reserved to itself or to Security Agent under Section 4.6(b)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied as provided or permitted hereunder; provided, that if an Event of Default has occurred and is continuing, such proceeds shall not be distributed by the Security Agent to Borrower unless and until such Event of Default is no longer continuing, in which case, subject to the provisions of Section 3.3, such proceeds and any gain realized as a result of investments required to be made pursuant to Article 6 of this Mortgage shall be paid to Borrower (except to the extent applied by Security Agent as provided in this Mortgage). Borrower shall reimburse Security Agent and each other Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorney fees and expenses) incurred in connection with any Replacement Engine becoming an Engine hereunder.

4.5 Loss, Destruction, or Requisition.

(a) Event of Loss to the Aircraft.

If an Event of Loss to the Airframe (and any Engine(s) installed thereon) occurs, Borrower shall promptly (and in any event within fifteen (15) days after such occurrence, or, if later, within fifteen (15) days after the determination that an Event of Loss has occurred,

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provided that such determination is promptly made) notify Security Agent of such Event of Loss. Within sixty (60) days after such occurrence, Borrower shall notify Security Agent of Borrower’s election either to replace the Airframe and any such Engine(s) as provided under Section 4.5(a)(1) or to make payment in respect of such Event of Loss as provided under Section 4.5(a)(2) (and if Borrower does not notify Security Agent of such election within the 60-day time period, Borrower shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 4.5(a)(2)):

(1) If Borrower elects to replace the Airframe and any such Engine(s), Borrower shall, subject to the satisfaction of the conditions in Section 4.5(c), as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Mortgage, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine was installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor; provided, that if Borrower does not perform its obligation to effect such replacement under this clause (1) during the 120-day period provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (2) below.

(2) If Borrower elects to make a payment for such Event of Loss to the Airframe, Borrower shall make a payment to Security Agent for purposes of redeeming Equipment Notes in accordance with Section 2.9 on a date on or before the Business Day following the earlier of (aa) the 120th day after the occurrence of such Event of Loss, and (bb) the third (3rd) day after the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of Borrower’s election under Section 4.5(a) to make payment under this Section 4.5(a)(2)); and upon such payment and payment of all other Secured Obligations then due and payable, Security Agent shall, at Borrower’s cost and expense, release from the Lien of this Mortgage, and discharge from the International Registry the registration of the International Interest created by this Mortgage (and any other registered interests in favor of Security Agent) as it relates to, the Airframe and the Engines, by executing and delivering to Borrower all documents that Borrower reasonably requests to evidence such release or discharge.

Borrower may extend the period set forth in clause (1) above for an additional thirty (30) days or the period set forth in clause (2) above for an additional sixty (60) days if (aa) Borrower provides Security Agent with a cash payment equal to the then unpaid Original Amount of the Equipment Notes, such payment to be held by Security Agent as security for Borrower’s obligations under this Section 4.5, (bb) Security Agent shall have received the insurance proceeds with respect to such loss and such proceeds are at least equal to the then unpaid Original Amount of the Equipment Notes or (cc) any combination of (aa) and (bb) shall result in Security Agent holding funds as security for Borrower’s obligations under this Section 4.5 equal to the then unpaid Original Amount of the Equipment Notes.

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(b) Effect of Replacement. If Borrower provides a Replacement Airframe and any Replacement Engine(s) as provided for in Section 4.5(a)(1), then (1) the Lien of this Mortgage shall continue with respect to such Replacement Airframe and Replacement Engine(s) (if any) as though no Event of Loss had occurred; (2) Security Agent shall release from the Lien of this Mortgage, and discharge from the International Registry the registration of the International Interest created by this Mortgage (and any other registered interests in favor of Security Agent) as it relates to, the replaced Airframe and Engines (if any) by executing and delivering to Borrower such documents and instruments as Borrower reasonably requests to evidence such release or discharge; and (3) in the case of a replacement upon an Event of Loss, Security Agent shall assign to Borrower all claims Security Agent may have against any other Person arising from the Event of Loss, and Borrower shall receive all insurance proceeds (other than those reserved to itself or Security Agent under Section 4.6(b)) and proceeds from any award in respect of condemnation, confiscation, seizure, or requisition, including any investment interest thereon, to the extent not previously applied or permitted hereunder; provided, that if an Event of Default has occurred and is continuing, such proceeds shall not be distributed by Security Agent to Borrower unless and until such Event of Default is no longer continuing, in which case, subject to the provisions of Section 3.3, such proceeds and any gain realized as a result of investments required to be made pursuant to Article 6 of this Mortgage shall be paid to Borrower (except to the extent applied by Security Agent as provided in this Mortgage).

(c) Conditions to Airframe and Engine Replacement upon an Event of Loss. Borrower’s right to substitute a Replacement Airframe and any Replacement Engine(s) as provided in Section 4.5(a)(1) is subject to the fulfillment, at Borrower’s sole cost and expense, in addition to the conditions in Section 4.5(a)(1), of the following conditions precedent (and Security Agent shall cooperate reasonably with Borrower to enable Borrower timely to satisfy such conditions):

(1) on the date when the Replacement Airframe and any Replacement Engine(s) are subjected to the Lien of this Mortgage (the “Replacement Closing Date”), Security Agent receives an executed counterpart of each of the following documents (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof):

(aa) a supplement to this Mortgage covering the Replacement Airframe and any Replacement Engine(s), which shall be duly filed for recordation pursuant to the Transportation Code or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and any Replacement Engine(s) are to be registered in accordance with Section 4.2(e);

(bb) an FAA Bill of Sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe, executed by the former owner thereof in favor of Borrower;

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(cc) a full warranty (as to title) bill of sale, covering the Replacement Airframe and any Replacement Engine(s), executed by the former owner thereof in favor of Borrower (or, at Borrower’s option, other evidence of Borrower’s ownership of such Replacement Airframe and any Replacement Engine(s), reasonably satisfactory to Security Agent); and

(dd) Financing Statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and any Replacement Engine(s) may be registered in accordance with Section 4.2(e)) as counsel for Security Agent deems reasonably necessary or desirable to protect the security interests of Security Agent in the Replacement Airframe and any Replacement Engine(s);

(2) the Replacement Airframe and any Replacement Engine(s) are of the same model as the Airframe or Engines, or an improved model of such aircraft or engines of the manufacturer thereof (and, in the case of a Replacement Engine, the same model as the other Engine then subject to this Mortgage), shall have a value, utility and remaining useful life (without regard to hours and/or cycles since the last heavy maintenance or overhaul (as applicable)) at least equal to, and year of manufacture no earlier than the year of manufacture of, the Airframe and any Engine(s) being replaced (assuming such Airframe and Engine(s) had been maintained in accordance with this Mortgage), and that such Replacement Engine shall not have more hours or cycles since new (whichever is applicable) than the Airframe and the Life Limited Parts installed thereon do not have on average a higher collective number of cycles since new than the Life Limited Parts of the Engine being replaced;

(3) on the Replacement Closing Date, (aa) Borrower causes the Replacement Airframe and any Replacement Engine(s) to be subjected to the Lien of this Mortgage free and clear of Liens (other than Permitted Liens), (bb) Borrower causes (subject to the consent of Security Agent) the International Interest created by the supplement to this Mortgage to be registered with the International Registry as an International Interest with respect to the Replacement Airframe and any Replacement Engine(s), (cc) the Replacement Airframe has been duly certified by the FAA as to type and (upon registration) is eligible to receive a standard certificate of airworthiness, (dd) application for registration of the Replacement Airframe in accordance with Section 4.2(e) is duly made with the FAA or other applicable Aviation Authority and Borrower has authority to operate the Replacement Airframe, and (ee) Borrower causes (subject, if required, to the consent of the prior owner(s) of the Replacement Airframe and any Replacement Engine(s)) the sale of the ownership interest of the Replacement Airframe and any Replacement Engine(s) effected by the appropriate bills of sale (or other evidence of ownership) to be registered with the International Registry;

(4) Security Agent receives (aa) an opinion of Borrower’s counsel, in form and substance reasonably satisfactory to and addressed to Security Agent to

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the effect that Security Agent will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided, that such opinion with respect to Section 1110 need not be delivered to the extent that, immediately before such replacement, solely by reason of a change in law or court interpretation thereof, the benefits of Section 1110 are not available to Security Agent, and (bb) an opinion of Borrower’s aviation law counsel in form and substance reasonably satisfactory to and addressed to Security Agent, if the Replacement Airframe is registered with the FAA, as to: the due registration of any such Replacement Airframe with the FAA, the absence of Liens of record at the FAA as to any such Replacement Airframe and Replacement Engine(s), and the due filing for recordation of each supplement to this Mortgage with respect to such Replacement Airframe and any Replacement Engine(s) under the Transportation Code, the due registration with the International Registry of the International Interest created by such supplement in and to the Replacement Airframe and any Replacement Engine(s), the due registration with the International Registry of the sale of the ownership interest with respect to the Replacement Airframe and any Replacement Engine(s) effected by the appropriate bills of sale (or other evidence of ownership), and the due filing of any Financing Statement or other filings reasonably requested by Security Agent with respect to such Replacement Airframe or Replacement Engine(s) under applicable Law; and if the Replacement Airframe is registered with an Aviation Authority outside the United States, as to such matters as the Security Agent shall reasonably request;

(5) Borrower shall cause to be delivered to Security Agent such evidence of compliance with the insurance provisions of Section 4.6 with respect to such Replacement Aircraft and Replacement Engine(s) as Security Agent may reasonably request;

(6) Borrower shall furnish a certificate of a qualified aircraft appraiser (which may not be an employee of Borrower) certifying that such Replacement Airframe complies with the value, utility and remaining useful life requirements set forth in clause (2) above;

(7) Borrower shall furnish Security Agent with an Officer’s Certificate of Borrower to the effect that that all applicable conditions of the replacement pursuant to this Section 4.5(c) have been satisfied and to the effect that upon consummation of such replacement no Event of Default shall have occurred and be continuing;

(8) Borrower shall have collaterally assigned to Security Agent the benefit of all assignable and remaining manufacturers’ and vendors’ warranties with respect to such Replacement Airframe and such Replacement Engine(s); and

(9) Holdings shall have affirmed in writing the Holdings Guarantee after giving effect to the supplement to this Mortgage referred to in subsection (1)(aa) above, in form and substance reasonably satisfactory to Security Agent.

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Borrower shall reimburse Security Agent for its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any replacement under this Section 4.5(c).

(d) Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by Security Agent or Borrower from any Governmental Entity or any other Person in respect of any Event of Loss will be held by Security Agent and applied as follows:

(1) If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon Borrower’s compliance with the applicable terms of Section 4.5(a)(1) and Section 4.5(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or (if received after such compliance) retained by, Borrower;

(2) If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), upon Borrower’s compliance with the applicable terms of Section 4.4(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or (if received after such compliance) retained by, Borrower;

(3) If such amounts are received, in whole or in part, with respect to the Airframe, and Borrower makes, has made or is deemed to have made the election in Section 4.5(a)(2), such amounts shall be applied as follows:

FIRST, if the sum described in Section 4.5(a)(2) has not then been paid in full by Borrower, such amounts shall be paid to Security Agent to the extent necessary to pay in full such sum; and

SECOND, the remainder, if any, shall be paid to Borrower.

(e) Requisition for Use. If any Governmental Entity requisitions the use of the Airframe and any Engine(s) or Engine(s) installed on such Airframe while such Airframe is subject to the Lien of this Mortgage and such requisition does not constitute an Event of Loss, Borrower shall promptly notify Security Agent of such requisition, and all of Borrower’s obligations under this Mortgage shall continue to the same extent as if such requisition had not occurred. Any payments received by Security Agent or Borrower or a Permitted Lessee from such Governmental Entity with respect to such requisition of use shall be paid over to, or retained by, Borrower. If an Event of Loss to an Engine results from the requisition for use by a Governmental Entity of such Engine (but not the Airframe), Borrower will replace such Engine hereunder by complying with Section 4.4(e), and any payments received by Security Agent or Borrower from such Governmental Entity with respect to such requisition following such compliance shall be paid over to, or retained by, Borrower.

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(f) Certain Payments to be held as Security. Except with respect to insurance proceeds in excess of that require to be maintained by Borrower hereunder, any amount referred to in Section 4.4, Section 4.5 or Section 4.6 which is payable or creditable to, or retainable by, Borrower shall not be paid or credited to or retained by Borrower if at the time of such payment, credit, or retention a Default or Event of Default exists, but shall be paid to and held by Security Agent as security for Borrower’s obligations under this Mortgage and the other Operative Agreements, and at such time as no Default or Event of Default exists, such amount and any gain realized as a result of investments required to be made pursuant to Article 6 shall (to the extent not theretofore applied as provided herein) be paid over to Borrower.

4.6 Insurance.

(a) Borrower’s Obligation to Insure. Borrower shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b) Insurance for Own Account. Nothing in Section 4.6 shall limit or prohibit (a) Borrower from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B; provided that such policies of insurance would not materially adversely effect the insured interests of the Additional Insureds in and to the Aircraft, or (b) Security Agent from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, that no insurance may be obtained or maintained by Security Agent that would limit or otherwise adversely affect the coverage of or increase the cost of any insurance required to be obtained or maintained by Borrower pursuant to this Section 4.6 and Annex B.

(c) Compliance. Borrower shall comply with the terms and conditions of each policy of insurance maintained hereunder and shall not consent or agree to any act or omission which:

(1) invalidates or may invalidate the policies of insurance required under this Mortgage;

(2) renders or may render void or voidable the whole or any part of any of the policies of insurance required to be maintained under this Section 4.6; or

(3) brings any insured liability within the scope of an exclusion or exception to the policies of insurance required to be maintained hereunder.

(d) Indemnification by Government in Lieu of Insurance. During any period of requisition or transfer of the Aircraft or any part thereof by or to the U.S. Government or any other U.S. Governmental Entity, Security Agent shall accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government or other U.S. Governmental Entity, against such risk in an amount that, when added to the amount of insurance (including

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permitted self-insurance), if any, against such risk that Borrower (or any Permitted Lessee) may continue to maintain, in accordance with this Section 4.6, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.6. If Borrower shall obtain an indemnity or insurance under this Section 4.6(c), Borrower shall promptly furnish Security Agent with evidence reasonably satisfactory to Security Agent of such indemnity or insurance.

(e) Government Insurance. Security Agent shall accept, in lieu of insurance when required against war risk and allied perils with respect to the Aircraft described in Annex B, indemnification or insurance from the United States Government against war risks and allied perils in such amounts and on such terms that when added to the insurance maintained by Borrower, Borrower is in full compliance with the requirements of this Section 4.6.

(f) Application of Insurance Proceeds. As between Borrower and Security Agent, all insurance proceeds received as a result of the occurrence of an Event of Loss to the Aircraft or any Engine under policies required to be maintained by Borrower pursuant to this Section 4.6 will be applied in accordance with Sections 3, 4.5(d) and 4.5(f), as applicable. All proceeds of insurance required to be maintained by Borrower, in accordance with Section 4.6 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, the Airframe, or any Engine will be held by Security Agent and applied to pay (or to reimburse Borrower) for repairs or for replacement property upon delivery of evidence reasonably satisfactory to Security Agent that the repairs or replacement have been effected in accordance with this Mortgage, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Borrower, subject to the provisions of Section 3.3 (and any other applicable provisions) hereof.

4.7 Performance of all Covenants and Agreements.

Borrower agrees to timely pay and perform each of its covenants and agreements contained in the other Operative Agreements.

5. EVENTS OF DEFAULT; REMEDIES

5.1 Event of Default.

For purposes of the Operative Agreements, an “Event of Default” means any of the following events, and for purposes of the Cape Town Convention, a “default” means any of the following events:

(a) Borrower fails to pay (1) principal of and, interest on, any Equipment Note when due, and such failure shall continue unremedied for a period of three (3) Business Days, or (2) any other amount payable by it to Security Agent or the Lenders under this Mortgage, the Loan Agreement or the other Operative Agreements when due, and such failure continues for a period in excess of ten (10) Business Days after Borrower has received written notice from Security Agent of the failure to make such payment when due;

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(b) Borrower fails to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, the Airframe, and the Engines in accordance with the provisions of Section 4.6; provided, that there shall be no Event of Default as a result of such failure so long as the interests of the Lenders and Security Agent continue to be insured in accordance with the provisions of Section 4.6 following such failure;

(c) Borrower or Holdings fails to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement, or obligation of Borrower or Holdings in any Operative Agreement, and such failure continues unremedied for a period of thirty (30) days from and after the date Borrower or Holdings receives written notice thereof from Security Agent, unless such failure is capable of being corrected and Borrower or Holdings is diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure continues unremedied for a period of 120 days after receipt of such notice;

(d) any representation or warranty made by Borrower or Holdings in any Operative Agreement proves to have been untrue or inaccurate in any material respect as of the date made, is material at the time in question, and remains uncured for a period in excess of thirty (30) days from and after the date of written notice thereof from Security Agent to Borrower or Holdings unless such failure is capable of being corrected and Borrower or Holdings is diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure continues unremedied for a period of 120 days after receipt of such notice;

(e) Borrower or Holdings consents to the appointment of or taking possession by a receiver, trustee, or liquidator of itself or of a substantial part of its property, or Borrower or Holdings admits in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of its creditors, or Borrower or Holdings files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation, or other relief as debtor under any bankruptcy Laws or insolvency Laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or Borrower or Holdings seeks relief as debtor by voluntary petition, answer, or consent under the provisions of any other bankruptcy or similar Law providing for the reorganization or winding-up of corporations (as in effect at such time), or Borrower or Holdings seeks an agreement, composition, extension, or adjustment with its creditors under such laws;

(f) an order, judgment, or decree is entered by any court of competent jurisdiction appointing, without Borrower’s or Holdings’ consent, a receiver, trustee, or liquidator of Borrower or Holdings or of all or substantially all of its property, or all or substantially all of the property of Borrower or Holdings is sequestered, or any other relief in respect of Borrower or Holdings as a debtor is granted under any bankruptcy Laws or other insolvency Laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration remains in force undismissed, unstayed, and unvacated for a period of ninety (90) days after the date of entry thereof;

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(g) a petition against Borrower or Holdings in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations that applies to Borrower or Holdings, any court of competent jurisdiction assumes jurisdiction, custody, or control of Borrower or Holdings or of substantially all of the property of Borrower or Holdings, and such jurisdiction, custody, or control remains in force unrelinquished, unstayed, and unterminated for a period of ninety (90) days;

(h) subject to Section 7.5 of the Loan Agreement, an “Event of Default” (as defined in any Related Mortgage) exists; or

(i) the Holdings Guarantee (as and to the extent relating to the Aircraft) shall cease, for any reason, to be in full force and effect, or Holdings shall terminate, renounce or repudiate the validity or enforceability of its obligations under the Holdings Guarantee as and to the extent relating to the Aircraft.

5.2 Remedies.

(a) Remedies Available. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, this Mortgage shall be in default, and Security Agent shall, upon the direction of a Majority in Interest of the Lenders do one or more of the following:

(1) cause Borrower, upon the written demand of Security Agent, at Borrower’s expense, to deliver promptly, and Borrower shall deliver promptly, all or such part of the Airframe or any Engine (together with all Aircraft Documents and other documents at any time required to be maintained with respect to the Airframe or Engine (or part thereof), in accordance with the rules and regulations of the FAA or other Aviation Authority if the Aircraft to which the Airframe or Engine relates is registered under the laws of a country other than the United States) as Security Agent may so demand to Security Agent or its order, or Security Agent, at its option, may enter upon the premises where all or any part of the Airframe or any Engine or the related Aircraft Documents are located and take immediate possession of and remove the same together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if such engine is owned by Borrower, may at the option of Security Agent and if agreed by Borrower be exchanged with Borrower for an Engine in accordance with the provisions of Section 4.4;

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(2) sell all or any part of the Airframe and any Engine at public or private sale, whether or not Security Agent shall at the time have possession thereof, as Security Agent may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as Security Agent, in its sole discretion, but in accordance with applicable Law, may determine, all free and clear of any rights or claims of Borrower, and the proceeds of such sale or disposition shall be applied in the order of priorities set forth in Section 3; and/or

(3) exercise any other remedy of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) and other applicable Laws applicable to this Mortgage or to any Permitted Lease pursuant to Section 4.2 hereof.

Without limiting the generality of the foregoing, Security Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Security Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Security Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity of redemption is hereby waived and released. At any public or private sale the Lenders shall be entitled to credit against the purchase price bid at such sale all or any part of the unpaid amounts of Equipment Notes or other Secured Obligations. Borrower further agrees, at Security Agent’s request, to make the Collateral available to Security Agent at places which Security Agent shall reasonably select, whether at Borrower’s premises or elsewhere. Security Agent shall apply the net proceeds of any action taken by it pursuant to this Section 4.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Security Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Security Agent may elect consistent with the provisions of Section 3.3, and only after such application and after the payment by Security Agent of any other amount required by any provision of Law, need Security Agent account for the surplus, if any to Borrower. To the extent permitted by applicable Law, Borrower waives all claims, damages and demands it may acquire against Security Agent or any Lender arising out of the exercise by them of any rights hereunder. Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all Obligations.

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Upon every taking of possession of Collateral under this Section 5.2, Security Agent shall, acting at the written direction of a Majority in Interest of Lenders, from time to time, at the expense of the Collateral (and such expense shall be due and payable by Borrower), make all such expenditures for maintenance, repairs, replacements, and modifications to and of the Collateral, and such improvements to and insurance of the Collateral, as it may reasonably deem proper. In each such case, Security Agent shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of Borrower relating to the Collateral in connection therewith, as Security Agent shall deem best, acting at the written direction of the Majority in Interest of Lenders, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Security Agent may, acting at the written direction of the Majority in Interest of Lenders, reasonably determine; and Security Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof. Such tolls, rents, revenues, issues, income, products and profits shall be applied by Security Agent, acting at the written direction of the Majority in Interest of Lenders, to pay any of the expenses of use, operation, storage, leasing, control, management or disposition of the Collateral, and of any or all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Security Agent may be required or may elect, acting at the written direction of the Majority in Interest of Lenders, to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof, and all other payments which Security Agent may be required or expressly authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of Security Agent and all other amounts owing to Security Agent under Section 7, and shall otherwise be applied in accordance with the provisions of Section 3.

In addition, Borrower shall be liable, without duplication of any amounts payable hereunder or under any other Operative Agreement, for all reasonable legal fees and other reasonable costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Security Agent’s remedies with respect thereto, including all costs and expenses specified in the preceding paragraph incurred in connection with the retaking, return or sale of the Airframe and any Engine in accordance with the terms hereof or under the Uniform Commercial Code of the State of New York, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If an Event of Default shall have occurred and be continuing and the Equipment Notes shall have been accelerated pursuant to Section 5.2(c), at the request of Security Agent, acting at the written direction of the Majority in Interest of Lenders, Borrower shall promptly execute and deliver to Security Agent such instruments of title and other documents as Security Agent may deem necessary or advisable to enable Security Agent or an agent or representative designated by Security Agent, at such time or times and place or places as Security Agent may specify, to obtain possession of all or any part of the Collateral to which Security Agent shall at the time be entitled hereunder. If Borrower shall for any reason fail to execute and deliver such instruments and documents after such request by Security Agent, Security Agent, acting at the written direction of the Majority

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in Interest of Lenders, may obtain a judgment conferring on Security Agent the right to immediate possession and requiring Borrower to execute and deliver such instruments and documents to Security Agent, to the entry of which judgment Borrower hereby specifically consents to the fullest extent it may lawfully do so.

Nothing in the foregoing shall affect the right of any Lender to receive all amounts owing to such Lender as and when the same may be due.

(b) Notice of Sale. Security Agent shall, if permitted by applicable Law, give Borrower at least ten (10) days’ prior notice of any public sale or of the date on or after which any private sale will be held, which notice Borrower hereby agrees to the extent permitted by applicable Law is reasonable notice. The Lenders shall be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 5.2 and to credit against the purchase price bid at such sale all or any part of the due and unpaid amounts of the Equipment Notes or other Secured Obligations secured by the Lien of this Mortgage.

(c) If an Event of Default exists, then and in every such case Security Agent may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Lenders), at any time, by delivery of written notice or notices to Borrower, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable, without presentment, demand, protest, or notice, all of which are hereby waived; provided, that if an Event of Default referred to in clause (e), (f), or (g) of Section 5.1 exists, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest, and all other amounts due hereunder and under the Equipment Notes, shall immediately and without further act become due and payable without presentment, demand, protest, or notice, all of which are hereby waived.

If at any time after the Original Amount of the Equipment Notes becomes so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, is entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) has been duly paid, and every other Event of Default with respect to any covenant or provision of this Mortgage has been cured, then and in every such case a Majority in Interest of Lenders may (but shall not be obligated to), by written instrument filed with Security Agent, rescind and annul Security Agent’s declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

(d) If the Collateral (or any part thereof) is sold pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of this Mortgage, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon, and other amounts due thereunder shall immediately become due and payable without presentment, demand, protest, or notice, all of which are hereby waived.

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5.3 Remedies Cumulative.

To the extent permitted by applicable Law but without duplication of recovery, and subject to the provisions of Section 5.4 below, each and every right, power and remedy herein specifically given to Security Agent or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity, by statute or by the Operative Agreements, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Security Agent, acting at the written direction of the Majority in Interest of Lenders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Security Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall, to the extent permitted by applicable Law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of Borrower or to be an acquiescence therein.

5.4 Concerning the Cape Town Convention.

Without limiting the foregoing, the parties agree that (x) in addition to the remedies set forth in this Section 5 or otherwise available to Security Agent under this Agreement and the other Operative Agreements, at law or in equity, upon the occurrence and during the continuation of an Event of Default, the Security Agent may, but shall not be obligated to, exercise any remedy available to it under the Cape Town Convention (subject, in each case to the requirements and limitations of the Cape Town Convention), including the remedies set forth in Articles 8, 9 and 34 of the Cape Town Convention, but excluding the (a) procurement of the de-registration of the Aircraft (if the Aircraft is registered with the FAA or any successor agency thereto) and the export and physical transfer of the Aircraft or any Engine from the territory (if from a territory within the territorial limits of the United States) in which it is situated pursuant to Article IX of the Protocol, (b) relief pending final determination under Article 13 of the Cape Town Convention and Article X of the Protocol and (c) solely to the extent permitted by Article 15 of the Cape Town Convention, the provisions of Chapter III of the Cape Town Convention with regard to default remedies, provided that such exclusion in clause (c) shall not be applicable (to the extent permitted by Article 15 of the Cape Town Convention) to the extent such default remedies are exercised outside the territorial limits of the United States and in a manner not involving the courts of the United States or of its territorial units; and

(y) where a remedy is available to it under the Cape Town Convention and also under this Agreement and the other Operative Agreements or other applicable Law, to the extent permitted by the Cape Town Convention and other applicable Law, and subject to the provisions of the previous clause (x), the Security Agent may elect under which of the foregoing it shall exercise such remedy.

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5.5 Discontinuance of Proceedings.

In case Security Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Security Agent, then and in every such case Borrower and Security Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Borrower or Security Agent shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

5.6 Waiver of Past Defaults.

Upon written instruction from a Majority in Interest of the Lenders, Security Agent shall waive any past Default hereunder and its consequences, and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all relevant Lenders, Security Agent shall not waive any Default (a) in the payment of the Original Amount, and interest and other amounts due under any Equipment Note then outstanding, or (b) in respect of a covenant or provision hereof which, under Article 7, cannot be modified or amended without the consent of all Lenders.

5.7 Appointment of Receiver.

If an Event of Default exists and the Equipment Notes have been accelerated, Security Agent shall, as a matter of right, be entitled to the appointment of a receiver (who may be Security Agent or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and Borrower hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of Security Agent with respect to the Collateral.

5.8 Security Agent; Appointment of Attorney-in-Fact.

(a) Borrower hereby irrevocably constitutes and appoints Security Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, for the purpose of carrying out the terms of this Mortgage, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary to accomplish the purposes of this Mortgage, and, without limiting the generality of the foregoing, Borrower hereby gives Security Agent the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do any or all of the following:

(1) in the name of Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Security Agent for the purpose of

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collecting any and all such moneys due with respect to any Collateral whenever payable, in Borrower’s name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer, or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments, and other instruments as may be necessary or appropriate, with full power of substitution, Borrower hereby ratifying and confirming all that such attorney or any substitute shall do pursuant to and in accordance with the terms of this Mortgage; (Borrower agreeing that if so requested by Security Agent or any purchaser, Borrower shall ratify and confirm any such sale, assignment, transfer, or delivery, by executing and delivering to Security Agent or such purchaser all bills of sale, assignments, releases, and other proper instruments to effect such ratification and confirmation as designated in any such request).

(2) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Mortgage and pay all or any part of the premiums therefor and the costs thereof;

(3) execute, in connection with any sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(4) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Security Agent or as Security Agent shall direct; (ii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Security Agent may deem appropriate; (vii) take any action, give any notice, or exercise any right, power or privilege under or in respect of the Purchase Agreement or the GTA, to the extent permitted in the Consent and Agreement and the Engine Consent and Agreement and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Security Agent were the absolute owner thereof for all purposes, and do, at Security Agent’s option and Borrower’s expense, at any time, or from time to time, all acts and things which Security Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Security Agent’s and the Lenders’ security interests therein and to effect the intent of this Mortgage, all as fully and effectively as Borrower might do.

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Anything in this Section 5.7 to the contrary notwithstanding, Security Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.7(a) unless an Event of Default shall have occurred and be continuing.

(b) If Borrower fails to perform or comply with any of its agreements contained in this Mortgage, Security Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of Security Agent reasonably incurred in connection with actions undertaken as provided in this Section 5.7, together with interest thereon at the Past Due Rate, from the date of payment by Security Agent to the date reimbursed by Borrower, shall be payable by Borrower to Security Agent within ten (10) days following demand.

(d) Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Mortgage are coupled with an interest and are irrevocable until this Mortgage is terminated and the security interests created hereby are released.

5.9 Duty of Security Agent

Security Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Security Agent deals with similar property for its own account. Subject to mandatory provisions of applicable Law, neither Security Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Security Agent and the Lenders hereunder are solely to protect Security Agent’s and the Lenders’ interests in the Collateral and, subject to mandatory provisions of applicable Law, (i) such powers shall not impose any duty upon Security Agent or any Lender to exercise any such powers and (ii) Security Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers and neither they nor any of their officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

5.10 Execution of Financing Statements

Pursuant to any applicable Law, Borrower authorizes Security Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Borrower in such form and in such offices as are necessary or appropriate to perfect the security interests of Security Agent under this Mortgage.

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5.11 Rights of Lenders to Receive Payment

Notwithstanding any other provision of this Mortgage, the right of any Lender to receive payment of principal of and interest on an Equipment Note on or after the due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without such Lender’s consent.

6. INVESTMENT OF AMOUNTS HELD BY SECURITY AGENT

Any amounts held by Security Agent pursuant to Section 3.2, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by Security Agent which are not distributed pursuant to the other provisions of Article 3 shall be invested by Security Agent from time to time in Cash Equivalents as directed by Borrower so long as Security Agent may acquire them using its reasonable efforts. All Cash Equivalents held by Security Agent pursuant to this Article 6 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, Security Agent, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Mortgage, any income realized as a result of any such investment, net of Security Agent’s reasonable fees and expenses in making such investment, shall be held and applied by Security Agent in the same manner as the principal amount of such investment is to be applied, and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. Security Agent shall not be liable for any loss resulting from any investment required to be made by it under this Mortgage other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by Security Agent without instructions whenever such sale is necessary to make a distribution required by this Mortgage.

7. SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE AND OTHER OPERATIVE AGREEMENTS.

7.1 Instructions of a Majority.

(a) No provision of this Mortgage may be amended, supplemented, waived, modified, discharged, terminated, or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Mortgage that it purports to amend, supplement, waive, modify, discharge, terminate, or otherwise vary and is signed by the party against whom the enforcement of the amendment, supplement, waiver, modification, discharge, termination, or variance is sought. The Majority in Interest of the Lenders and Borrower may, or, with the written consent of the Majority in Interest of the Lenders, parties to the Operative Agreements may, from time to time, and Security Agent shall, at the direction of the Majority in Interest of the Lenders, (unless its respective rights or obligations as Security Agent are adversely affected thereby), (i) enter into written amendments, supplements or modifications hereto and to the other Operative Agreements for the purpose of adding any provisions to this Mortgage or the other Operative Agreements or changing in any manner the rights of the Lenders, Security Agent or Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Majority in Interest of the Lenders may specify in such instrument, any of the requirements of this Mortgage or the other Operating Agreements or any Default or Event of Default and its consequences; provided, however, that no such waiver and no

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such amendment, supplement or modification shall (A) modify this Section 7.1, or Article 2 or Article 3 or Sections 5.1, 5.2(b) or 5.2(c), the definition of “Event of Default”, “Default”, (B) forgive the principal amount or extend the final scheduled date of maturity of any Equipment Note, extend the scheduled date of any payment of principal of any Equipment Note, reduce the stated rate of any interest payable on any Equipment Note or any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of the Commitments, in each case without the written consent of each Lender directly affected thereby; (C) eliminate or reduce the voting rights of any Lender under this Section 7 without the written consent of such Lender; (D)(w) reduce any percentage specified in the definition of Majority in Interest of the Lenders, (x) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Mortgage and the other Operative Agreements or (y) reduce, modify or amend any indemnities in favor of Security Agent or the Lenders without the consent of each person effected thereby; (E) amend, modify or waive any provision of Sections 5.7, 5.8, 5.9, 5.10, 7.1, 7.2 or 7.3 without the written consent of Security Agent; or (F) take any action inconsistent with the provisions of Sections 10.8 or 11.1 of the Loan Agreement. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon Borrower, the Lenders, Security Agent and all future holders of the Equipment Notes. In the case of any waiver, Borrower, the Lenders and Security Agent shall be restored to their former position and rights hereunder and under the other Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Each such amendment, supplement, waiver, modification, discharge, termination, or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Mortgage shall be varied or contradicted by oral communication, course of dealing or performance, or other manner not set forth in writing and signed by the party against whom enforcement of the same is sought.

(b) Borrower and Security Agent may enter into one or more agreements supplemental hereto without the consent of a Majority in Interest of the Lenders for any of the following purposes: (1) (aa) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Lender in its capacity solely as Lender), or (bb) to cure any ambiguity or correct any mistake; (2) to evidence the succession of another party as Borrower in accordance with the terms hereof, or to evidence the succession of another party as a Security Agent in accordance with the terms of the Loan Agreement; (3) to convey, transfer, assign, mortgage, or pledge any property to or with Security Agent; (4) to correct or amplify the description of any property at any time subject to the Lien of this Mortgage or better to assure, convey, and confirm to Security Agent any property subject or required to be subject to the Lien of this Mortgage, including the Airframe or Engines or any Replacement Airframe or Replacement Engine; (5) to add to the covenants of Borrower for the benefit of the Lenders, or to surrender any rights or power herein conferred upon Borrower; (6) to add to the rights of the Lenders; and (7) to include on the Equipment Notes any legend as may be required by Law.

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7.2 Security Agent Protected.

If, in the opinion of the institution acting as Security Agent hereunder, any document required to be executed by it pursuant to Section 7.1 affects any right, duty, immunity, or indemnity with respect to such institution under this Mortgage, such institution may in its discretion decline to execute such document.

7.3 Documents Mailed to Lenders.

Promptly after Security Agent executes any document entered into pursuant to Section 7.1, Security Agent shall mail, by first class mail (air mail in the case of international), postage prepaid, a copy thereof to Borrower (if not a party thereto) and to each Lender at its address last set forth in the Equipment Note Register, but Security Agent’s failure to mail such copies shall not impair or affect the validity of such document.

7.4 No Request Necessary for Mortgage Supplement.

No written request or consent of the Lenders pursuant to Section 7.1 shall be required to enable Security Agent to execute and deliver a supplement to this Mortgage specifically required by the terms hereof.

8. MISCELLANEOUS

8.1 Termination of Mortgage.

Upon (or at any time after) payment in full of the Original Amount of, interest on, any Breakage Amount and all other amounts due under all Equipment Notes, and provided that no other Secured Obligations are then due and payable, upon the written request of Borrower, Security Agent shall execute and deliver to or as directed in writing by Borrower an appropriate instrument(s) releasing the Aircraft and the Engines and all other Collateral from the Lien of the Mortgage and discharging from the International Registry the registration of the International Interest created by this Mortgage (and any other registered interests in favor of Security Agent), and Security Agent shall execute and deliver such instrument(s); provided, that this Mortgage shall earlier terminate, and this Mortgage shall be of no further force or effect, upon any sale or other final disposition by Security Agent of all property constituting part of the Collateral, and Security Agent’s final distribution of all money or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as otherwise provided in this Section 8.1, this Mortgage shall continue in full force and effect in accordance with the terms hereof.

8.2 No Legal Title to Collateral in Lenders.

No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title, and interest of any Lender in and to the Collateral or hereunder shall terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

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8.3 Sale of Aircraft by Security Agent is Binding.

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by Security Agent made pursuant to this Mortgage shall bind the Lenders and shall be effective to transfer or convey all right, title, and interest of Security Agent, Borrower, and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Security Agent.

8.4 Mortgage for Benefit of Borrower, Security Agent and Lenders.

Nothing in this Mortgage, whether express or implied, shall give any Person other than Borrower, Security Agent and the Lenders any legal or equitable right, remedy, or claim under or in respect of this Mortgage, except that the Persons referred to in the second from last paragraph of Section 4.2(b) shall be third-party beneficiaries of such paragraph.

8.5 Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, or other communications provided or permitted by this Mortgage to be made, given, furnished, or filed shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in the Loan Agreement.

8.6 Severability.

Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.7 No Oral Modification or Continuing Waiver.

No term or provision of this Mortgage or the Equipment Notes may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by Borrower and Security Agent, in compliance with Section 7.1. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

8.8 Successors and Assigns.

All covenants and agreements herein shall bind and benefit each of the parties hereto and the permitted successors and assigns of each, all as herein provided. The provisions of this Mortgage shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Operative Agreements, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 7.1 of the Loan Agreement.

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8.9 Headings.

The headings of the Articles and sections herein and in the table of contents hereto are for convenience of reference only, and shall not define or limit any of the terms or provisions hereof.

8.10 Normal Commercial Relations.

Anything in this Mortgage to the contrary notwithstanding, Security Agent may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Borrower or any Affiliate of Borrower, fully to the same extent as if this Mortgage were not in effect, including the making of loans or other extensions of credit to Borrower for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

8.11 Governing Law.

THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

8.12 Submission to Jurisdiction; Venue.

Each of the parties irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Mortgage or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address for notices determined pursuant to Section 8.5;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction;

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(e) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damage; and

(f) irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this agreement or any other operative agreement and for any counterclaim therein.

8.13 Counterpart Form.

This Mortgage may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Mortgage by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8.14 Bankruptcy.

Borrower and Security Agent intend that Security Agent shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines, and Parts as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor. In any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

8.15 Concerning Prospective International Interests

The parties hereto agree that prospective international interests (as defined in Cape Town Convention) with respect to the Airframe and each Engine will become International Interests therein upon the filing for recordation with the FAA of the FAA-Filed Documents.

[Remainder of Page Intentionally Blank.]

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IN WITNESS WHEREOF, Borrower and Security Agent have executed this Mortgage [N337AT].

AIRTRAN AIRWAYS, INC.,
Borrower

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC NEW YORK BRANCH,
Security Agent

By:
Name:
Title:

ANNEX A

DEFINITIONS

GENERAL PROVISIONS

(a) In the Mortgage, unless otherwise expressly provided, a reference to:

(1) each of “Borrower”, “Security Agent”, “Lender”, and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

(2) any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with the Mortgage, and any agreement or other document entered into in substitution or replacement therefor;

(3) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the Closing Date, and thereafter from time to time;

(4) “Agreement”, “this Mortgage”, “hereby”, “herein”, “hereto”, “hereof”, “hereunder”, and words of similar import, when used in the Mortgage, refer to the Mortgage as a whole and not to any particular provision of the Mortgage;

(5) “including”, “include”, and terms or phrases of similar import means “including, without limitation” “or” is conjunctive and not disjunctive; and;

(6) a reference to a “Section”, an “Exhibit”, an “Annex”, or a “Schedule” in the Mortgage, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, the Mortgage or such annex, respectively.

(b) Each exhibit, annex, and schedule to the Mortgage is incorporated in, and is a part of, the Mortgage.

(c) Unless otherwise defined or specified in the Mortgage, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(d) Headings used in the Mortgage are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

A-1

DEFINED TERMS

Actual Knowledge: as it applies to any Person, actual knowledge of a Vice President or more-senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Operative Agreements; provided, that each of Borrower and Security Agent shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice pursuant to Section 11.7 of the Loan Agreement.

Administrative Office: Security Agent’s principal office, located at Security Agent’s address for notices under the Loan Agreement, or such other office at which Security Agent’s which Security Agent specifies by notice in writing to Borrower.

Affiliate: of any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and “controlling”, “controlled by”, and “under common control with” have correlative meanings.

After-Tax Basis: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment to that Person so that the sum of the two payments, after deducting all Taxes (taking into account any credits or deductions attributable to the event or circumstance giving rise to the requirement that the original payment be made) payable by such Person or any of its Affiliates under any applicable Law or governmental authority, is equal to the payment due to such Person.

AGTA-CQT: the Aircraft General Terms Agreement AGTA-CQT, dated as of July 3, 2003, by and between Airframe Manufacturer and Borrower.

Aircraft: the Airframe and the two Engines.

Aircraft Bill of Sale: the full warranty bill of sale covering the Aircraft delivered by Seller to Borrower on the Closing Date.

Aircraft Description Exhibit: Exhibit A to the Mortgage.

Aircraft Documents: all flight records, technical data, manuals, and log books, and all inspection, modification, and overhaul records and other service, repair, maintenance, and technical records that the relevant Aviation Authority requires to be maintained with respect to the Aircraft, the Airframe, Engines or Parts, and including all required additions, renewals, revisions, and replacements of any such materials, from time to time made, or required to be made, by the applicable regulations of the relevant Aviation Authority in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, or computer disk) such materials may be maintained or retained by or on behalf of Borrower; provided, that except as otherwise provided in the Mortgage, all such materials shall be maintained in the English language.

Airframe: (1) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s

A-2

model number, United States registration number, and Airframe Manufacturer’s serial number in the Aircraft Description Exhibit, or (2) any Replacement Airframe, and in either case including any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Mortgage does not apply to such Parts in accordance with Section 4.4 of the Mortgage. Upon substitution of a Replacement Airframe under and in accordance with the Mortgage, such Replacement Airframe shall become subject to the Mortgage and shall be the “Airframe” for all purposes of the Operative Agreements, and the replaced Airframe shall cease to be subject to the Mortgage and shall cease to be the “Airframe”.

Airframe Manufacturer: The Boeing Company.

Approved Maintenance Program: a maintenance program for the Aircraft recommended by Airframe Manufacturer and based on the Airframe Manufacturer’s Maintenance Planning Document (as amended by Permitted Lessee or based on Permitted Lessee’s operating experience) and as approved by the Aviation Authority encompassing scheduled maintenance (including block maintenance), condition monitored maintenance, and/or on condition maintenance of Airframe, Engines and Parts, including (but not limited to) servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

Assignment: as defined in the Cape Town Convention.

Associated Rights: as defined in the Cape Town Convention.

Aviation Authority: the FAA or, if the Aircraft is registered with any other Governmental Entity under and in accordance with Section 4.2(e) of the Mortgage, such other Governmental Entity.

Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

Bills of Sale: the FAA Bill of Sale and the Aircraft Bill of Sale.

Breakage Amount: the LIBOR Breakage Amount or Swap Breakage Loss, as applicable.

Business Day: any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York City, New York, USA, Orlando, Florida, USA or London, England, are authorized or required by law, regulation or executive order to be closed, and if in respect of any payment or prepayment on the Equipment Notes, the determination of the LIBOR Rate or an Interest Period or any notice in respect thereof, a day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

Cape Town Convention: the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa.

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Cash Equivalents: the following securities (which shall mature within ninety (90) days of the date of purchase thereof): (1) direct obligations of the U.S. Government; (2) obligations fully guaranteed by the U.S. Government; (3) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, Security Agent or any bank, trust company, or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $1 billion and having a rate of “A” or better from Standard & Poor’s; or (4) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor’s or Moody’s equal to or higher than A1 or P1, respectively.

Citizen of the United States: defined in Section 40102(a)(15) of the Transportation Code and in the FARs.

Closing: defined in Section 2.4 of the Loan Agreement.

Closing Date: defined in Section 2.1 of the Loan Agreement, which date shall be the date on which the Mortgage is dated and the Equipment Notes are issued.

Code: the Internal Revenue Code of 1986, as amended, or any successor thereto.

Collateral: defined in the Granting Clause of the Mortgage.

Consent and Agreement: the consent and agreement of Airframe Manufacturer to the assignment contemplated by Granting Clause (2) of the Mortgage, substantially in the form attached to the Loan Agreement as Exhibit D.

CRAF: the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. § 9511 - 13, or any similar substitute program backed by the full faith and credit of the U.S. Government.

Debt Rate: as defined in Annex A of the Loan Agreement.

Default: (1) any event or condition that, with the giving of notice or the lapse of time, would become an Event of Default, or (2) any Event of Default.

Dollars, United States Dollars, or $: the lawful currency of the United States.

DOT: the Department of Transportation of the United States, or any Governmental Entity succeeding to the functions of such Department of Transportation.

EASA: the European Aviation Safety Agency and any successor thereof.

Eligible Account: an account established by and with an Eligible Institution at Security Agent’s request, which institution agrees, for all purposes of the UCC (including UCC Article 8), that (1) such account shall be a “securities account” (as defined in UCC § 8-501), (2) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in UCC § 8-102(9)), (3) Security Agent shall be the “entitlement holder” (as defined in UCC § 8-102(7)) of such account, (4) it will comply with all entitlement orders issued by Security Agent to the exclusion of Borrower, and (5) the “securities intermediary jurisdiction” (under UCC § 8-110(e)) shall be the State of New York.

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Eligible Institution: (1) The Royal Bank of Scotland plc New York Branch, acting solely in its capacity as a “securities intermediary” (as defined in UCC § 8-102(14)), or (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s and Standard & Poor’s of at least A-3 or its equivalent.

Engine: (1) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer’s model number and Engine Manufacturer’s serial number in the Aircraft Description Exhibit and originally installed on the Airframe on the Closing Date, or (2) any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, including (for both clauses (1) and (2)) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Mortgage does not apply to such Parts in accordance with Section 4.4 of the Mortgage. Upon substitution of a Replacement Engine under and in accordance with the Mortgage, such Replacement Engine shall become subject to the Mortgage and shall be an “Engine” for all purposes of the Operative Agreements, and the replaced Engine shall cease to be subject to the Mortgage and shall cease to be an “Engine”.

Engine Consent and Agreement: the consent and agreement of Engine Manufacturer to the assignment contemplated by Granting Clause (2) of the Mortgage, substantially in the form attached to the Loan Agreement as Exhibit E.

Engine Manufacturer: CFM International, Inc.

Entry Point Filing Forms: each of the FAA form AC 8050-135 forms to be filed with the FAA as contemplated by Section 5.1(h) of the Loan Agreement.

Equipment Note Register: defined in Section 2.6 of the Mortgage.

Equipment Note: any equipment note issued under the Mortgage in the form specified in Section 2.1 and Exhibit B thereof (as such form may be varied pursuant to the terms of the Mortgage), or any Equipment Note issued under the Mortgage in exchange for or replacement of any Equipment Note.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

Event of Default: defined in Section 5.1 of the Mortgage.

Event of Loss: with respect to the Aircraft, the Airframe, or any Engine: any of the following circumstances, conditions, or events with respect to such property, for any reason whatsoever:

(1) the destruction of such property, damage to such property beyond economic repair, or rendition of such property permanently unfit for normal use by Borrower;

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(2) the actual or constructive total loss of such property, or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(3) any theft, hijacking, or disappearance of such property for a period in excess of ninety (90) consecutive days;

(4) any seizure, condemnation, confiscation, or requisition of title to or of use of such property by any Governmental Entity or purported Governmental Entity (other than a requisition of use by the U.S. Government) (aa) for a period exceeding in the case of any requisition of use, 180 consecutive days if the requisition is by a Governmental Entity of any Permitted Country or thirty (30) consecutive days if the requisition is by any other Governmental Entity or (bb) in the case of any condemnation, confiscation or seizure of, or requisition of title, on the date such event occurs;

(5) the use of the Aircraft in the normal course of Borrower’s business of passenger air transportation is prohibited for a period of 180 consecutive days, as a result of any law, rule, regulation, order, or other action by the Aviation Authority or by any Governmental Entity of the government of registry of the Aircraft or by any Governmental Entity otherwise having jurisdiction over the operation or use of the Aircraft which action is applicable to Similar Aircraft, unless, before the expiration of such 180-day period, Borrower undertakes and is diligently carrying forward such steps as are necessary or desirable to permit the normal use of such property by Borrower and shall within such 180-day period have conformed to at least one Similar Aircraft in its fleet to the requirements of any law, rule, regulation, order or other action, but in any event if such use is prohibited for a continuous period of eighteen (18) months.

(6) with respect to any Engine, the requisition for use by any Governmental Entity (other than by the U.S. Government).

An Event of Loss to the Aircraft shall be deemed to occur upon an Event of Loss to the Airframe.

Expenses: any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation).

FAA: the Federal Aviation Administration of the United States or any Governmental Entity succeeding to the functions of such Federal Aviation Administration.

FAA Bill of Sale: a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Borrower on the Closing Date by Seller or pursuant to Section 4.5(c)(1)(bb) of the Mortgage.

FAA Counsel: Lytle, Soule & Curlee.

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FAA-Filed Documents: the Mortgage, the Entry Point Filing Forms, the FAA Bill of Sale, and an application for registration of the Aircraft with the FAA in Borrower’s name.

FARS: the Federal Aviation Regulations issued or promulgated pursuant to the Transportation Code from time to time.

Financing Statements: UCC-1 financing statements covering the Collateral, by Borrower, as debtor, showing Security Agent as secured party, for filing in Delaware and each other jurisdiction where filing is necessary to perfect its Lien on the Collateral.

Fixed Rate Option: defined in Section 4.5 of the Loan Agreement.

French DGAC: la Direction Générale de l’Aviation Civile and any successor thereof.

GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC or the Public Company Accounting Oversight Board, and applied on a basis consistent with prior periods except as may be disclosed in the pertinent Person’s financial statements.

GEES Acknowledgment and Agreement: the acknowledgment and agreement of GE Engine Services, Inc. to the assignment contemplated by Granting Clause (2) of the Mortgage and the agreement by Borrower of certain matters addressed therein, substantially in the form attached to the Loan Agreement as Exhibit F.

Governmental Entity: (1) any national government, political subdivision thereof, or local jurisdiction therein; (2) any instrumentality, board, commission, court, or agency of any thereof, however constituted; and (3) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject.

GTA: General Terms Agreement No. CFM-03-0017, dated June 30, 2003, by and between Engine Manufacturer and Borrower including all exhibits thereto.

Holdings: AirTran Holdings, Inc., a Nevada corporation.

Holdings Guarantee: the Guarantee [N337AT], dated as of August 31, 2006, issued by Holdings.

Indemnified Withholding Taxes: defined in Section 9.3 of the Loan Agreement.

Indemnitee: (1) Security Agent, (2) the Lenders, (3) each Affiliate of the Persons described in clauses (1) and (2) above, (4) the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (3) above and (5) the successors and permitted assigns of the persons described in clauses (1) through (3).

IRS: the Internal Revenue Service of the United States, or any Governmental Entity succeeding to the functions of such Internal Revenue Service.

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Inspecting Parties: as defined in Section 4.3(a) of the Mortgage.

Insured Value: defined in Annex B to the Mortgage.

Interest Period: defined in Annex A to the Loan Agreement.

International Interest: as defined in the Cape Town Convention.

International Registry: as defined in the Cape Town Convention.

JAA: the European Joint Aviation Authorities and any successor thereof.

Junior Loan: defined in Section 7.4 of the Loan Agreement.

Law: (1) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Governmental Entity, and (2) any judicial or official administrative interpretation or application of, or decision under, any of the foregoing having the force of law.

Lease Assignment: as defined in Section 4.2(b) of the Mortgage.

Lender: (1) initially each Person identified in Schedule 2 of the Loan Agreement as a Lender making a secured loan in respect of the Aircraft, and (2) thereafter any Person registered as a holder of one or more Equipment Notes related to the Aircraft.

LIBOR Breakage Amount: as of the date of determination thereof the amount, if any, required to compensate any Lender in respect of the net amount of any actual out-of-pocket loss, cost or expense incurred by such Lender in connection with the unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources as the result of (a) failure by Borrower in making a borrowing of loans after Borrower has given a notice requesting the same in accordance with the provisions of the Loan Agreement other than as a result of a breach by an Lender to make its Commitment available pursuant to Section 2(a) of the Loan Agreement, (b) failure by Borrower in making any prepayment or redemption of Equipment Notes after Borrower has given a notice thereof in accordance with the provisions of the Operative Agreements, or (c) the making of a prepayment or redemption of Equipment Notes on a day that is not the last day of an Interest Period with respect thereto. Such amount includes without limitation, any and all penalties or charges for prepayment or liquidation or other arrangement or redeployment of funds.

LIBOR Rate: as defined in the Loan Agreement.

Lien: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property, including any interest registered with the International Registry.

Life Limited Part: any Part that has a pre-determined ultimate life limit as mandated by the Airframe Manufacturer, the Aviation Authority, the French DGAC, the FAA, the JAA/EASA or any other Governmental Entity, which requires any such Part to be discarded upon reaching such life limit.

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Loan Agreement: Loan Agreement [N337AT], dated as of August 31, 2006, among Borrower, the Lenders and Security Agent.

Maintenance Program: as defined in Section 4.2(d) of the Mortgage.

Maintenance Planning Document: the planning document relating to recommended maintenance of the Aircraft issued by Airframe Manufacturer, as the same may from time to time be amended, modified or supplemented.

Majority in Interest of the Lenders: as of a particular date of determination, the Lenders holding Equipment Notes constituting a majority of the aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date.

Mandatory Modification: as defined in Section 4.4(d) of the Mortgage.

Material Adverse Change: with respect to any Person, any event, condition, or circumstance that materially adversely affects such Person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities, and agreements under the Operative Agreements.

Maturity Date: as defined in the Loan Agreement.

Moody’s: Moody’s Investors Service, Inc.

Mortgage: Mortgage [N337AT], dated the Closing Date, between Borrower and Security Agent.

Mortgaged Property: defined in Section 3.3 of the Mortgage.

Mortgagor Agreements: the Purchase Agreement, GTA and the Bills of Sale (in each case, to the extent included in Granting Clause (2) of the Mortgage), any assigned Permitted Lease contemplated by the Mortgage, and any other contract, agreement, or instrument from time to time assigned or pledged under the Mortgage.

Obligations: means the unpaid principal of and interest on the Equipment Notes, the performance and observance by Borrower of all the agreements and covenants to be performed or observed by it for the benefit of Security Agent and the Lenders contained in the Operative Agreements and all other obligations and liabilities of Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Equipment Notes and the Loan Agreement after maturity of the Equipment Notes and interest accruing at the then applicable rate provided therein after filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Loan Agreement and the Equipment Notes or any other document made, delivered or given in connection with any of the foregoing, in each case whether on the account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, charges, and disbursements of counsel to Security Agent or the Lenders that Borrower is required to pay pursuant to the terms of any Operative Agreement).

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Officer’s Certificate: of any party to the Operative Agreements, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant, or Staff Vice President), the Treasurer, or the Secretary of such party.

Operative Agreements: the Loan Agreement, the Mortgage, the Equipment Notes, the Consent and Agreement, the Engine Consent and Agreement, the GEES Acknowledgment and Agreement and the Holdings Guarantee as and to the extent related to the Aircraft.

Optional Modification: as defined in Section 4.4(d) of the Mortgage.

Optional Redemption Triggering Event: as defined in Section 2.10 of the Mortgage

Original Amount: the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, the aggregate stated original principal amounts of all Equipment Notes.

Parts: all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats, and other equipment (including buyer-furnished equipment) of whatever nature (other than (1) Engines or engines, (2) any Removable Part and (3) cargo containers) from time to time installed or incorporated in or attached or appurtenant to the Airframe or any Engine or removed therefrom, unless the Lien of the Mortgage does not apply thereto in accordance with Section 4.4 of the Mortgage after removal from the Airframe or Engine.

Past-Due Rate: defined in Annex A to the Loan Agreement.

Payment Date: for any Equipment Note, the day of the month in which the Scheduled Delivery Date and the corresponding calendar day of the month that occurs every three months thereafter, including the Maturity Date, the first of which shall fall in the third month next following the Scheduled Delivery Date; provided that, if there is no day in any month corresponding to the Scheduled Delivery Date, then the Payment Date in such month shall be the last Business Day of such month.

PDP Credit Agreements: defined in Annex A to the Loan Agreement.

PDP Notes: defined in Annex A to the Loan Agreement.

PDP Security Agreements: defined in Annex A to the Loan Agreement.

Permitted Air Carrier: any Permitted Foreign Air Carrier or U.S. Air Carrier.

Permitted Country: any country listed on Schedule 3 to the Loan Agreement.

Permitted Foreign Air Carrier: any air carrier that (1) has its principal executive offices in any Permitted Country or other country approved by Security Agent (which approval

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shall not be unreasonably withheld), and (2) is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

Permitted Lease: a lease or sublease permitted under Section 4.2(b) of the Mortgage.

Permitted Lessee: the lessee under a Permitted Lease.

Permitted Lien: in respect of all or any part of the Collateral (a) the rights of Security Agent under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens which Security Agent or such Lender, as the case may be, is expressly required to remove under the terms of the Operative Agreements; (c) the rights of others under agreements or arrangements to the extent expressly permitted by Section 4.2(b) or Section 4.4 of the Mortgage; (d) Liens of Taxes either not yet due or being contested in good faith by appropriate procedures if such Liens and such procedures (i) do not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Security Agent or any Lender therein, or (ii) do not involve any risk of criminal liability or material risk of civil liability being imposed on Security Agent or other Indemnitee, or (iii) impair the first and prior Lien of the Mortgage and for which adequate reserves have been established under GAAP; (e) materialmen’s, mechanics’, workers’, repairers’, employees’, or other like Liens arising in the ordinary course of business for amounts the payment of which either is not yet delinquent for more than sixty (60) days or is being contested in good faith by appropriate proceedings, if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine or any other Collateral, or the interest of Security Agent or any Lender therein, or impair the first and prior Lien of the Mortgage; (f) Liens arising out of any judgment or award against Borrower (or any Permitted Lessee), if, within sixty (60) days after the entry thereof, that judgment or award is discharged or vacated, or has its execution stayed pending appeal, or is discharged, vacated, or reversed, and if during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine or any other Collateral, or the interest of Security Agent or any Lender therein, or impair the first and prior Lien of the Mortgage; (g) any other Lien with respect to which Borrower (or any Permitted Lessee) shall have provided a bond, cash collateral, or other security adequate in the reasonable opinion of Security Agent; (h) the Lien of any Junior Loan, to the extent permitted by the Section 7.3 of the Loan Agreement; and (i) Liens that are ownership interests registered with the International Registry in the Airframe and any Engine constituted by the Bills of Sale (or other evidence of Borrower’s ownership) thereof or ownership interests registered with the International Registry in any airframes on which any Engine may be installed (as permitted by Section 4.2 of the Mortgage) constituted by bills of sale (or other evidence of ownership) thereof.

Permitted Manufacturer: any manufacturer of commercial jet airframes or commercial jet aircraft engines, or Affiliate of any such manufacturer.

Person or person: an individual, firm, partnership, joint venture, trust, trustee, Governmental Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority, and other body, corporate or not, whether having distinct legal status or not, or any member of any of the same.

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Plan: any employee benefit plan within the meaning of ERISA § 3(3), which is subject to Title I of ERISA, or any plan subject to Code § 4975(e)(1).

Potential Competitor: a U.S. Air Carrier or an Affiliate thereof or a shareholder of a U.S. Air Carrier holding or having the right to acquire (without regard to the happening of a contingency) capital stock in such U.S. Air Carrier in excess of 25%.

Prospective Assignment: as defined in the Cape Town Convention.

Prospective International Interest: as defined in the Cape Town Convention.

Prospective Sale: as defined in the Cape Town Convention.

Protocol: means the Protocol referred to in the defined term “Cape Town Convention”.

Purchase Agreement: Purchase Agreement No. 2444, dated July 3, 2003, between Airframe Manufacturer and Borrower (which includes by reference AGTA-CQT), including all exhibits thereto, together with all letter agreements related thereto.

QIB: defined in Section 2.7 of the Mortgage.

RBS: The Royal Bank of Scotland plc New York Branch.

Related Loan Agreement: as defined in Annex A of the Loan Agreement.

Related Mortgage: (1) a mortgage (other than the Mortgage) that (y) covers a Boeing model 737-7BD aircraft to be delivered pursuant to the Purchase Agreement and (z) is entered into in connection with any Related Loan Agreement or (2) either of the PDP Security Agreements.

Related Note: (1) an equipment note issued pursuant to a Related Mortgage or (2) a PDP Note.

Related Note Agreement: means the Related Mortgage, each Related Note and any agreements or instruments entered into in connection therewith.

Related Obligations: means the unpaid principal of and interest accrued and payable at any relevant time on any loans made and/or Related Notes issued, under any Related Note Agreement, the performance and observance by Borrower of all the agreements and covenants to be performed or observed by it for the benefit of any financing party contained in any Related Note Agreement and all other obligations and liabilities of Borrower (including, without limitation, interest accruing at the then applicable rate provided in the relevant Related Note Agreements after maturity of the relevant loans, notes or other obligations and interest accruing at the then applicable rate provided therein after filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with such Related Note

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Agreements or any other document made, delivered or given in connection with any of the foregoing, in each case whether on the account of principal, interest, rent, termination amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, charges, and disbursements of counsel to any such financing party that Borrower is required to pay pursuant to the terms of any Related Note Agreement).

Removable Part: as defined in Section 4.4(d) of the Mortgage.

Replacement Airframe: an airframe substituted for the Airframe pursuant to Section 4.5 of the Mortgage.

Replacement Closing Date: as defined in Section 4.5(c)(1) of the Mortgage.

Replacement Engine: an engine substituted for an Engine pursuant to Sections 4.4(e) or 4.5 of the Mortgage.

Sale: as defined in the Cape Town Convention.

Scheduled Delivery Date: as defined in Section 2.2(a) of the Loan Agreement.

SEC: the Securities and Exchange Commission of the United States, or any Governmental Entity succeeding to the functions of such Securities and Exchange Commission.

Section 1110: 11 U.S.C. Section 1110 of the Bankruptcy Code, or any successor or analogous section of the federal bankruptcy law in effect from time to time.

Secured Obligations: collectively, the Obligations and the Related Obligations.

Securities Act: the Securities Act of 1933.

Security: a “security” as defined in Section 2(l) of the Securities Act.

Seller: Airframe Manufacturer.

Similar Aircraft: a Boeing model 737-700 aircraft.

Standard & Poor’s: Standard & Poor’s Ratings Services or any successor or organization.

Swap Breakage Loss: as defined in the Loan Agreement.

Tax Indemnitee: (1) Security Agent, (2) each Lender, and (3) the successors, assigns, officers, directors and agents of the foregoing.

Taxes: all taxes, levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

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Taxing Authority: any federal, state, or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or any taxing authority thereof.

Transactions: the transactions contemplated by the Loan Agreement.

Transfer: the transfer, sale, assignment, or other conveyance by a Lender, but not including the granting of participations by a Lender as contemplated by Section 7.1 of the Loan Agreement.

Transfer Agreement: an assignment and assumption agreement substantially in the form set out in Exhibit C to the Loan Agreement.

Transferee: any commercial bank or financial institution, credit or leasing company, special purpose or other entity to whom any Lender purports or intends to Transfer any or all of its Commitment or right, title, or interest in an Equipment Note it holds, pursuant to Section 7.1 of the Loan Agreement; provided, that in the event a Transferee of the Commitment is not a commercial bank or financial institution, Borrower’s written consent shall be required (which consent shall not be unreasonably withheld or delayed); and provided, further, that in any case no Transferee may be a Potential Competitor.

Transportation Code: subtitle VII of title 49, United States Code.

UCC: the Uniform Commercial Code as in effect in the State of New York from time to time.

United States or U.S.: the United States of America; provided, that for geographic purposes, “United States” means the 50 states and the District of Columbia of the United States of America.

U.S. Air Carrier: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to FAR Part 121, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

U.S. Government: the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

U.S. Person: any Person that is a “United States person” as defined in Code Section 7701(a)(30).

Wet Lease: any arrangement whereby Borrower or a Permitted Lessee agrees to furnish the Aircraft, the Airframe, or any Engine to a third party pursuant to which the Aircraft, Airframe, or Engine is at all times in the operational control of Borrower or a Permitted Lessee, provided, that Borrower’s obligations under the Mortgage shall continue in full force and effect notwithstanding any such arrangement.

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ANNEX B***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 4 of 8 pages containing information redacted pursuant to a request for confidential treatment.

B-1

EXHIBIT A

AIRCRAFT DESCRIPTION

The Aircraft is a Boeing model 737-7BD aircraft, consisting of (1) an airframe bearing FAA registration no. N337AT and manufacturer’s serial no. 33937, (2) two CFM International model CFM56-7B20 engines (each of which has (A) 750 or more rated takeoff horsepower or its equivalent and (B) 1750 or more pounds of thrust or its equivalent), bearing manufacturer’s serial nos. [ ] and [ ], and (3) all appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment or property incorporated in such airframe and engines.

Exh A-1

EXHIBIT B

FORM OF EQUIPMENT NOTE

Equipment Note due [                    ], 201[ ] (“Maturity Date”), issued in connection with the Boeing model 737-700 aircraft bearing United States registration mark N337AT.

No. [ ]	[ ],200[ ]

$[ ]

AirTran Airways, Inc. (“Borrower”), a Delaware corporation hereby promises to pay to [ ] (or its registered assignee) the principal sum of $[            ] (the “Original Amount”), together with interest at the Debt Rate on the unpaid balance of the Original Amount (calculated on the basis of a 360-day year [and actual number of days elapsed]1[consisting of twelve 30-day months]2) from the date hereof until paid in full. The Original Amount of this Equipment Note shall be payable in forty-eight (48) quarterly installments on the dates set forth in Schedule I hereto (each a “Payment Date”) equal to the corresponding principal amounts set forth in Schedule I hereto. Accrued but unpaid interest thereon, shall be due and payable quarterly in arrears on each Payment Date. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. If any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the following Business Day (unless such extension would cause such payment to be made in a succeeding calendar month, in which case such payment shall be made on the preceding Business Day), and if such payment is made on such following Business Day, interest shall accrue on the amount of such payment during such extension at the Debt Rate.

For purposes hereof, “Mortgage” means the Mortgage N337AT, dated as of [ ], between Borrower and The Royal Bank of Scotland plc New York Branch (“Security Agent”), as amended or supplemented from time to time. All terms used in this Equipment Note, if defined in the Mortgage and not in this Equipment Note, have the same meanings as in the Mortgage.

This Equipment Note shall bear interest, payable on demand, at the Past-Due Rate (calculated on the basis of a 360-day year [and actual number of days elapsed]3[consisting of twelve 30-day months]4) on any overdue payment of principal, interest or any other amount required to be made hereunder for the period that it is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration, or otherwise).

[1]	Insert if Fixed Rate Election has not been exercised pursuant to Section 4.5 of the Loan Agreement
[2]	Insert if Fixed Rate Election has been exercised pursuant to Section 4.5 of the Loan Agreement
[3]	Insert if Fixed Rate Election has not been exercised pursuant to Section 4.5 of the Loan Agreement
[4]	Insert if Fixed Rate Election has been exercised pursuant to Section 4.5 of the Loan Agreement

Exh B-1

An Equipment Note Register shall be maintained at Security Agent’s Administrative Office (or at the office of any successor), for the purpose of registering transfers and exchanges of Equipment Notes, in the manner provided in Section 2.6 of the Mortgage.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at Security Agent’s Administrative Office, or as otherwise provided in the Mortgage. Each such payment shall be made without any presentment or surrender of this Equipment Note. However, this Equipment Note shall be surrendered to Security Agent for cancellation promptly after any final payment.

The holder hereof, by its acceptance of this Equipment Note, agrees that (except as otherwise provided in the Mortgage) each payment of the Original Amount and interest received by it hereunder shall be applied: first, to pay amounts due hereunder or under the Mortgage other than as specified in the following clauses, second, to pay accrued interest on this Equipment Note (as well as any interest on any overdue amount) to the date of such payment, third, to pay the principal of this Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to pay installments of the principal of this Equipment Note remaining unpaid in the inverse order of its maturity.

This Equipment Note is one of the Equipment Notes referred to in the Mortgage which have been or are to be issued by Borrower pursuant to the Mortgage. The Collateral is held by Security Agent as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Mortgage. Refer to the Mortgage for a complete statement of (1) the rights and obligations of the holder of this Equipment Note, and the nature and extent of the security for this Equipment Note, and (2) the rights and obligations of the holders of any other Equipment Notes executed and delivered under the Mortgage, and the nature and extent of the security for any other Equipment Notes executed and delivered under the Mortgage. Each holder hereof agrees by its acceptance of this Equipment Note to the terms and conditions in the Security Agreement.

Before this Equipment Note is duly presented for registration of transfer, Borrower and Security Agent shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note is overdue, and neither Borrower nor Security Agent shall be affected by notice to the contrary.

This Equipment Note is subject to prepayment as provided in Section 2.9 and Section 2.10 of the Mortgage, but not otherwise. In addition, this Equipment Note may be, and shall be, accelerated as provided in Section 5.2 of the Mortgage.

Unless the certificate of authentication hereon has been executed by or on behalf of Security Agent by manual signature, this Equipment Note shall not be entitled to any benefit under the Mortgage or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Exh B-2

IN WITNESS WHEREOF, Borrower has executed this Equipment Note.

AIRTRAN AIRWAYS, INC.

By:
Name:
Title:

Exh B-3

CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the Mortgage (as defined in the foregoing Equipment Note).

THE ROYAL BANK OF SCOTLAND PLC NEW YORK BRANCH, as Security Agent

By:
Name:
Title:

Exh B-4

SCHEDULE 1 to

Equipment Note No. [ ]

Installment No.	Payment Date	Dollar Amount
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48

Exh B-5